Execution Version

ACQUISITION AGREEMENT

BETWEEN

AURICO GOLD INC.

AND

ENDEAVOUR SILVER CORP.

TABLE OF CONTENTS

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R.R.

THIS AGREEMENT is made as of April 13, 2012

BETWEEN:

AURICO GOLD INC., a company amalgamated under the laws of the Province of Ontario, having a place of business at 110 Yonge Street, Suite 1601, Toronto, Ontario M5C 1T4

(the "**Vendor**")

- and -

ENDEAVOUR SILVER CORP., a company incorporated under the laws of the Province of British Columbia, having a place of business at Suite 301 - 700 West Pender Street, Vancouver, BC V6C 1G8

(the "**Purchaser**")

WHEREAS:

A. the Vendor is the legal and beneficial owner of all of the issued and outstanding shares of Mexgold Resources Inc. ("**Mexgold**");

B. the Vendor, through its indirectly wholly-owned subsidiaries, owns and operates the El Cubo Project (as defined herein) in the State of Guanajuato, Mexico, and the Guadalupe y Calvo Project (as defined herein) in the State of Chihuahua, Mexico (together, the "**Projects**"); and

C. The Purchaser wishes to acquire the Projects by acquiring (i) all of the Vendor's legal and beneficial interest in all of the issued and outstanding Mexgold Shares (as defined herein); and (ii) all of the Vendor's legal and beneficial interest in the Minority Shares (as defined herein) (collectively, the "**Purchased Shares**") on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual agreements and covenants herein contained and for other good and valuable consideration (the receipt and adequacy of such consideration being mutually acknowledged by each Party), the Parties covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1 Definitions

In this Agreement, the following words and phrases shall have the following meanings:

(a) "**2012 Budgets**" means the capital and operating budget of CM del Cubo in respect of the El Cubo Project for the first half of 2012 and the capital and exploration budget of AGCH in respect of the Guadalupe y Calvo Project for the first half of 2012 attached hereto as Schedule 1.1(a);

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(b) **"Action"** means any claim, action, suite, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority;

(c) **"Adjustment Amount"** means the amount payable by the Vendor or the Purchaser, as applicable, pursuant to Section 2.4(d) or 2.4(e);

(d) **"Affiliate"** has the meaning ascribed to that term in the *Securities Act* (Ontario);

(e) **"AGCH"** means AuRico Gold GYC, S.A. de C.V.;

(f) **"Applicable Laws"** means, with respect to any Person, any national or foreign federal, state, provincial or local laws, ordinance, regulation, rule, code, order, other requirement or rule of law having the force of law or stock exchange rule applicable to such Person or any of its respective properties, assets, officers, directors, employees, independent contractors, consultants or agents;

(g) **"Area of Interest"** has the meaning ascribed thereto in section 5.1;

(h) **"Assets"** means all tangible and intangible goods, chattels, fixtures, improvements or other items (for greater certainty, including all tailings, tailings ponds, tailings dams and other tailings impound facilities) which are material to the Business, and including, without limitation, all real property, real property leases, Buildings, Equipment, Equipment leases, and Inventory, owned, leased, acquired for or used by the Subsidiaries and which are material to the conduct of the Business, or any part thereof, or in which a Subsidiary has a right, title or interest, wherever situated;

(i) **"Assumed Obligations"** means any and all Liabilities and obligations of the Vendor of any nature whatsoever arising from or in connection with the Las Torres Lease;

(j) **"Bank Encumbrance"** means collectively the security interests granted by the Vendor and Mexgold over the Purchased Shares and all of the present and after acquired property and assets of Mexgold to The Bank of Nova Scotia pursuant to its existing credit facilities;

(k) **"BCBCA"** means the *Business Corporations Act* (British Columbia), as amended, together with the regulations thereto;

(l) **"BCICAC"** has the meaning ascribed thereto in section 16.1;

(m) **"Buildings"** means all plants, mills, hoists, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on, under or in or forming part of the Projects;

(n) **"Business"** means collectively the exploration, development and mining and related operations and activities carried on by the Subsidiaries, including but not limited to, all exploration, development and mining and related operations and activities carried on in respect of the El Cubo Project, located in the State of Guanajuato, Mexico, and the Guadalupe y Calvo Project located in the State of Chihuahua, Mexico;

(o) **"Business Day"** means a day which is not a Saturday, Sunday or a civic or statutory holiday in Vancouver, British Columbia or Mexico City, Mexico;

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(p) **"Closing"** means the completion of the purchase of the Purchased Shares by the Purchaser on the Closing Date;

(q) **"Closing Date"** means the earlier of June 29, 2012 and the second business day following the receipt of all Key Purchaser Regulatory Approvals and Key Vendor Regulatory Approvals, or such other date as the parties may agree;

(r) **"Closing Date Financial Statements"** means the unaudited consolidated financial statements of Mexgold dated the Closing Date and prepared as of the Closing Date in accordance with IFRS, as consistently applied with prior periods, consisting of a balance sheet, a statement of income and retained earnings and the notes thereon;

(s) **"Closing Time"** means 10:00 a.m. (Pacific Time) or such other time as may be agreed upon by the parties;

(t) **"CM del Cubo"** means Compania Minera Del Cubo, S.A. de C.V.;

(u) **"CMT"** means Compania Minera Las Torres, S.A. de C.V.;

(v) **"Confidentiality Agreement"** means the confidentiality agreement dated December 2, 2011 between the Vendor and the Purchaser;

(w) **"Contingent Payments"** has the meaning ascribed thereto in Section 2.5(a);

(x) **"El Cubo Project"** means the El Cubo Property and all related Assets;

(y) **"El Cubo Property"** means the Owned Concessions and the Leased Concessions listed in Schedule "A" hereto and all related lands, surface rights and access rights of the Subsidiaries;

(z) **"Encumbrance"** means any mortgage, hypothec, pledge, deed of trust, assignment, charge, lien, claim, security interest, adverse interest, royalty, overriding royalty, preferential purchase rights, other third Person interest or encumbrance or burden of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(aa) **"Environment"** means the air, surface water, underground water, any land, soil or underground space even if submerged under water or covered by a structure, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matters and living organisms and the environment or natural environment as defined in any Environmental Law and **"Environmental"** shall have a similar extended meaning;

(bb) **"Environmental Law"** means any Applicable Laws currently in effect relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials;

(cc) **"Environmental Notice"** means any written directive, order, claim, litigation, investigation, proceeding, judgment, letter or other written communication from any

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Person, including any Governmental Authority, relating to material non-compliance with or breach of any Environmental Law or Environmental Permit;

(dd) "**Environmental Permit**" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law;

(ee) "**Equipment**" means all fixed assets and tangible personal property owned or leased by any of the Subsidiaries, or in which any of the Subsidiaries otherwise has or acquired a right title or interest, and in each case which is material to the Business, including, without limitation, all machines, machinery, motor vehicles, trucks and other mobile equipment, mining equipment, rolling stock, fixtures, tools, furniture, furnishings, material handling equipment and office equipment, wherever located. For the purposes of this Agreement any fixed assets and tangible personal property owned or leased by the Subsidiaries having a book value in excess of $25,000 shall be deemed to be "**material**" for the purposes of this Agreement;

(ff) "**Equipment Leases**" has the meaning ascribed thereto in Subsection 6.1(p);

(gg) "**Final Decision**" means a decision by a Governmental Authority from which no appeal lies or in respect of which all appeal rights have been exhausted and all time periods for appeal have expired without appeals having been taken;

(hh) "**Financial Statements**" means the unaudited financial statements of each of the Subsidiaries for the financial year ended December 31, 2011 consisting of a balance sheet, statement of retained earnings, an income statement and a statement of cash flows, including the notes to such financial statements;

(ii) "**Force Majeure Extension**" means any extension of the term of the Las Torres Lease arising by operation of the force majeure declared by the Vendor on June 23, 2010 and ending February 24, 2011;

(jj) "**Governmental Authority**" means, as the context requires, any Canadian, Mexican or other foreign federal, state, provincial or local governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body having jurisdiction;

(kk) "**Guadalupe y Calvo Project**" means the Guadalupe y Calvo Property and all related Assets;

(ll) "**Guadalupe y Calvo Property**" means the Owned Concessions listed in Schedule "B" hereto and all related lands, surface rights and access rights of the Subsidiaries;

(mm) "**Hazardous Materials**" means any pollutant, contaminant, waste, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good including any that may impair the quality of any waters, in each case as so defined, judicially interpreted or identified in any Environmental Law;

(nn) "**IFRS**" means International Financial Reporting Standards;

(oo) "**Indemnified Party**" means any Person entitled to indemnification under this Agreement;

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(pp) "**Indemnity Payment**" means any amount of Loss required to be paid pursuant to Article 15;

(qq) "**Indemnification Claim**" means any act, omission or state of facts or claim which may give rise to a right to indemnification under Article 15;

(rr) "**Indemnifier**" means any Party obligated to provide indemnification under this Agreement;

(ss) "**Inventory**" means all inventories of ore, raw materials, minerals-in-progress, stock-in-trade, concentrated or refined silver or gold, and supplies, of or pertaining to the Business;

(tt) "**Key Personnel**" means those individuals listed in Schedule 1.1(tt) hereto;

(uu) "**Key Purchaser Regulatory Approvals**" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Authorities set out in Schedule 1.1(uu) hereto;

(vv) "**Key Purchaser Third Party Consents**" means those consents, approvals and notices, including as set out in Schedule 1.1(vv) hereto, required to proceed with the transactions contemplated by this Agreement;

(ww) "**Key Vendor Regulatory Approvals**" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Authorities set out in Schedule 1.1(ww) hereto;

(xx) "**Key Vendor Third Party Consents**" means those consents, approvals and notices, including as set out in Schedule 1.1(xx) hereto, required to proceed with the transactions contemplated by this Agreement;

(yy) "**Las Torres Facilities**" means all of the interests and rights, including but not limited to, the mining concessions, surface lands, plant, tailings, water rights, dam, equipment, fixtures and buildings currently leased by CM del Cubo under the Las Torres Lease;

(zz) "**Las Torres Lease**" means that certain lease agreement between CMT, Metales and CM del Cubo dated September 7, 2004, as amended January 1, 2006, November 28, 2008 and September 4, 2009, which agreement is scheduled to terminate on September 6, 2012 (subject to the Force Majeure Extension);

(aaa) "**Leased Concessions**" has the meaning ascribed thereto in subsection 6.1(m);

(bbb) "**Letter of Credit**" means the letter of credit provided by the Vendor in the amount of $1,000,000 under the Las Torres Lease

(ccc) "**Letter of Intent**" means the letter of intent dated February 25, 2012 between the Vendor and the Purchaser;

(ddd) "**Liabilities**" means any and all debts, trade accounts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undeterminable, including, without limitation, those arising under any Applicable Law, Action or order of a Governmental Authority and those arising under any contract, agreement, arrangement, commitment or undertaking or otherwise, including, without limitation, arising directly or indirectly under or pursuant to any loan (including any Shareholder Loan), credit agreement, loan or credit facility transaction or arrangement or any off-balance sheet transaction or arrangement, in each case of any Subsidiary;

(eee) "**LME**" means the London Metals Exchange;

(fff) "**Losses**" means all claims, demands, proceedings, fines, losses, damages, liabilities, deficiencies, costs and expenses (including all reasonable legal fees (including those on a solicitor and own client basis) and other reasonable professional fees and disbursements, interest, penalties, judgments and amounts paid in settlement) but excluding consequential loss, loss of profit and/or special or punitive damages arising directly or indirectly as a consequence of such matter;

(ggg) "**Material Adverse Effect**" means any change, effect, event, occurrence or state of facts that individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, that is or would reasonably be expected to be material and adverse to the Business, a Project or the assets, capital, properties, liabilities (contingent or otherwise), prospects, operations, results of operations or condition (financial or otherwise) of Mexgold (on a consolidated basis);

(hhh) "**Material Contracts**" means those commitments, contracts, instruments, leases and other agreements, oral or written, entered into by each of the Subsidiaries by which it is bound or to which it or its owned Assets are subject which have total payment obligations on the part of such Subsidiary which exceed $1,000,000 or are for a term of or in excess of 12 months;

(iii) "**Metales**" means Metales Interamericanos, S.A. de C.V.;

(jjj) "**Mexgold**" means Mexgold Resources Inc.;

(kkk) "**Mexgold Shares**" means the common shares in the capital of Mexgold;

(lll) "**Minority Shares**" means the shares of CM del Cubo, AGCH and Metales, respectively, that are registered to the Vendor, as set forth in Schedule "C" hereto;

(mmm) "**National Workers' Union**" means the National Workers' Union of Mining, Metallurgical, Iron and Steel and Similar Workers of Mexico, Section No. 142 or any successor thereof;

(nnn) "**NI 43-101**" means National Instrument 43-101 – *Standards for Disclosure of Mineral Projects*;

(ooo) "**NYSE**" means the New York Stock Exchange;

(ppp) "**Outside Date**" means June 29, 2012 or such later date as the parties may agree;

(qqq) **"Owned Concessions"** has the meaning ascribed thereto in subsection 6.1(m);

(rrr) **"Party"** means a party to this Agreement;

(sss) **"Payment Shares"** has the meaning ascribed thereto in section 2.2;

(ttt) **"Permitted Encumbrances"** means

(i) those Encumbrances set forth in Schedule "D" hereto;

(ii) security given to a public utility or any Governmental Authority when required in the ordinary course of business;

(iii) undetermined or inchoate construction or repair or storage liens arising in the ordinary course of the operation of the Business, a claim for which has not been filed or registered pursuant to law of which notice in writing has not been given;

(iv) any reservations or exceptions contained in the concessions or other original grant of rights underlying or related to the Properties;

(v) easements and any registered restrictions or covenants that run with the Properties that do not in the aggregate detract from the value of the Properties and will not materially and adversely affect the ability to carry on the operations of the Business;

(vi) any Encumbrance right or royalty vested in favour of any Governmental Authority arising under Applicable Laws or the terms of any Material Contract, mineral concession or license;

(vii) any rights arising pursuant to the terms of any Material Contract or the Las Torres Lease, including the rights to seize assets in case of breach of same;

(viii) rights of way for, or reservations or rights of others relating to, sewers, water lines, gas lines, pipelines, electric lines, telegraph and telephone lines and other similar products or services, provided that they do not in the aggregate materially detract from the value of the Properties and will not materially and adversely affect the ability to carry on the operation of the Business or on any one Project; and

(ix) zoning by-laws, ordinances or other restrictions as to the use of real property, and agreements with other Persons registered against title to the Properties, provided that they do not in the aggregate materially detract from the value of the Properties and will not materially and adversely affect the ability to carry on the operation of the Business or on any one Project;

(uuu) **"Permits"** means any and all permits, licences, concessions, approvals, certificates, consents, certificates of approval, rights, privileges or franchises, registrations (including any required export/import approvals) and exemptions of any nature and other authorizations, including any Environmental Permits, conferred or otherwise granted by any Governmental Authority and used or required in the conduct of the Business as currently being conducted or related to any Asset;

(vvv) **"Person"** includes an individual, corporation, body corporate, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative thereof;

(www) **"Prime Rate"** for any day means the rate of interest expressed as a rate per annum that The Toronto Dominion Bank publishes at its head office in Toronto as the reference rate of interest that it will charge on that day for Canadian commercial dollar demand loans to its customers in Canada and which it at present refers to as **"TD Prime Rate"**;

(xxx) **"Projects"** means the El Cubo Project and the Guadalupe y Calvo Project;

(yyy) **"Properties"** means the El Cubo Property and the Guadalupe y Calvo Property;

(zzz) **"Purchase Price"** means the purchase price for the Purchased Shares, as set out in section 2.2;

(aaaa) **"Purchased Shares"** has the meaning set forth in Recital C to this Agreement;

(bbbb) **"Purchaser's Disclosure Documents"** means all documents and information filed by the Purchaser under Applicable Laws since January 1, 2006 and publicly available on the System for Electronic Document Analysis Retrieval (SEDAR) web-site;

(cccc) **"Purchaser Material Adverse Effect"** means any change, effect, event, occurrence or state of facts that individually or in the aggregate with other such changes, effects, events, occurrences or states of fact, that is or would reasonably be expected to be material and adverse to the business, assets, capital, properties, liabilities (contingent or otherwise), prospects, operations, results of operations or condition (financial or otherwise) of the Purchaser (on a consolidated basis);

(dddd) **"Regulation S"** means Regulation S under the U.S. Securities Act;

(eeee) **"Release"** means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, migrating, escaping, leaching, disposing, dumping, depositing, spraying, burying, abandoning, incinerating, seeping, placing or any similar action defined in any Environmental Law;

(ffff) **"Rules"** has the meaning ascribed thereto in section 16.1;

(gggg) **"Shareholder Loan"** means any amount due or accruing due to (i) the Vendor from any Subsidiary; or (ii) a direct or indirect subsidiary of the Vendor (other than the Subsidiaries) from any Subsidiary;

(hhhh) **"Statement of Adjustments"** means collectively the Closing Date Financial Statements and the Statement of Closing Working Capital;

(iiii) **"Statement of Closing Working Capital"** means the calculation of Mexgold's Working Capital (on a consolidated basis) as of the Closing Date based on the Closing Date Financial Statements;

(jjjj) **"Subsidiaries"** means Mexgold, CM del Cubo, AGCH and Metales, and **"Subsidiary"** means any one of the foregoing companies, as the context may require;

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(kkkk) "**subsidiary**" has the meaning ascribed to that term in the *Securities Act* (British Columbia);

(llll) "**Suspension Period**" has the meaning ascribed thereto in section 2.5(b);

(mmmm) "**Tajo Plant**" has the meaning ascribed thereto in section 2.5(b);

(nnnn) "**Taxes**" means all taxes, including any interest or penalties that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limitation, all income taxes, payroll taxes, sales and use taxes, excise taxes, environmental taxes, franchise taxes, gross receipts taxes, occupation taxes, mining taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, withholding taxes, workers' compensation, social security payments, health taxes, unemployment insurance payments, public works payments and any other contributions under Applicable Laws and other obligations of the same or of a similar nature;

(oooo) "**Tax Returns**" means all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any federal, state, local or foreign government taxing authority;

(pppp) "**Technical Information**" means all information and all know-how owned, leased or licensed by the Subsidiaries or in which any of the Subsidiaries has a right, title or interest, or which is otherwise related to the Business or the Assets and which is in the possession or control of the Vendor or the Subsidiaries, including:

(i) information of a scientific, technical or business nature, whether in written, graphic, machine readable, electronic or physical form; and

(ii) maps, plans, designs, research data, research plans, development plans, drill core samples, trade secrets, processes, formulas, drawings, technology, computer software and related manuals, unpatented blueprints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures;

(qqqq) "**Third Party Claim**" means any Indemnification Claim asserted against an Indemnified Party, that relates to a liability paid or payable to, or claimed by, by any Person who is not a Party or an affiliate of a Party;

(rrrr) "**TSX**" means the Toronto Stock Exchange;

(ssss) "**Union Contract**" means that agreement signed in February 2011 between CM del Cubo and the National Workers' Union for an initial 12 month term commencing on February 18, 2011 and which must pursuant to Applicable Law be reviewed every 24 months;

(tttt) "**U.S. Exchange Act**" means the United States Securities Exchange Act of 1934, as amended;

(uuuu) "**United States**" means "United States" as defined in Rule 902(l) of Regulation S;

(vvvv) "**U.S. Person**" means a "U.S. person" as defined under Rule 902(k) of Regulation S;

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(wwww) **"U.S. Securities Act"** means the United States Securities Act of 1933, as amended;

(xxxx) **"Vendor's Disclosure Documents"** means all documents and information filed by the Vendor or the Vendor's predecessors in title under Applicable Laws since January 1, 2006 and publicly available on the System for Electronic Document Analysis Retrieval (SEDAR) web-site; and

(yyyy) **"Working Capital"** means an amount equal to the aggregate value of Mexgold's current assets (on a consolidated basis) less the aggregate value of Mexgold's current liabilities (on a consolidated basis), calculated in accordance with IFRS except as expressly provided herein. For greater certainty, Working Capital shall include (1) as part of the current assets cash and marketable securities, accounts receivable, all inventories, prepaid expenses, the Letter of Credit (but only if the Vendor and Purchaser are unsuccessful in obtaining the assignment and novation of the Vendor's rights and obligations under the Las Torres Lease prior to the Closing Time), and (2) as part of the current liabilities accounts payable, income taxes payable up to the Closing Date and the current portion of long-term obligations which remain with the Subsidiaries following the Closing.

1.2 **Interpretation**

For the purposes of this Agreement, except as otherwise expressly provided herein:

(a) **"this Agreement"** means this Agreement, including the Schedules hereto, as it may from time to time be supplemented or amended;

(b) **"ordinary course of business"**, **"ordinary course of business consistent with past practice"**, or any similar reference, means, with respect to an action taken by a person, that such action is consistent with the past practices of such person and is taken in the ordinary course of the normal day-to-day business and operations of such person; provided that in any event such action is not unreasonable or unusual;

(c) all references in this Agreement to a designated Article, section, subsection, paragraph, clause, subclause or other subdivision, or to a Schedule, is to the designated Article, section, subsection, paragraph, clause, subclause or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

(d) the words **"herein"**, **"hereof"**, **"hereto"** and **"hereunder"** and other words of similar import refer to this Agreement as a whole and not to any particular Article, section, subsection, paragraph, clause, subclause or other subdivision or Schedule;

(e) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(f) the word **"or"** is not exclusive and the word **"including"** is not limiting (whether or not non-limiting language such as **"without limitation"** or **"but not limited to"** or other words of similar import are used with reference thereto);

(g) all accounting terms not otherwise defined in this Agreement have the meanings assigned to them in accordance with IFRS;

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(h) except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

(i) where the phrase "**to the best of the knowledge of**" or phrases of similar import are used in this Agreement, it shall be a requirement that the person in respect of whom the phrase is used shall have made such due enquiries as are reasonably necessary to enable such person to make the statement or disclosure;

(j) the headings to the Articles and other subdivisions of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof; and

(k) unless otherwise specifically noted, all references to money in this Agreement are or shall be to money in lawful money of the United States of America (U.S. dollars).

1.3 **Schedules and Exhibits**

The following are the schedules and the exhibits to this Agreement:

Schedule 1.1(a)	-	2012 Budgets
Schedule 1.1(tt)	-	Key Personnel
Schedule 1.1(uu)	-	Key Purchaser Regulatory Approvals
Schedule 1.1(vv)	-	Key Purchaser Third Party Consents
Schedule 1.1(ww)	-	Key Vendor Regulatory Approvals
Schedule 1.1(xx)	-	Key Vendor Third Party Consents
Schedule 6.1(ll)	-	Environmental Liabilities
Schedule 6.1(s)		List of Employees
Schedule 6.1(t)		Labour Claims
Schedule 13.2(c)	-	Resignations Of The Directors And Officers
Schedule 13.2(j)		Stock Power Of Attorney Endorsed By The Vendor
Schedule A	-	El Cubo Property
Schedule B	-	Guadalupe y Calvo Property
Schedule C	-	Share Capital Structures
Schedule D	-	Permitted Encumbrances
Schedule E	-	Material Contracts
Schedule F	-	Equipment – Owned and Leased
Schedule G	-	Necessary Permits
Schedule H	-	Insurance Policies
Schedule I	-	Assumption and Release Agreement
Schedule J	-	Vendor and Purchaser Legal Opinions

ARTICLE 2 - PURCHASE AND SALE

2.1 Purchased Shares

The Vendor hereby agrees to sell, assign and transfer to the Purchaser (or to such nominee subsidiary of the Purchaser as the Purchaser may direct in writing at least 2 Business Days prior to the Closing Date) and the Purchaser hereby agrees to purchase from the Vendor, on the Closing Date, the Purchased Shares effective as of and from the Closing, free and clear of all Encumbrances, for the Purchase Price plus or minus the Adjustment Amount, as applicable, plus the Contingent Payments, if any, in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2 Purchase Price

The purchase price for the Purchased Shares shall be the sum of $200,000,000 (the "**Purchase Price**") plus or minus, as applicable, the Adjustment Amount. The Purchase Price shall be payable by the Purchaser to the Vendor on Closing in cash ("**Cash**") or, at the Purchaser's election, up to $100,000,000 of the Purchase Price may be paid in common shares of the Purchaser ("**Payment Shares**") at a deemed issue price of $9.06 per share. The portion of the Purchase Price payable for the Minority Shares shall be paid in cash and shall not be subject to the Adjustment Amount.

2.3 Adjustment Amount and Contingent Payments

The Adjustment Amount shall be paid by (i) the Vendor (if the Adjustment Amount is negative) to the Purchaser or (ii) the Purchaser (if the Adjustment Amount is positive) to the Vendor in each case in the manner and the time provided in Section 2.4 and to such account or accounts as the Party entitled to payment may advise from time to time in writing. The Contingent Payments shall be made in the manner and at the times provided in Section 2.5 and to such account or accounts as the Vendor may advise the Purchaser from time to time in writing. All payments made hereunder on account of the Cash, Adjustment Amount or the Contingent Payments shall be cash payments and shall be made by way of cash, certified cheque, bank draft or wire transfer of immediately available funds in US dollars.

2.4 Adjustment of Purchase Price

(a) As soon as practicable following the Closing Date, and in any event within sixty (60) days of the Closing Date, the Purchaser shall prepare and deliver to Vendor the Statement of Adjustments together with a certificate executed by the Purchaser certifying that the information contained in the Statement of Adjustments is true and complete and fairly reflects the information contained in the accounting records of Mexgold (on a consolidated basis) as of the Closing Date. The Vendor shall have twenty (20) days following receipt of any Statement of Adjustments to complete a review of such Statement of Adjustments. If the Vendor disputes the accuracy of all or any part of the Statement of Adjustments, or any of them, it shall deliver, within a further period of ten (10) days following completion of such review of the Statement of Adjustments by the Vendor, notice of such dispute to the Purchaser, which notice shall include a reasonably detailed explanation of the dispute. If the Vendor does not dispute the accuracy of all or any part of the Statement of Adjustments, the Statement of Adjustments will be binding and conclusive on the Parties and be used in calculating the Adjustment Amount.

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(b) In the event of a dispute in respect of the Statement of Adjustments, the Chief Financial Officer of each of the Vendor and the Purchaser shall negotiate in good faith to resolve such dispute. In the event that the Chief Financial Officers are unable to resolve the dispute within ten (10) days, they shall promptly submit such dispute to a mutually agreed upon and nationally recognized independent accounting firm which does not audit the financial statements of, or provide tax, consulting or other services to, either the Purchaser or the Vendor or any of their Affiliates. If the Vendor and the Purchaser cannot agree to the selection of an accounting firm within a further period of five (5) days, the Vendor's and the Purchaser's existing auditors shall mutually select an independent accounting firm (in each case as so selected, the "**Auditor**"). The Auditor shall be instructed to deliver as soon as practicable, and in any event within thirty (30) days, a decision in writing in respect of such dispute or disagreement on the basis of the information provided to it. The Auditor's decision in respect of such dispute shall be final and binding on the Parties hereto, without any right of appeal, and shall deal with the issue of costs of resolving such dispute and all matters related thereto. The Purchaser and Vendor will each bear fifty percent (50%) of the fees and costs of the Auditor incurred in connection with its decision.

(c) If the Statement of Adjustments shows a Working Capital that is greater than nil (positive) the Purchase Price shall be adjusted upward by the amount by which the Working Capital exceeds nil. If the Statement of Adjustments shows a Working Capital that is less than nil (negative) the Purchase Price shall be adjusted downward by the amount by which the Working Capital exceeds nil.

(d) If the Statement of Adjustments shows a Working Capital that is greater than nil (positive) the Purchaser shall within two (2) Business Days following the later of: (i) completion of the review by the Vendor or its representatives of the Adjustment Statements in accordance with section 2.4(a) above, or (ii) the resolution, in accordance with section 2.4(b) above, of any dispute that may arise in respect of the Adjustment Statements (the "**Adjustment Date**"), pay to the Vendor, as an adjustment to the Purchase Price, an amount equal to the amount by which the Working Capital is greater than nil.

(e) If the Statement of Adjustments shows a Working Capital that is less than nil (negative) the Vendor shall within two (2) Business Days following the Adjustment Date, pay to the Purchaser, as an adjustment to the Purchase Price, an amount equal to the amount (expressed as a positive number) by which the Working Capital is less than nil.

2.5 **Contingent Payments Subsequent to Closing**

(a) After the Closing Date, the Purchaser agrees to make additional payments to the Vendor solely in consideration for the Mexgold Shares, up to a maximum of $50,000,000 in cash as follows:

(i) $20,000,000 if at any time during the 3 years following the Closing Date the Purchaser, either directly or through its subsidiaries, obtains use of the Las Torres Facilities after September 6, 2012 (being the date which the term of the Las Torres Lease expires) whether due to a renewal or extension of the Las Torres Lease or otherwise (other than use obtained solely as a result of the Force Majeure Extension);

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(ii) $10,000,000 upon the simple average of the daily LME closing prices for gold exceeding $1,900 per ounce for a period of twelve (12) consecutive months at any time during the three (3) year period immediately following the Closing Date;

(iii) $10,000,000 upon the simple average of the daily LME closing prices for gold exceeding $2,000 per ounce for a period of twelve (12) consecutive months at any time during the three (3) year period immediately following the Closing Date; and

(iv) $10,000,000 upon the simple average of the daily LME closing prices for gold exceeding $2,100 per ounce for a period of twelve (12) consecutive months at any time during the three (3) year period immediately following the Closing Date (the payments in Section 2.5(a)(i), (ii), (iii) and (iv) are each a "**Contingent Payment**" and are collectively the "**Contingent Payments**");

(b) provided that if the Purchaser loses access to the Las Torres Facilities prior to the construction and commissioning of the expanded Tajo plant (the "**Tajo Plant**") at the El Cubo Property (the "**Suspension Period**"), other than as a result of a breach of the Las Torres Lease by the Purchaser or the Subsidiaries or a failure by any of them to comply with the terms of the Las Torres Lease, the Purchaser's obligation to make any of the payments referred to in paragraphs 2.5(a)(ii) to 2.5(a)(iv) above shall be suspended for the Suspension Period, the calculation of the average gold price shall not include daily prices for any days in the Suspension Period, and both the three year term under which such payments are payable and the calculation of the average gold price shall be extended for a period of time equal to the Suspension Period. If the Purchaser or any Subsidiary loses access to the Las Torres Facilities as a result of a breach of the Las Torres Lease by the Purchaser or the Subsidiaries or a failure by any of them to comply with the terms of the Las Torres Lease, the conditions to the making of the Contingent Payment in Section 2.5(a)(i) shall be deemed to have been satisfied and the Contingent Payment payable under Section 2.5(a)(i) shall become due and payable by the Purchaser.

(c) The Purchaser shall use its reasonable commercial efforts to build, expand and commission the Tajo Plant to design specifications as expeditiously as possible.

(d) Within two (2) Business Days following the date on which a condition to the making of any Contingent Payment is met the Vendor shall notify the Purchaser in writing of the satisfaction (or deemed satisfaction) of such conditions and the Purchaser shall forthwith pay to the Vendor an amount equal to the Contingent Payment which is payable pursuant to this Section 2.5.

(e) The Vendor acknowledges that the Purchaser intends to establish a credit facility secured by the Purchaser's existing operating mines from which facility the Purchaser will arrange for Contingent Payments to be made. For greater certainty, nothing in this section 2.5(e) operates to limit or reduce or in any way affect the Purchaser's obligations to the Vendor for the Contingent Payments under section 2.5.

ARTICLE 3 - CONTINUED ACCESS

3.1 Continued Access

From the date hereof until the earlier of the termination of this Agreement and the Closing Date, subject to compliance with Applicable Law and the terms of any existing contracts, the Vendor shall cause the Subsidiaries and the respective officers, directors, employees, independent auditors, accounting advisers and agents of the Subsidiaries to, afford to the Purchaser and to the officers, employees, agents and representatives of Purchaser such access as Purchaser may reasonably require at all reasonable times, including for the purpose of observing mining operations during operating hours and facilitating operational and business planning and integration, to the Subsidiaries officers, employees, agents, properties, plant facilities and operations, books, records and contracts, and shall furnish the Purchaser with all data and information as the Purchaser may reasonably request.

From the date hereof until the earlier of the termination of this Agreement and the Closing Date, subject to compliance with Applicable Law and the terms of any existing contracts, the Purchaser shall and shall cause its subsidiaries and their respective officers, directors, employees, independent auditors, accounting advisers and agents to, afford to Vendor and its officers, employees, agents and representatives such access as Vendor may reasonably require at all reasonable times, including for purposes of ensuring compliance by the Vendor with its obligation under this Agreement whether arising before or after the Closing Date, to the officers, employees, agents, properties, books, records and contracts of the Purchaser and its subsidiaries, and shall furnish Vendor with all data and information as Vendor may reasonably request.

After the Closing, upon reasonable prior notice and to the extent permitted by Applicable Law, the Purchaser will give or cause to be given to the representatives, employees, counsel and accountants of the Vendor access, during normal business hours, to the Las Torres Facilities and the books and records of the Subsidiaries and the Purchaser that related to the Las Torres Lease and the Business carried on in respect thereof and will permit such persons to examine and, at the Purchaser's cost, copy such books and records to the extent reasonably requested by the Vendor (i) in connection with the preparation of tax and financial reporting matters, audits, legal proceedings, indemnification, governmental investigations and other business purposes or (ii) as may be required by the Vendor in connection with the Assumed Obligations (including to verify the Purchaser's and the Subsidiaries compliance with the terms of the Las Torres Lease)

Each of the Purchaser and the Vendor acknowledge and agree that information furnished pursuant to this Section 3.1 shall be subject to the terms and conditions of the Confidentiality Agreement.

ARTICLE 4 - CONDUCT OF BUSINESS PRIOR TO CLOSING

4.1 Conduct

Except as otherwise contemplated or permitted by this Agreement or agreed to by the Purchaser in writing, during the period from the date of this Agreement to the Closing Time, the Vendor shall cause the Subsidiaries to do, the following:

(a) conduct the Business in the ordinary course and in accordance with the 2012 Budgets, on a reasonable efforts basis consistent with past practice including, without limitation, in respect of exploration, development and production, the collection of accounts receivable, the maintenance of Inventory, the incurrence of accrued expenses and other

liabilities and obligations and the payment of accounts payable and cause the Business to be conducted in compliance in all material respects with all Applicable Laws and regulations and Permits and fulfil any obligation required to be performed by it under law or contract to which a Subsidiary is a party to maintain the Owned and Leased Concessions in full force and effect;

(b) except in the ordinary course of business, enter into or modify in any material respect any Material Contract, Permit, commitment or other right or obligation or arrangement attributable to the Business, except with the prior written consent of the Purchaser;

(c) pay and discharge all liabilities or obligations of the Subsidiaries in the ordinary and usual course of business consistent with past business practice, except for such liabilities or obligations as may be contested by any of the Subsidiaries in good faith;

(d) except in the ordinary course of business not to incur any indebtedness for borrowed money or any other material liability or obligation or issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances;

(e) not to, directly or indirectly, enter into new commitments of a capital expenditure nature or incur any new contingent liabilities in relation to the Business other than (i) those in the ordinary course including those contemplated as part of the 2012 Budget, (ii) as required by Applicable Law, or (iii) in connection with the transactions contemplated in this Agreement;

(f) to use reasonable commercial efforts, to cause the Subsidiaries' respective current insurance (or reinsurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of internationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(g) cooperate, and the Subsidiaries shall cause their respective officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, resolving any disputes and audits with respect to all taxable periods relating to Taxes, and in any other matters relating to Taxes and shall timely pay all Taxes arising before the Closing Date;

(h) change any accounting method, principle or practice of the Subsidiaries except for any changes as required by Applicable Laws;

(i) not to adopt any resolution or enter into any agreement providing for an amalgamation, merger, consolidation, reorganization, liquidation, dissolution or other extraordinary transaction, adopt any plan of liquidation or reorganize, amalgamate or merge with any other Person; and

(j) subject to any obligations of confidentiality to which the Vendor or Subsidiaries are party to or subject to, keep the Purchaser fully informed as to all material decisions or actions required or required to be made with respect to the operations of the Business, and the

Vendor will allow representatives of the Purchaser to participate in any material decision making process with respect to any decision regarding the Business.

ARTICLE 5 - AREA OF INTEREST

5.1 Right to Acquire

The parties hereto agree that an area of interest ("**Area of Interest**") shall include all mineral property and surface interests within an area of two (2) kilometres from any point on the outer perimeter of the El Cubo Property and the Guadalupe y Calvo Property, respectively. In the event that the Vendor or any of its Affiliates acquires, obtains a right to acquire or is instrumental in arranging for the acquisition of an interest in the Area of Interest within two (2) years of the Closing Date, such Person shall offer such interest to the Purchaser, subject to the Purchaser's acceptance thereof within sixty (60) days of the date of receipt of written notice of such offer, on condition that the Purchaser shall pay to the vendor the vendor's actual (out of pocket) costs for such property interests.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE VENDOR

6.1 Vendor's Representations and Warranties

The Vendor represents and warrants to the Purchaser as follows:

(a) the Vendor is duly incorporated, amalgamated, or continued, validly existing, and in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation, or continuance, and has all necessary corporate power, authority and capacity to own the Purchased Shares and to carry on its business as presently conducted;

(b) each of the Subsidiaries is duly incorporated, amalgamated, or continued, validly existing, and in good standing with respect to the filing of annual reports under the laws of its jurisdiction of incorporation, amalgamation, or continuance, and has all necessary corporate power, authority and capacity to own the Projects and to carry on the Business as presently conducted;

(c) the authorized and issued share capital of each Subsidiary together with the number, class and kind of shares issued and outstanding in respect of each Subsidiary are as set forth on Schedule "C" hereto;

(d) the only subsidiaries of Mexgold are CM del Cubo, AGCH and Metales, and the Vendor and Mexgold own and have good title to all the shares set forth in Schedule "C" as the legal and beneficial owner thereof, free and clear of all Encumbrances (other than the Bank Encumbrance), and all of the outstanding shares of each Subsidiary have been duly and validly issued and are outstanding as fully paid and non-assessable shares;

(e) the Vendor has due and sufficient right and corporate authority to enter into this Agreement on the terms and conditions set forth and the Vendor will on the Closing Date, have, due and sufficient right and corporate authority to transfer the legal and beneficial title and ownership of the Purchased Shares to the Purchaser as contemplated herein;

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(f) except for the Purchaser pursuant to this Agreement and except pursuant to the Bank Encumbrance, no Person has any agreement, right or option, present or future, contingent, absolute or capable of becoming an agreement, right or option or which with the passage of time or the occurrence of any event could become an agreement, right or option:

(i) to require any Subsidiary to issue any shares or other securities in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in its capital;

(ii) for the issue or allotment of any unissued shares in any Subsidiary;

(iii) to require any Subsidiary to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital; or

(iv) to acquire any of the Subsidiaries' shares, including the Purchased Shares;

(g) each of the Subsidiaries has complied with all Applicable Laws, orders, judgments and decrees except where such non-compliance would, individually or in the aggregate, not have a Material Adverse Effect;

(h) each of CM del Cubo, AGCH and Metales has fully complied with all Applicable Laws regulating Mexican foreign exchange obligations, including obligations relating to (a) any inflow or outflow of funds from or to Mexico, (b) financings received from non-Mexican counterparties, (c) purchase of foreign currency or US-Dollar denominated securities in the Mexican foreign exchange market, (d) capital contributions and irrevocable capital contributions, (e) import of goods, and (f) reporting requirements, except where the failure to comply would not have a Material Adverse Effect;

(i) CM del Cubo owns and has good title to the Owned Concessions that form part of the El Cubo Property as the legal and beneficial owner thereof, free of all Encumbrances, except for the Permitted Encumbrances and the Bank Encumbrance;

(j) AGCH owns and has good title or will at Closing own and have good title to the Owned Concessions that form part of the Guadalupe y Calvo Property as the legal and beneficial owner thereof, free of all Encumbrances, except for the Permitted Encumbrances and the Bank Encumbrance;

(k) each of the Subsidiaries has good and sufficient right, title and interest in and to its owned Assets free and clear of all Encumbrances, except (i) Permitted Encumbrances and (ii) the Bank Encumbrances;

(l) other than the Properties, none of the Subsidiaries holds or has any interest in any other mineral properties or mineral assets;

(m) Schedules "A" and "B" hereto set forth a true, correct and complete list and description of all of the mining concessions owned by AGCH or CM del Cubo, as the case may be, each of which is legally and beneficially owned by such Subsidiary (the "**Owned Concessions**"), and a description of all of the mining concessions leased to CM del Cubo (the "**Leased Concessions**"). None of AGCH or CM del Cubo is party to or bound by any Material Contract other than those referred to in Schedule "E";

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(n) the leases and agreements in respect of the Leased Concessions are in full force and effect;

(o) attached Schedule "F" is a list of all items of the Equipment owned by each Subsidiary. The applicable Subsidiary is the legal and beneficial owner of such Owned Equipment free and clear of all Encumbrances, other than Permitted Encumbrances;

(p) attached as Schedule "F" is a list of all leases relating to any Equipment leased by each Subsidiary as lessee or lessor (the "**Equipment Leases**") and such Equipment Leases are in full force and effect;

(q) all Material Contracts are listed in Schedule "E" attached hereto. True and complete copies of all Material Contracts have been delivered to the Purchaser by the Vendor;

(r) none of the Subsidiaries is party to or bound by any Material Contract except for the Material Contracts listed in the Schedules, all of which are in full force and effect and unamended (unless so indicated in the Schedule), and in respect of which, no default exists on the part of any Subsidiary or, to the best of the knowledge of the Vendor on the part of any of the other parties thereto in each case, giving any party thereto a right to termination, accelerated payment or payment of any penalty fees or other compensation thereunder. The Vendor is not aware of any intention on the part of any of the other parties to any Material Contract to terminate any of them;

(s) Schedule 6.1(s) hereto contains a complete list of the names of all individuals who are employees or individuals engaged on contract to provide employment or similar services for each of the Subsidiaries or the Business (in this section, "employees");

(t) except for claims by employees under social security legislation which, if adversely determined, would not, either individually or in the aggregate, have a Material Adverse Effect and except as disclosed in Schedule 6.1(t), there are no written complaints, claims or charges pending or outstanding or, to the best of the knowledge of the Vendor, anticipated, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any tribunal or agency against or in respect of any Subsidiary under or in respect of any employment related legislation under Applicable Laws. Except as disclosed in Schedule 6.1(t) ,there are no appeals pending involving any Subsidiary in respect of social security legislation and all levies, assessments and penalties made against any Subsidiary or the Business pursuant to workers' compensation legislation and which are due and not subject to an appeal have been paid. The Vendor is not aware of any audit currently being performed by any Governmental Authority, and all payments required to be made in respect of termination or severance pay under employment related legislation under Applicable Laws in respect of former employees or employees which are due and payable and not subject to any appeal or legal proceeding have been made;

(u) other than the Union Contract, none of the Subsidiaries has entered into any collective agreement with any labour union or employee association or made any commitments to or conducted any negotiations with any labour union or employee association with respect to any future collective agreement and no other arrangements have been made with, or payments of any kind have been made to, the National Workers' Union or other union or collective organization of employees or related individuals which are not disclosed in this Agreement;

(v) the Union Contract is in good standing, has not been terminated, amended or assigned, has been extended by agreement between the parties thereto until February 18, 2013 and other than as set forth in Schedule 6.1(t), the Subsidiaries have performed all of their respective covenants, agreements and obligations contained in the Union Contract in all material respects and neither the Subsidiaries nor to the knowledge of the Vendor, the National Workers' Union, are in default of any provisions thereunder;

(w) all amounts required to be withheld by each Subsidiary from its respective employees' salaries and to be paid to any governmental body under any statute have been withheld and paid;

(x) except as set forth in Schedule 6.1(t), there are no labour disputes, material grievances, employee claims or actions, strikes or lockouts currently in existence or, to the knowledge of the Vendor, threatened with respect to or against the Subsidiaries;

(y) all current insurance policies of the Subsidiaries are listed in Schedule "H" hereto;

(z) each of the Subsidiaries hold all authorizations, approvals, orders, licenses, Permits or consents issued by any Governmental Authority which are necessary in connection with the conduct and operation of the Business and the ownership, leasing or use of its Assets as the same are now owned, leased, used conducted or operated except where the failure to hold such authorization, approval, order or license, Permit or consent would not have a Material Adverse Effect (the "**Necessary Permits**"). All Necessary Permits are listed in Schedule "G" hereto;

(aa) the mining concessions listed in Schedules "A" and "B" hereto have been validly located and are duly recorded and in good standing in accordance with the laws of Mexico and no Subsidiary is subject to any outstanding official communication or remedial order or any written notice in respect of which it has not complied regarding the Owned or Leased Concessions;

(bb) the Subsidiaries have paid all applicable fees and taxes in respect of the mining concessions and surface lands listed in Schedules "A" and "B" hereto which are due and payable by them and all work of sufficient value required by Applicable Laws to be performed by them upon such concessions or fees payable in lieu thereof and all necessary filings in respect thereof, have been duly completed or paid in accordance with Applicable Laws;

(cc) all rentals, payments and obligations (including by way of fees for mineral concessions), royalties, overriding royalty interests and other payments which are due or payable by any Subsidiary on or prior to the date of this Agreement under or with respect to the Properties have been properly and timely paid in all material respects;

(dd) all exploration activities conducted in connection with the Business by or on behalf of any Subsidiary have been undertaken in accordance with good exploration practices and in material compliance with all Applicable Laws, including filing of production reports and other filings required by Applicable Laws, except where such conduct (including any failure to act) would not have a Material Adverse Effect;

(ee) all of the Assets are in good operating condition, fit for their intended use and in a good state of maintenance and repair for equipment of similar age relative to the standards of

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maintenance and repair maintained by other companies carrying on similar business in Mexico;

(ff) each of the Las Torres Lease and the Leased Concessions is in good standing and has not been terminated, amended or assigned and the relevant Subsidiary has observed and performed all of its covenants, agreements and obligations contained in the Las Torres Lease and or the Leased Concessions, as applicable, required to be observed or performed by it except where the failure to observe or perform would not have a Material Adverse Effect;

(gg) the Vendor has provided the Purchaser with a true and complete copy of all material Technical Information in its control or possession or in the control or possession of the Subsidiaries, including, without limitation, reports as to estimated aggregate ore reserves and resources of the Properties. There has been no material reduction, and the Vendor is not aware of any information which will result in a material reduction, in the aggregate amount of reserves or in the aggregate amount of mineralized material of the Properties from the amounts set forth in such report except for (i) such reductions in reserves that have resulted from production in the ordinary course of business, and (ii) such reductions in mineralized material that have resulted from reclassifications of mineralized material as reserves. All development and operating plans for all operating mines, mills, processing facilities and refineries related to the Business have been prepared in accordance with good mining practices;

(hh) each Subsidiary has sufficient right, title or interest in and to sufficient surface rights and such rights of entry and exit to and from the Properties and the surfaces thereof as are necessary to carry on the Business in the manner in which it is currently carried on;

(ii) other than the Permitted Encumbrances, none of the Subsidiaries has entered into any agreement to sell, transfer, encumber, or otherwise dispose of or impair its right, title and interest in and to the Properties or the air, surface, entry and easement rights relating to the Properties;

(jj) all easements, rights-of-way, and other similar appurtenant interests necessary for the conduct of the Business are in good standing, and all obligations thereunder have been performed in all material respects, and none of the Subsidiaries is in breach or default in any material respect under any such Permitted Encumbrance;

(kk) all of the tailings, tailings ponds, tailings dams, and other tailings impound areas related to the Business are held pursuant to the Las Torres Lease and are located on the surface rights to the Properties;

(ll) the Business has been conducted in compliance with all Environmental Laws and all Environmental Permits except where the failure to be in compliance would have a Material Adverse Effect or where listed in Schedule 6.1(ll). Each of the Subsidiaries has obtained and currently maintains all Environmental Permits required for the ownership or operation of the Business, all such Environmental Permits are in good standing and there are no Actions or Environmental Notices which have been delivered to the Vendor or any Subsidiary or which are pending or, to the knowledge of the Vendor have been initiated or threatened, to modify or revoke any such Environmental Permit. No Subsidiary is subject to any outstanding Environmental Notice or remedial order or any written notice in respect of which it has not complied, or any claim alleging a violation of

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Environmental Law, including pursuant to any Release or disposal or in respect of any personal injury, property damage, or damage to the Environment made, asserted or prosecuted by or on behalf of any Governmental Authority or any third party (whether based on negligent acts or omissions, statutory liability, or strict liability without fault or otherwise) other than as listed in Schedule 6.1(ll);

(mm) neither the Vendor nor any Subsidiary has caused or permitted any Hazardous Material to remain, be Released, made subject to disposal or discharged either on, in, over, from or under the Environment, including the Properties, or to be transported other than in accordance with all Environmental Permits and all Applicable Laws or as listed in Schedule 6.1(ll);

(nn) the Vendor has disclosed and made available to the Purchaser all Environmental Notices and remedial orders which any Subsidiary has received, or to which a Subsidiary is or has been made subject. No Subsidiary has been charged with or convicted of an offence for non-compliance with or breach of any Environmental Law nor to the knowledge of the Vendor is any Subsidiary currently subject to any Environmental related liability which has not been disclosed to the Purchaser or as listed in Schedule 6.1(ll). Except as disclosed to the Purchaser or other than as listed in Schedule 6.1(ll), no Subsidiary has been fined or otherwise sentenced for non-compliance with or breach of any Environmental Law for which a fine remains unpaid or a sentence remains outstanding;

(oo) each of the Subsidiaries has provided all material reports and information to the appropriate Governmental Authority as required by such Governmental Authority pursuant to all applicable Environmental Laws and the Environmental Permits;

(pp) the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Vendor and this Agreement has been duly executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered;

(qq) neither the execution and delivery of this Agreement by the Vendor nor the completion and performance of transactions contemplated herein will, subject to obtaining the Key Vendor Regulatory Approvals and the Key Third Party Consents: (i) violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) or give rise to any Encumbrance in favour of a third party on or in respect of the Purchased Shares, under any of the provisions of the charter documents of the Vendor and the Subsidiaries or any contract, order, licence, authorization, statute, regulation or judgment to which the Vendor or any Subsidiary is a party or by which the Vendor or any Subsidiary is bound, or (ii) violate any laws applicable to the Vendor, any Subsidiary or any of their respective properties or assets, except in the case of (i) and (ii) above, for any such violations, conflicts, breaches, defaults, terminations or creations of Encumbrances which, or any consents, approvals or notices which if not given or received, would not cause a Material Adverse Effect or significantly impede the ability of the Vendor to consummate the transactions contemplated herein;

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(rr) there is no action, suit, litigation, arbitration proceeding, governmental proceeding, or to the best knowledge of the Vendor any investigation or claim, including appeals and applications for review, in progress, threatened or pending against, or relating to the Business or the Projects or the Subsidiaries which would have a Material Adverse Effect and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against any Subsidiary;

(ss) no Subsidiary has received any notice of expropriation of all or any of the Properties nor has knowledge of any expropriation proceeding pending or threatened in writing against or affecting the Properties;

(tt) the Vendor is a "**resident**" of Canada within the meaning of s. 116 of the *Income Tax Act* (Canada);

(uu) each of the Subsidiaries has timely paid, collected, withheld or remitted all material amounts of Taxes due and payable by each of the Subsidiaries including all instalments on account of material amounts of Taxes for the current year that are due and payable by each of the Subsidiaries whether or not assessed (or reassessed) by the appropriate Governmental Authority. The Financial Statements reflect an adequate reserve, in accordance with IFRS, for all material amounts of Taxes which are not yet due and payable in respect of periods ending on or prior to the date of such financial statements and each of the Subsidiaries has made adequate provision in accordance with IFRS in their books and records for any material amounts of Taxes accruing in respect of any period which has ended subsequent to the period covered by such financial statements;

(vv) each of the Subsidiaries has timely filed (or there have been filed on their behalf) with the appropriate Governmental Authorities all Tax Returns required to be filed by such entity for taxable periods ending on or before the Closing Date (taking into account all valid extensions of due dates) and such Tax Returns are true, correct and complete in all material respects, and all Taxes that were due and payable on or prior to the Closing Date have been duly paid in accordance with Applicable Laws and each of the Subsidiaries is registered with the National Registry of Foreign Investment and has timely filed with the appropriate Governmental Authorities all economic or financial reports on foreign investment;

(ww) each of the Subsidiaries has duly and timely deducted, collected or withheld from any amount paid or credited by it to or for the account or benefit of any person and has duly and timely remitted the same (or is properly holding for such remittance) to the appropriate Governmental Authority all material amounts of Taxes it is required by Applicable Laws to so deduct or collect and remit;

(xx) no federal, state, local or foreign audits or other legal proceedings are presently pending with regard to any Taxes or Tax Returns of any Subsidiary, and no Subsidiary has received a written notice of any pending Tax audits or Tax-related legal proceedings;

(yy) no taxing authority (whether domestic or foreign) has asserted, or, to the knowledge of the Vendor is threatening to assert, against any Subsidiary any deficiency or claim for Taxes. No claim has ever been made by any Governmental Authority in a jurisdiction where any of the Subsidiaries do not file Tax Returns that such Subsidiary is or may be subject to Taxes or is required to file Tax Returns in that jurisdiction;

(zz) there are no liens for Taxes in force against any Subsidiary;

(aaa) except to the extent recorded or accrued in the Financial Statements or the financial statements of the Vendor, no Subsidiary has any contingent tax liabilities;

(bbb) to the Vendor's knowledge, none of CM del Cubo, AGCH and Metales has received any funds from any Person organized, incorporated, domiciled or located in low-tax jurisdictions (considered to be "**tax havens**" under Mexican tax regulations) or from any account opened or held with any bank or other person organized, incorporated, domiciled or located in such jurisdictions;

(ccc) no act or proceeding has been taken by or against any of the Subsidiaries in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of any of the Subsidiaries nor, to the knowledge of the Vendor, is any threatened, or the appointment of a trustee, receiver, manager or other administrator of any of the Subsidiaries or any of their respective properties or assets. None of the Subsidiaries has sought protection under the *Bankruptcy and Insolvency Act* (Canada) or the *Company Creditors Arrangement Act* (Canada) or equivalent legislation of Mexico;

(ddd) the corporate records and minute books of each of the Subsidiaries have or will by the Closing Date have been maintained in accordance with all Applicable Laws and be complete and accurate in all material respects. In all material respects, the financial books and records and accounts of each of the Subsidiaries (i) have been maintained in accordance with good business practices on a basis consistent with prior years and past practice, (ii) are stated in reasonable detail and accurately and fairly reflect the material transactions and acquisitions and dispositions of property or assets of each of the Subsidiaries, and (iii) accurately and fairly reflect the basis for the Financial Statements;

(eee) the Financial Statements were prepared in accordance with IFRS consistently applied and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of the Subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments) and reflect reserves required by IFRS in respect of all material contingent liabilities, if any, of each of the Subsidiaries. Except as required by Applicable Law, there has been no material change in the Subsidiaries accounting policies since December 31, 2011;

(fff) except to the extent recorded or accrued in the Financial Statements or incurred subsequent to the date of the balance sheet included in the Financial Statements in the ordinary and usual course of business, none of the Subsidiaries has any outstanding indebtedness or any liabilities or obligations (whether accrued, absolute, contingent or otherwise), and any liabilities or obligations incurred in the ordinary and usual course of the Business since the date of the balance sheet included in the Financial Statements have not had a materially adverse impact on the financial condition of each of the Subsidiaries;

(ggg) since December 31, 2011, no Subsidiary has:

(i) transferred, assigned, sold or otherwise disposed of any Assets, or cancelled any debts or claims except in each case in the ordinary and usual course of business;

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(ii) incurred or assumed any obligation or liability (fixed or contingent), except unsecured current obligations and liabilities incurred in the ordinary and usual course of business;

(iii) modified, amended or terminated any Material Contract or arrangement to which a Subsidiary was a party, or waived or released any contractual right which a Subsidiary has or had, other than in the ordinary course of its business;

(iv) issued or sold any shares in the capital of any Subsidiary or any warrants, bonds, debentures or other corporate securities of any Subsidiary or issued, granted or delivered any right, option or other commitment for the issue of any such or other securities of any Subsidiary;

(v) discharged or satisfied any Encumbrances, or paid any Liability, other than current liabilities or the current portion of long term liabilities disclosed in the Financial Statements or current liabilities incurred since December 31, 2011 in the ordinary and usual course of business;

(vi) declared, made, or committed itself to make any payment of any dividend or other distribution in respect of any of its shares, nor has it purchased, redeemed, subdivided, consolidated, or reclassified any of its shares;

(vii) suffered an operating loss or any extraordinary loss or entered into any material commitment or transaction not in the ordinary and usual course of business;

(viii) waived or surrendered any right of substantial value;

(ix) made any gift of money or of any Assets to any Person or sold any of the Assets;

(x) amended or changed or taken any action to amend or change its constating documents;

(xi) paid or agreed to pay any pension, bonus, share of profits or other similar benefit to, any director, employee or officer or former director, employee or officer of any Subsidiary;

(xii) mortgaged, pledged, subjected to any lien, granted an option or a security interest in respect of or otherwise encumbered any of the Properties or Assets; or

(xiii) authorized or agreed or otherwise have become committed to do any of the foregoing;

(hhh) none of the Subsidiaries nor the Vendor on behalf of the Subsidiaries or, to the best of the Vendor's knowledge, their employees, officers or other representatives or related individuals have made any payments or provided any gifts in any way relating to the Business in breach of the Canadian Corruption of *Foreign Public Officials Act*, the *United States Foreign Corrupt Practices Act* or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

(iii) the Vendor has filed all documents on SEDAR required to be filed by it in accordance with applicable Canadian securities laws in respect of the Business. As of their

respective dates (and the dates of any amendments thereto), the documents and information comprising the Vendor's Disclosure Documents, insofar as such documents relate to the Business, are correct in all material respects and there has been no change in any material respect in any of the information contained in the Vendor's Disclosure Documents insofar as such information relates to the Subsidiaries, the Business and the Projects, except for changes that are reflected in a subsequently filed document included in the Vendor's Disclosure Documents;

(jjj) the most recent estimated indicated, measured and inferred mineral resources and/or probable or proven reserves, as applicable, disclosed by the Vendor under its profiles on SEDAR with respect to the Properties prior to the date of this Agreement have been prepared and disclosed in accordance with accepted mining, engineering, geoscience and other approved industry practices and all Applicable Laws, including NI 43-101. The information provided by the Vendor to the Qualified Persons (as defined in NI 43-101) in connection with the preparation of such estimates was complete and accurate in all material respects at the time such information was furnished. No material mineral deposits are subject to illegal occupation. Except for reductions in the ordinary course, there has been no material reduction in the aggregate amount of estimated mineral resources or reserves of the Properties from the most recent amounts disclosed by the Vendor under its profile on SEDAR.

(kkk) the Vendor understands that the Payment Shares (x) have not been registered under the U.S. Securities Act, (y) are being issued to it in reliance on an exclusion from the registration requirements of the U.S. Securities Act provided by Rule 903 of Regulation S, (z) may not be offered or sold in the United States or to or for the account or benefit of a U.S. Person unless registered under the U.S. Securities Act or pursuant to an available exemption from such registration requirements, and that the Purchaser is relying upon the truth and accuracy of the representations and warranties of the Vendor set forth herein in order to determine the applicability of such exclusion and the suitability of the Vendor to acquire the Payment Shares; in connection therewith the Vendor represents and warrants that:

(i) at the time of origination and on the date and execution and delivery of this Agreement (x) the Vendor was outside the United States; (y) the Vendor is not a U.S. Person and is not acquiring the Payment Shares for the account or benefit of a U.S. Person and (z) the Vendor is domiciled and has its principal place of business outside the United States;

(ii) the Vendor is acquiring the Payment Shares for its own account and not with a view to any resale, distribution or other disposition of the Payment Shares in the United States in violation of the U.S. Securities Act and any applicable securities laws of any state of the United States;

(iii) the Vendor does not have a pre-arranged agreement with a buyer located in the United States, with a U.S. Person or with a person acting for the account or benefit of a U.S. Person in connection with the issuance of the Payment Shares to it and is not a party to any contractual arrangements related to the distribution of the Payment Shares; and

(iv) the acquisition of the Payment Shares is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.

6.2 Survival

The representations and warranties of the Vendor hereunder shall survive the Closing and the payment of the Purchase Price and, notwithstanding the Closing and the payment of the Purchase Price, and notwithstanding the waiver of any condition by the Purchaser the representations, warranties, covenants and agreements of the Vendor shall (except where otherwise specifically provided in this Agreement) survive the Closing and shall continue in full force and effect for a period of one year from the Closing Date for all matters except:

(a) the representations, warranties, covenants and agreements of the Vendor with respect to Taxes which shall survive the Closing and continue in full force and effect until the day following expiration of all periods allowed for objecting and appealing the determination of any proceedings relating to any assessment or reassessment of the applicable Subsidiary by any taxing authority in respect of any taxation period ending on or prior to the Closing Date or in which the Closing Date occurs, unless an objection or appeal has been filed or a bona fide notice of a claim shall have been made in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that claim until the final determination or settlement of the claim;

(b) the representations, warranties, covenants and agreements of the Vendor in section 6.1(d) as they relate to title to the Purchased Shares and the absence of any Encumbrance (other than the Bank Encumbrance, which shall be discharged on the Closing Date) affecting such title shall survive the Closing and continue in full force and effect indefinitely;

6.3 Reliance

The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Purchaser and that no information which is now known or should be known or which may hereafter become known to the Purchaser or its officers, directors or professional advisers shall limit or extinguish the right to indemnification hereunder.

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

7.1 Purchaser's Representations and Warranties

The Purchaser represents and warrants to the Vendor as follows:

(a) each of the Purchaser and its subsidiaries is a corporation duly incorporated or an entity duly created and validly existing under all Applicable Laws of its jurisdiction of incorporation, continuance or creation and has all necessary corporate power, authority and capacity to own its property and assets as now owned and to carry on its business as it is now being conducted. All of the issued and outstanding shares of capital stock in the subsidiaries of the Purchaser are duly authorized and validly issued, as fully paid and non-assessable, and all such shares are held directly or indirectly through one or more wholly-owned subsidiaries, by the Purchaser. Each of the Purchaser and its subsidiaries (i) has all material licenses, permits, certificates, orders and other authorizations of or from any Governmental Authority necessary to conduct its business substantially as now conducted, and (ii) is duly registered or otherwise authorized and qualified to do business

and each is in good standing in each jurisdiction in which the character of its properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such qualification necessary, except where the failure to be so registered or in good standing would not reasonably be expected to have a Purchaser Material Adverse Effect;

(b) the authorized share capital of the Purchaser consists of an unlimited number of common shares and as of the close of business on April 4, 2012, there are issued and outstanding 87,777,861 common shares. In addition, as of the close of business on April 4, 2012, an aggregate of 3,676,800 common shares are issuable upon the exercise of the outstanding options and an aggregate of 1,649,201 common shares are issuable pursuant to outstanding warrants. Except as disclosed above, as of the close of business on April 4, 2012 there are no options, warrants, conversion privileges or other rights, shareholder rights plans, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) of any character whatsoever requiring or which may require the issuance, sale or transfer by the Purchaser of any securities of the Purchaser (including common shares), or any securities or obligations convertible into, or exchangeable or exercisable for, or otherwise evidencing a right or obligation to acquire, any securities of the Purchaser (including common shares) or subsidiaries of the Purchaser. All outstanding common shares of the Purchaser have been duly authorized and validly issued, are fully paid and non-assessable. All securities of the Purchaser have been issued in compliance with all Applicable Laws. As of the close of business on April 4, 2012, there are no outstanding contractual or other obligations of Purchaser or any subsidiary to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries;

(c) the Purchaser is a "**reporting issuer**" and not on the list of reporting issuers in default under applicable Canadian provincial securities laws in each of the provinces of Canada. The Purchased Shares are registered as a class under section 12(b) of the U.S. Exchange Act, and Purchaser has filed all reports that it is required to file under section 13(a) of the U.S. Exchange Act. No delisting, suspension of trading in or cease trading order with respect to any securities of and, to the knowledge of Purchaser, no inquiry or investigation (formal or informal) of any Governmental Authority, is in effect or ongoing or, to the knowledge of the Purchaser, expected to be implemented or undertaken. The common shares are listed and posted for trading on the TSX and the NYSE. The Purchaser is in compliance in all material respects with all requirements of the TSX and the NYSE;

(d) the Purchaser has publicly filed all documents on SEDAR required to be filed by it in accordance with applicable Canadian securities laws. The documents and information comprising the Purchaser's Disclosure Documents, as of their respective dates (and the dates of any amendments thereto), (1) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (2) complied in all material respects with the requirements of applicable securities laws, and any amendments to the Purchaser's Disclosure Documents required to be made have been filed on a timely basis with the securities regulatory authorities or the TSX. As of the date of this Agreement, the Purchaser has not filed any confidential material change report with any securities authorities that at the date of this Agreement remains confidential. There has been no change in a material fact or a material change (as those terms are defined under the *Securities Act* (British Columbia)) in any of the information contained in the Purchaser's Disclosure Documents, except for changes in

material facts or material changes that are reflected in a subsequently filed document included in the Purchaser's Disclosure Documents;

(e) the Purchaser's audited financial statements as at and for the fiscal years ended December 31, 2011 and December 31, 2010 (including the notes thereto and related management's discussion and analysis) (collectively, the "**Purchaser Financial Statements**") were prepared in accordance with IFRS consistently applied and fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of the Purchaser and its subsidiaries as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal period-end adjustments) and reflect reserves required by IFRS in respect of all material contingent liabilities, if any, of Purchaser and its subsidiaries on a consolidated basis. Except as required by Applicable Law, there has been no material change in the Purchaser's accounting policies since December 31, 2011;

(f) the Purchaser and its subsidiaries have no outstanding indebtedness or liabilities and are not party to or bound by any suretyship, guarantee, indemnification or assumption agreement, or endorsement of, or any other similar commitment with respect to the obligations, liabilities or indebtedness of any person, other than those specifically identified in the Purchaser Financial Statements or incurred in the ordinary course of business since the date of the most recent Purchaser Financial Statements filed on SEDAR prior to the date of this Agreement;

(g) there are no claims, actions, suits, grievances, complaints or proceedings pending or, to the knowledge of the Purchaser, threatened affecting the Purchaser or any of its subsidiaries or affecting any of their respective property or assets at law or in equity before or by any Governmental Authority, including matters arising under Environmental Laws which, individually or in the aggregate will have an Purchaser Material Adverse Effect;

(h) the most recent estimated indicated, measured and inferred mineral resources and/or probable or proven reserves, as applicable, disclosed with respect to the Purchaser's mineral properties in the Purchaser's Disclosure Documents prior to the date of this Agreement have been prepared and disclosed in accordance with accepted mining, engineering, geoscience and other approved industry practises and all Applicable Laws, including NI 43-101. The information provided by Purchaser to the Qualified Persons (as defined in NI 43-101) in connection with the preparation of such estimates was complete and accurate at the time such information was furnished. No material mineral deposits are subject to illegal occupation. Except for reductions in the ordinary course, there has been no material reduction in the aggregate amount of estimated mineral resources or reserves of the Purchaser's mineral properties from the amounts disclosed in the Purchaser's Disclosure Documents;

(i) the Purchaser has sufficient funds, or has made adequate arrangements for financing to ensure that it will have sufficient funds, to pay the Cash to be paid pursuant to the Agreement;

(j) the Purchaser and its subsidiaries have complied with and are not in violation of any Applicable Laws, other than non-compliance or violations which would not, individually or in the aggregate, have an Purchaser Material Adverse Effect;

(k) neither the Purchaser nor any of its Affiliates own any common shares of the Vendor;

(l) the Payment Shares will, upon issuance in accordance with the terms of this Agreement, be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Purchaser and listed and posted for trading on the TSX free of any resale restrictions under applicable Canadian securities laws;

(m) the Purchaser has good and sufficient authority to enter into this Agreement on the terms and conditions set forth herein;

(n) neither the execution and delivery of this Agreement by the Purchaser nor the completion and performance of the transactions contemplated herein will violate, contravene, result in a breach of or default under, or be contrary to Applicable Laws, any of the provisions of the charter documents of the Purchaser or any contract, order, licence, authorization, statute, regulation or judgment to which the Purchaser is a party or by which the Purchaser is bound or subject; and

(o) the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and no other corporate or shareholder proceedings on the part of the Purchaser is necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations under this Agreement (and for greater certainty, the issuance of the Payment Shares does not require the approval of the Purchaser's shareholders pursuant to the published policies or rules of the TSX or NYSE) and this Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

7.2 Survival

The representations and warranties of the Purchaser hereunder shall survive the Closing and, notwithstanding the Closing, the representations and warranties of the Purchaser shall continue in full force and effect for the benefit of the Vendor for one year from the Closing Date.

7.3 Reliance

The Purchaser acknowledges and agrees that the Vendor has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that have been or may be undertaken by or on behalf of the Vendor and that no information which is now known or should be known or which may hereafter become known to any of the Vendor or its professional advisers shall limit or extinguish the right to indemnification hereunder.

ARTICLE 8 - COVENANTS OF THE VENDOR

8.1 Vendor's Covenants

The Vendor hereby covenants with and to the Purchaser that:

(a) commencing from the period of execution of this Agreement up to and including the Closing Date, the Vendor shall ensure that the representations and warranties of the Vendor set forth in section 6.1 remain true and correct;

(b) the Vendor will promptly notify the Purchaser in writing if:

(i) the Vendor becomes aware that any of the representations and warranties of the Vendor in this Agreement are untrue or inaccurate in any material respect; or

(ii) there has been, or is reasonably expected to be, any breach of any covenant or agreement of the Vendor contained in this Agreement;

(c) the Vendor shall not take any action, or refrain from taking any action (subject to reasonable commercial efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated herein or would render, or that could reasonably be expected to render, any representation or warranty made by the Vendor in this Agreement untrue or inaccurate in any material respect at any time prior to the Closing Time if then made, or that would or could have a Material Adverse Effect;

(d) prior to the Closing Date, the Vendor shall apply for and use commercially reasonable efforts to obtain all Key Vendor Regulatory Approvals and, in doing so, keep the Purchaser reasonably informed as to the status of the proceedings related to obtaining the Key Vendor Regulatory Approvals, including providing the Purchaser with copies of all related applications and notifications in draft form (except where such material is confidential in which case it will be provided (subject to Applicable Laws) to the Purchaser's outside counsel on an "**external counsel**" basis), in order for Purchaser to provide its reasonable comments thereon, which shall be given due and reasonable consideration;

(e) the Vendor shall defend all lawsuits or other legal, regulatory or other proceedings against Vendor challenging or affecting this Agreement or the consummation by the Vendor of the transactions contemplated hereby;

(f) prior to the Closing Date, all loans receivable by the Vendor from any of the Subsidiaries shall be assigned by the Vendor to Mexgold in exchange for shares of Mexgold or such other mutually agreed upon arrangement without adverse tax consequence to either the Vendor or the Purchaser;

(g) at the Closing, the Vendor shall deliver to the Purchaser the documents set forth in section 13.2;

(h) in the event the Vendor and Purchaser are unsuccessful in obtaining the assignment and novation of the Vendor's rights and obligations under the Las Torres Lease prior to the Closing Time, at such time as the Letter of Credit is no longer required under the Las Torres Lease and is released to the Vendor, the Vendor shall promptly deliver the funds remaining thereunder (up to a maximum of $1,000,000) to the Purchaser;

(i) prior to the Closing Date, the Vendor shall use its commercially reasonable efforts to make available to the Purchaser (which shall include but not be limited to, making all necessary contractual arrangements and obtaining all necessary third party or regulatory

approvals) the services of the Key Personnel of the Vendor or the Subsidiaries at the El Cubo Property for a period of up to six (6) months following the Closing at the sole cost and expense of the Purchaser. For greater certainty, the Vendor shall not be required to make the services of Hans Kersten available to the Purchaser or any Subsidiary after the Closing and following the Closing Date Hans Kersten shall be employed solely by the Vendor;

(j) from and after the Closing Date until the date that is four (4) months and one (1) day after the Closing Date, the Vendor shall, subject to any confidentiality obligations the Vendor may be subject to, use its commercially reasonable efforts to provide the Purchaser with three (3) days prior written notice (a "**Sale Notice**") of any sale by the Vendor of Purchased Shares in excess of one (1%) percent of the issued and outstanding common shares of the Purchaser at the relevant time;

(k) the Vendor has no current intent to acquire any securities of the Purchaser other than the Payment Shares and covenants to not acquire any further securities of the Purchaser until the expiry of six (6) months following the Closing Date; and

(l) the Vendor shall remain responsible for the Conagua fine of 800,000 pesos and shall forthwith pay that amount to the Purchaser if, as and when it becomes payable in whole or in part.

ARTICLE 9 - COVENANTS OF THE PURCHASER

9.1 Purchaser's Covenants

The Purchaser hereby covenants with and to the Vendor that:

(a) commencing from the period of execution of this Agreement up to and including the Closing Date, the Purchaser shall ensure that the representations and warranties of the Purchaser set forth in section 7.1 remain true and correct on the Closing Date;

(b) the Purchaser will promptly notify the Vendor in writing if:

(i) the Purchaser becomes aware that any of the representations and warranties of the Purchaser in this Agreement are untrue or inaccurate in any material respect; or

(ii) there has been, or is reasonably expected to be, any breach of any covenant or agreement of the Purchaser contained in this Agreement;

(c) the Purchaser shall not take any action, or refrain from taking any action (subject to reasonable commercial efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or that would reasonably be expected to materially impede the completion of the transactions contemplated herein or would render, or that could reasonably be expected to render, any representation or warranty made by the Purchaser in this Agreement untrue or inaccurate in any material respect at any time prior to the Closing Time if then made, or that would or could have a Purchaser Material Adverse Effect;

(d) prior to the Closing Date, the Purchaser shall apply for and use commercially reasonable efforts to obtain all Key Purchaser Regulatory Approvals and, in doing so, keep Vendor reasonably informed as to the status of the proceedings related to obtaining the Key Purchaser Regulatory Approvals, including providing Vendor with copies of all related applications and notifications in draft form (except where such material is confidential in which case it will be provided (subject to Applicable Laws) to Vendor's outside counsel on an "**external counsel**" basis), in order for Vendor to provide its reasonable comments thereon, which shall be given due and reasonable consideration;

(e) the Purchaser shall, subject to the terms and conditions of this Agreement, pay the aggregate consideration to be paid pursuant to this Agreement in the manner provided for in this Agreement;

(f) the Purchaser shall defend all lawsuits or other legal, regulatory or other proceedings against the Purchaser challenging or affecting this Agreement or the consummation by the Purchaser of the transactions contemplated hereby;

(g) the Purchaser shall not, directly or indirectly, do or permit to occur any of the following (and shall not publicly announce any intention to undertake any of the following) at any time from the date hereof until the Business Day following the Closing Date without the prior consent of the Vendor, such consent not to be unreasonably withheld or delayed:

   (i) amend its articles or by-laws or the terms of the common shares of the Purchaser in a manner that could have a material adverse effect on the market price or value of the Payment Shares to be issued pursuant to the Arrangement;

   (ii) split, consolidate or reclassify any of the common shares of Purchaser; or

   (iii) reduce capital in respect of the common shares of the Purchaser;

(h) prior to the Closing Date, the Purchaser shall apply for and use commercially reasonable efforts to obtain approval of the listing on the NYSE of the Payment Shares and conditional approval of the listing and posting for trading on the TSX of the Payment Shares to be issued in accordance with the terms of this Agreement, subject only to the customary listing conditions of the TSX and the NYSE;

(i) the Purchaser shall from the date hereof until the earlier of (i) the date that the Vendor has sold all the Payment Shares and (ii) the date that is 4 months following the Closing Date (A) conduct its business in the ordinary course and (B) use its commercially reasonable efforts to maintain (i) its status as a "**reporting issuer**" (or the equivalent thereof) not in default of the requirements of Applicable Laws and (ii) the listing of its common shares on the TSX and NYSE, provided that this covenant shall not prevent the Purchaser from completing any transaction which would result in the Purchaser ceasing to be a "**reporting issuer**" so long as the holders of common shares of the Purchaser receive securities of an entity which is listed on the TSX or the NYSE or the holders of the common shares have approved the transaction in accordance with applicable laws;

(j) the Purchaser shall keep strictly confidential the terms of any Sale Notice received by it and the fact that it has received a Sale Notice and the terms of the Confidentiality Agreement shall apply *mutatis mutandis* to the Sale Notice;

(k) at the Closing, the Purchaser shall deliver to the Vendor the documents set forth in section 13.3; and

(l) the Purchaser hereby covenants with and to the Vendor that from and after the Closing Date, none of the Purchaser, any Subsidiary or any of their respective affiliates shall use the name "AuRico" in association with any of its, the Subsidiaries or any of their respective affiliates' activities or corporate or other entities and the Purchaser shall cause AGCH to change its name to another name containing no reference to AURICO within 90 days of the Closing Date.

ARTICLE 10 - LAS TORRES LEASE AND NON-ASSIGNABLE OBLIGATIONS

10.1 Mutual Covenants

From the date hereof until the Closing Date, the Vendor and the Purchaser shall use their best efforts to obtain an assignment and novation of the rights and obligations of the Vendor under the Las Torres Lease to the Purchaser effective as of the Closing Time, in a form and substance satisfactory to the Purchaser and Vendor, acting reasonably. It is acknowledged and agreed that any such assignment and novation shall provide for, among other things, (i) the Vendor assigning all of its right, title and interest and obligations in or to the Las Torres Lease to the Purchaser; (ii) all parties to the Las Torres Lease shall agree to release the Vendor from all obligations and Liabilities thereunder; (iii) the Purchaser shall become a party to the Las Torres Lease by way of novation; and (iv) the Purchaser shall agree to perform the obligations of the Vendor. For greater certainty, the Vendor shall not be required to expend any monies or incur any liabilities in connection with such assignment and novation other than legal and administrative fees in the ordinary course to effect such assignment and novation.

10.2 Las Torres Lease

In the event the Vendor and the Purchaser are unsuccessful in obtaining the assignment and novation of its rights and obligations under the Las Torres Lease prior to the Closing Time, the following shall apply:

(a) subject to the terms and conditions hereof, the Purchaser covenants and agrees with the Vendor that it shall enter into the Assumption Agreement attached hereto as Schedule I and from and after the Closing Time (i) it will fully discharge, perform and fulfil the Assumed Obligations and (ii) it shall cause the Subsidiaries to fully discharge, perform and fulfill their respective obligations under the Las Torres Lease;

(b) the Vendor agrees that from and after the Closing Time it shall use its commercially reasonable efforts to obtain an assignment and novation of the rights and obligations of the Vendor under the Las Torres Lease to the Purchaser, in a form and substance satisfactory to the Vendor and the Purchaser, acting reasonably. It is acknowledged and agreed that any such assignment and novation shall provide for, among other things, (i) the Vendor assigning all of its right, title and interest in or to the Las Torres Lease to the Purchaser; (ii) all parties to the Las Torres Lease shall agree to release the Vendor from all obligations and Liabilities thereunder; (iii) the Purchaser shall become a party to the Las Torres Lease by way of novation; and (iv) the Purchaser shall agree to perform the obligations of the Vendor;

(c) from and after the Closing Time, the Vendor authorizes the Purchaser, to the extent permitted by Applicable Law and the terms of the Las Torres Lease, at the Purchaser's sole cost and expense, to perform all of the Vendor's obligations under the Las Torres Lease;

(d) until such time as the rights and obligations of the Vendor under Las Torres Lease have been assigned to the Purchaser, the Vendor shall hold its rights and obligations under the Las Torres Lease in trust for the benefit of Purchaser for the term of the Las Torres Lease (including the Force Majeure Extension but not for any renewal (whether or not automatic) or extension) and the covenants and obligations thereunder shall be fully performed by Purchaser (and the Vendor shall be fully indemnified and held harmless in respect thereof by the Purchaser in accordance with the provisions of Article 15) and all benefits and obligations existing thereunder shall be for the sole account of Purchaser;

(e) for greater certainty, neither this Agreement, the Assumption and Release Agreement nor any other ancillary document shall constitute an assignment or an attempted assignment by the Vendor of its rights and obligations under the Las Torres Lease unless all required approvals and consents to do so have been obtained;

(f) the Purchaser shall be responsible for all costs and expenses incurred by the Vendor in the performance under or of the enforcement of the rights under the Las Torres Lease and Purchaser shall promptly pay to the Vendor any sums required to be paid by it in connection therewith (it being agreed that Vendor is entitled to request payment from Purchaser in advance) and if Purchaser fails to do so, Vendor shall not be required to make such payments and notwithstanding that the Las Torres Lease may thereby terminate, lapse or be in default and any such termination, lapse or default shall not derogate or diminish the obligations of the Purchaser under this Agreement or the rights of the Vendor under this Agreement;

(g) nothing in this Agreement shall require the Vendor to perform any obligations under the Las Torres Lease or to enforce its rights thereunder until it has received the applicable amount from Purchaser in cash and received such other assurances or indemnities as may reasonably be required to undertake such action and if Purchaser fails to do so Vendor shall not be required to undertake such action notwithstanding that the Las Torres Lease may thereby lapse and any such termination or lapse shall not derogate or diminish the obligations of the Purchaser under this Agreement or the rights of the Vendor under this Agreement;

(h) the Vendor shall not be required to hold the Las Torres Lease in trust for a period in excess of the term of such contract (including any Force Majeure Extension) and nothing in this Article 10 shall require Vendor to extend or renew (whether or not automatic or not) the Las Torres Lease;

(i) from and after the Closing Time, the Purchaser covenants and agrees in favour of the Vendor that (i) it shall cause the Subsidiaries to carry on the Business as it relates to the Las Torres Lease in the ordinary course and (ii) it shall not permit any amendment, modification or waiver (other than the Force Majeure Extension) without first obtaining the prior written consent of the Vendor;

(j) the Purchaser shall provide the Vendor with a monthly report as to compliance by the Subsidiaries with the Las Torres Lease. In addition, the Purchaser shall promptly advise

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the Vendor in writing of (A) any potential Liability which could become a Liability for which the other parties to the Las Torres Lease would have a claim against the Vendor or any Subsidiary and (B) (i) any breach, actual or threatened, by any of the Subsidiaries under the Las Torres Lease, (ii) any allegation of breach by the Subsidiaries of the Las Torres Lease by any Person and (iii) any circumstances which could give rise to a breach (or a claim for breach) by any of the Subsidiaries of the Las Torres Lease; and

(k) for greater certainty, nothing in this Agreement shall obligate the Vendor to make any payment to any person or to pay any other charge or fee or to make additional payments, guarantees or financial contributions or arrangements or to institute legal or arbitration or other proceedings including without limitation, any such payments, arrangements or other actions to obtain any consents, waivers or approvals or to maintain in good standing the Las Torres Lease, in any case for which the Vendor is not otherwise compensated in full by the Purchaser.

ARTICLE 11 - CLOSING CONDITIONS OF THE PURCHASER

11.1 Purchaser's Conditions

The Purchaser's obligations to complete the purchase of the Purchased Shares shall be subject to the following conditions:

(a) all representations and warranties of the Vendor in favour of the Purchaser as contained in this Agreement shall be true and correct in all material respects to the extent not qualified by materiality or Material Adverse Effect and in all respects to the extent qualified by materiality or Material Adverse Effect as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date);

(b) all covenants to be performed by the Vendor by the Closing Date as contained in this Agreement shall have been performed and the Vendor shall have complied in all material respects with its covenants in this Agreement;

(c) the minute books of Mexgold shall have been delivered to the Purchaser and shall be complete and accurate as to form and content in all material respects and shall not contain or disclose any materially adverse information or facts which have not previously been disclosed to the Purchaser;

(d) the Vendor having obtained by the Closing Date all necessary (i) approvals from applicable Governmental Authorities, including the Key Vendor Regulatory Consents and (ii) third party consents, including the Key Vendor Third Party Consents; and

(e) since the date of this Agreement, there shall not have been any Material Adverse Effect.

The foregoing conditions are provided for the sole benefit of the Purchaser (excepting paragraph (c) which is provided for the mutual benefit of the Vendor and the Purchaser) and may be waived in whole or in part by the Purchaser at its sole discretion (except paragraph (c) which must be waived by each of the Purchaser and the Vendor). Notwithstanding any such waiver of paragraph (a), the completion of the purchase and sale contemplated by this Agreement by the Purchaser shall not prejudice or affect in any way the rights of the Purchaser in respect of the warranties and representations of the Vendor in this Agreement.

ARTICLE 12 - CLOSING CONDITIONS OF THE VENDOR

12.1 Vendor's Conditions

The Vendor's obligations to complete the sale of the Purchased Shares shall be subject to the following conditions:

(a) all representations and warranties of the Purchaser in favour of the Vendor as contained in this Agreement shall be true and correct in all material respects to the extent not qualified by materiality or Purchaser Material Adverse Effect and in all respects to the extent qualified by materiality or Purchaser Material Adverse Effect as of the Closing Date as if made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date);

(b) all covenants to be performed by the Purchaser by the Closing Date as contained in this Agreement shall have been performed and the Purchaser shall have complied in all material respects with its covenants in this Agreement;

(c) the Purchaser having obtained by the Closing Date all (i) necessary approvals from applicable Governmental Authorities, including the Key Purchaser Regulatory Consents and (ii) third party consents including the Key Purchaser Third Party Consents and, if required, any applicable shareholder approvals and third party consents;

(d) the distribution of Payment Shares to the Vendor being exempt from, or otherwise not subject to the prospectus requirements of applicable Canadian securities laws and such prospectus exemption shall provide that the resale of the Payment Shares in Canada shall be subject to Section 2.6 of National Instrument 45-102 – Resale of Securities;

(e) there shall not exist any prohibition under Applicable Law, including a cease trade order, injunction or other prohibition or order at law or under applicable legislation, against Purchaser which shall prevent the consummation trading of the common shares of the Purchaser or the Payment Shares;

(f) if the assignment and novation of the Vendor's rights and obligations under the Las Torres Lease has not been achieved by the Closing Time, the execution and delivery by the Purchaser to the Vendor of the Assumption and Release Agreement, substantially in the form of the agreement attached hereto as Schedule "I" (the "**Assumption and Release Agreement**");

(g) since the date of this Agreement, there shall not have been any Purchaser Material Adverse Effect; and

(h) Purchaser shall have delivered evidence satisfactory to Vendor of the approval of the listing on the NYSE and the conditional listing on the TSX of the Payment Shares.

The foregoing conditions are provided for the sole benefit of the Vendor (excepting paragraph (c) which is provided for the mutual benefit of the Purchaser and the Vendor) and may be waived in whole or in part by the Vendor at its sole discretion (except paragraph (c) which must be waived by each of the Purchaser and the Vendor). Notwithstanding any such waiver of paragraph (a), completion of the purchase and sale contemplated by this Agreement by the Vendor shall not

prejudice or affect in any way the rights of the Vendor in respect of the warranties and representations of the Purchaser set forth in this Agreement.

ARTICLE 13 - CLOSING

13.1 Closing Date and Location

The parties agree to complete the Closing upon the completion and satisfaction of all conditions set forth in sections 11.1 and 12.1 or the waiver thereof by the respective parties on or prior to Closing. Closing shall be completed at the Closing Time on the Closing Date at the offices of the Purchaser's solicitors, 19th Floor, 885 West Georgia Street, Vancouver, British Columbia, V6C 3H4, or at such other time or at such other location as may be mutually agreed upon in writing by the parties.

13.2 Vendor's Closing Documents

At the Closing, the Vendor shall deliver to the Purchaser the following:

(a) the corporate minute books and all other books and records of each of the Subsidiaries;

(b) a certificate of the Chief Executive Officer of the Vendor dated as of the Closing Date and certifying the truth and accuracy of the Vendor's representations and warranties as of the Closing Date and certifying that all covenants to be performed by the Vendor by the Closing Time as contained in this Agreement have been so performed;

(c) duly signed resignations of the examiner, directors and officers of the Subsidiaries listed in Schedule 13.2(c);

(d) a certified copy of resolutions of the directors of Mexgold authorizing the transfer of all of the issued and outstanding Mexgold Shares to the Purchaser, the registration of such shares in the name of the Purchaser (or the Purchaser's nominee, as the Purchaser may direct in writing), the issue of share certificates representing the said shares registered in the name of the Purchaser (or the Purchaser's nominee, as the Purchaser may direct in writing) and effecting the necessary changes in the directors and officers of Mexgold, as the Purchaser may direct;

(e) share certificate(s) registered in the name of the Purchaser (or the Purchaser's nominee, as the Purchaser may direct in writing) signed by an authorized representative of Mexgold representing all of the issued and outstanding Mexgold Shares;

(f) a certified copy of the register of members of Mexgold showing the Purchaser (or its nominee) as the sole registered owner of the Mexgold Shares;

(g) a certified copy of resolutions of the examiner and attorneys-in-fact of each of Metales, CM del Cubo and AGCH authorizing the transfer of the Minority Shares to the Purchaser, the registration of such shares in the name of the Purchaser (or the Purchaser's nominee, as the Purchaser may direct in writing), the issue of share certificates representing the said shares registered in the name of the Purchaser (or the Purchaser's nominee, as the Purchaser may direct in writing) and effecting the necessary changes in the directors and officers of each of Metales, CM del Cubo and AGCH, as the Purchaser may direct;

(h) share certificates representing the Minority Shares registered in the name of the Purchaser (or the Purchaser's nominee, as the Purchaser may direct in writing) and duly signed by two authorized representatives of each of Metales, CM del Cubo and AGCH;

(i) a certified copy of the register of shareholders of each of Metales, CM del Cubo and AGCH showing the Purchaser (or its nominee) as the registered owner of the Minority Shares;

(j) evidence satisfactory to the Purchaser of the revocation of powers of attorney and notified to the attorneys-in-fact listed in Schedule 13.2(j) previously granted by or on behalf of each of Metales, CM del Cubo and AGCH;

(k) executed assignment and novation of the rights and obligations of the Vendor under the Las Torres Lease, if this has been achieved by Closing;

(l) releases, in form and substance satisfactory to the Purchaser, acting reasonably, executed by the Vendor in its capacity as a shareholder, in favour of each of the Subsidiaries releasing the Subsidiaries from any and all manner of Actions and liabilities whatsoever, in law or equity, which the Vendor ever had, now has or may have against each of the Subsidiaries for or by reason of any matter, cause or thing whatsoever done or omitted to be done by the Subsidiary up to the Closing;

(m) all such other instruments of transfer, duly executed, which in the opinion of the Purchaser acting reasonably are necessary to effect and evidence the transfer of the Purchased Shares to the Purchaser free and clear of all Encumbrances; and

(n) opinions of counsel to the Vendor satisfactory to the Purchaser in the form attached in Schedule J hereto as to (i) the corporate status and good standing of the Subsidiaries and the registered holders; (ii) the share capital of the Subsidiaries; (iii) the due authorization, execution and delivery of this Agreement by the Vendor and enforceability matters; and (iv) such other matters as the Purchaser may reasonably request.

13.3 Purchaser's Closing Documents

At the Closing, the Purchaser shall deliver to the Vendor the following:

(a) the executed Assumption and Release Agreement in the event the assignment and novation of the Vendor's rights and obligations under the Las Torres Lease has not been achieved by Closing;

(b) executed assignment and novation of the rights and obligations of the Vendor under the Las Torres Lease, if this has been achieved by Closing;

(c) a certificate of the Chief Executive Officer of the Purchaser dated as of the Closing Date and certifying the truth and accuracy of the Purchaser's representations and warranties as of the Closing Date and certifying that all covenants to be performed by the Purchaser by the Closing Time as contained in this Agreement have been so performed;

(d) an opinion from legal counsel to the Purchaser in the form attached in Schedule J hereto as to the corporate status and good standing of the Purchaser, securities matters, due

authorization, execution and delivery of this Agreement by the Purchaser and enforceability matters and such other matters as the Vendor may reasonably request;

(e) that Cash portion of the Purchase Price by way of certified cheque or electronic transfer; and

(f) share certificates representing the Payment Shares duly registered in the name of the Vendor (or its nominee, as the Vendor may direct in writing);

ARTICLE 14 - TERMINATION

14.1 Termination

This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written agreement of the Purchaser and the Vendor;

(b) by either the Vendor or the Purchaser, if the Closing Date has not occurred on or prior to the Outside Date except that the right to terminate this Agreement under this Section 14.1(b) shall not be available to any Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur by such Outside Date;

(c) by Vendor if any of the any of the conditions set forth in Section 12.1 is not satisfied, and such condition is incapable of being satisfied by the Outside Date provided in each case that the Vendor is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 11.1 not to be satisfied;

(d) by the Purchaser if any of the any of the conditions set forth in Section 11.1 is not satisfied, and such condition is incapable of being satisfied by the Outside Date provided in each case the Purchaser is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 12.1 not to be satisfied;

(e) subject to Section 14.2, by the Purchaser by written notice to the Vendor if (i) any representation or warranty of the Vendor contained herein is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in subsection 11.1(a) would be incapable of satisfaction, or (ii) the Vendor is in default in any material respect of any of its covenants or obligations herein such that the condition in subsection 11.1(b) would be incapable of satisfaction, provided in each case the Purchaser is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 12.1 not to be satisfied; and

(f) subject to Section 14.2, by the Vendor by written notice to the Purchaser if (i) any representation or warranty of the Purchaser contained herein is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in subsection 12.1(a) would be incapable of satisfaction, or (ii) the Purchaser is in default in any material respect of any of its covenants or obligations herein such that the condition in subsection 12.1(b) would be incapable of satisfaction, provided in each case that the Vendor is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 11.1 not to be satisfied.

14.2 Cure Period

Each Party shall give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement and the Closing Time of any event or state of facts which occurrence or failure would, or would be likely to:

(a) cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any respect on the date hereof or at the Closing Time; or

(b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder prior to the Closing.

The Purchaser may not exercise its right to terminate this Agreement pursuant to Section 14.1(e) and Vendor may not exercise its right to terminate this Agreement pursuant to Section 14.1(f) unless the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may terminate this Agreement until the expiration of a period of fifteen (15) Business Days from such notice, and then only if such matter has not been cured by such date. For greater certainty, in the event that such matter is cured within the time period referred to herein without a Material Adverse Effect or Purchaser Material Adverse Effect, this Agreement may not be terminated as a result of the cured breach.

14.3 Effect of Termination

(a) The Party desiring to terminate this Agreement pursuant to Section 14.1 (other than pursuant to Section 14.1(a) shall give written notice of such termination to the other Party.

(b) If this Agreement is terminated pursuant to Section 14.1, this Agreement shall become void and of no effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except as otherwise expressly contemplated hereby, and provided that the provisions of this Section 14.3(b) and 14.3(c) and Sections 16.1, 17.2, 17.4, 17.6 to 17.11 (inclusive) as well as the Confidentiality Agreement shall survive any termination hereof pursuant to Section 14.1.

(c) Notwithstanding the termination of this Agreement by the Vendor pursuant to any of subsection 14.1(b), subsection 14.1(c) or subsection 14.1(f), the Vendor may bring an action against the Purchaser for damages suffered by the Vendor where the non-performance, non-fulfillment or non-compliance of or with the relevant condition is a result of a breach of covenant, representation or warranty by the Purchaser.

(d) Notwithstanding the termination of this Agreement by the Purchaser pursuant to any of subsection 14.1(b), subsection 14.1(d) or subsection 14.1(e) the Purchaser may bring an action against the Vendor for damages suffered by Purchaser where the non-performance, non-fulfillment or non-compliance of or with the relevant condition is a result of a breach of covenant, representation or warranty by the Vendor.

ARTICLE 15 - INDEMNIFICATION

15.1 Indemnification of Purchaser

The Vendor agrees to indemnify and save harmless the Purchaser and its officers, directors, employees, agents, solicitors, accountants, professional advisors and other representatives (collectively, the "**Purchaser Indemnified Parties**" and individually, a "**Purchaser Indemnified Party**") from and against all Losses suffered or incurred as a result of or arising directly or indirectly out of or in connection with:

(a) any misrepresentation or inaccuracy of any representation or warranty of the Vendor contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

(b) any breach or non-performance by the Vendor of any term or covenant to be performed by the Vendor which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

15.2 Vendor's Limitations

The indemnity obligations of the Vendor under section 15.1 shall be limited in the following respects:

(a) the Vendor shall only be liable for a Purchaser Indemnified Party's Losses in respect of which a claim for indemnity is made by the Purchaser Indemnified Party on or before the applicable expiry dates for the survival of such representations and warranties as set out in section 6.2;

(b) no obligation on the part of the Vendor to indemnify a Purchaser Indemnified Party for Losses shall arise until the aggregate amount of all Losses in respect of which a claim for indemnity has been made by the Purchaser Indemnified Party exceeds $1,000,000 and such obligation shall only apply to the aggregate amount of such Purchaser Indemnified Party's Losses in excess of $1,000,000;

(c) the aggregate indemnification obligations of the Vendor resulting from one or more claims for Losses made against the Vendor by a Purchaser Indemnified Party under Section 15.1 hereof shall be limited to Fifty Million Dollars ($50,000,000);

(d) for greater certainty, the limitations in this Section 15.2 shall have no application to any claim for Losses made by a Purchaser Indemnified Party against the Vendor that is based on (i) fraud or (ii) the failure by the Vendor to pay the amount owing by it, if any, to the Purchaser on account of the Adjustment Amount; and

(e) the Vendor shall not be liable for any Losses result from or relating to any misrepresentation or inaccuracy of any representation or warranty in this Agreement if the Purchaser had knowledge of such misrepresentation or inaccuracy before the Closing Date.

15.3 Indemnification of Vendor

The Purchaser agrees to indemnify and save harmless the Vendor and its officers, directors, employees, agents, solicitors, accountants, professional advisors and other representatives (collectively, the "**Vendor Indemnified Parties**" and individually, a "**Vendor Indemnified Party**") from and against all Losses suffered or incurred as a result of or arising directly or indirectly out of or in connection with:

(a) any misrepresentation or inaccuracy of any representation or warranty of the Purchaser contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

(b) any breach or non-performance by the Purchaser of any term or covenant to be performed by the Purchaser which is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

(c) any breach or non-performance by the Purchaser of its obligations under Article 10, the breach or non-performance by any Subsidiary of their obligations under the Las Torres Lease where assignment and novation of the Vendor's rights and obligations thereunder has not been achieved by the Closing, or any liability, cost or expense incurred by the Vendor in respect of the Assumed Obligations.

15.4 Purchaser's Limitations

The indemnity obligations of the Purchaser under section 15.3 shall be limited in the following respects:

(a) the Purchaser shall only be liable for a Vendor Indemnified Party's Losses in respect of which a claim for indemnity is made by the Vendor Indemnified Party on or before the applicable expiry dates for the survival of such representations and warranties as set out in section 7.2;

(b) no obligation on the part of the Purchaser to indemnify a Vendor Indemnified Party for Losses shall arise until the aggregate amount of all Losses in respect of which a claim for indemnity has been made by the Vendor Indemnified Party exceeds $1,000,000 and such obligation shall only apply to the aggregate amount of such Vendor Indemnified Party's Losses in excess of $1,000,000;

(c) the aggregate indemnification obligations of the Purchaser resulting from one or more claims for Losses made against the Purchaser by a Vendor Indemnified Party under Section 15.3 (other than 15.3(c) hereof) shall be limited to Fifty Million Dollars ($50,000,000).

(d) for greater certainty, the limitations in this Section 15.4 shall have no application to any claim for Losses made by a Vendor Indemnified Party against the Purchaser that is based on (i) fraud, (ii) the failure by the Purchaser to pay the amount owing by it to the Vendor on account of the Adjustment Amount or any Contingent Payment or (iii) any of the matters specified in Section 15.3(c); and

(e) the Purchaser shall not be liable for any Losses result from or relating to any misrepresentation or inaccuracy of any representation or warranty in this Agreement if

the Vendor had knowledge of such misrepresentation or inaccuracy before the Closing Date.

15.5 Notice of Third Party Claims

If an Indemnified Party receives notice of the commencement or assertion of any Third Party Claim, the Indemnified Party shall give the Indemnifier reasonably prompt notice thereof ("**Third Party Claim Notice**"), but in any event no later than 30 days after receipt of written notice of such Third Party Claim. The Third Party Claim Notice shall describe the Third Party Claim in reasonable detail and shall indicate, if reasonably practicable, the estimated amount of the Loss that has been or may be sustained by the Indemnified Party. The omission so to notify the Indemnifier shall not relieve the Indemnifier from any duty to indemnify and hold harmless which otherwise might exist with respect to such cause unless (and only to that extent) the omission to notify materially prejudices the ability of the Indemnifier to exercise its right to defend as provided in this Article 15.

15.6 Defence of Third Party Claims

The Indemnifier may participate in or assume the defence of such Third Party Claim by giving notice ("**Defence Notice**") to that effect to the Indemnified Party not later than 30 days after receiving the Third Party Claim Notice (the "**Defence Period**"). The Indemnifier's right to do so shall be subject to the rights of any insurer or other third party who has potential liability in respect of that Third Party Claim. The Indemnifier shall pay all of its own expenses of participating in or assuming such defence. The Indemnified Party shall co operate in good faith in the defence of each Third Party Claim, even if the defence has been assumed by the Indemnifier and may participate in such defence assisted by counsel of its own choice at its own expense.

15.7 Assistance for Third Party Claims

The Indemnifier and the Indemnified Party shall use all reasonable efforts to make available to the Party which is undertaking and controlling the defence of any Third Party Claim (the "**Defending Party**")

(a) those employees whose assistance, testimony or presence is necessary to assist the Defending Party in evaluating and in defending any Third Party Claim, and

(b) all documents, records and other materials in the possession of such Party reasonably required by the Defending Party for its use in defending any Third Party Claim, subject to confidentiality and solicitor-client privilege,

and shall otherwise co operate with the Defending Party. The Indemnifier shall be responsible for all reasonable expenses associated with making such documents, records and materials available, and for all reasonable expenses of any employees made available by the Indemnified Party to the Indemnifier hereunder, which expense shall not exceed the actual cost to the Indemnified Party associated with such employees.

15.8 Settlement of Third Party Claims

If an Indemnifier elects to assume the defence of any Third Party Claim as provided in Section 15.6 the Indemnifier shall not be liable for any legal expenses subsequently incurred by

the Indemnified Party in connection with the defence of such Third Party Claim. However, if the Indemnifier fails to take reasonable steps necessary to defend diligently such Third Party Claim within 30 days after receiving notice from the Indemnified Party that the Indemnified Party *bona fide* believes on reasonable grounds that the Indemnifier has failed to take such steps, the Indemnified Party may, at its option, elect to assume the defence of and to compromise or settle the Third Party Claim assisted by counsel of its own choosing and the Indemnifier shall be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifier shall not enter into or cause any compromise or settlement of any Third Party Claim unless:

(a) the Indemnified Party receives, as part of the compromise and settlement, a legally binding and enforceable unconditional satisfaction or release, which is in form and substance satisfactory to the Indemnified Party, acting reasonably; and

(b) the Third Party Claim and any claim or liability of the Indemnified Party with respect thereto is being fully satisfied because of the compromise and settlement and the Indemnified Party is being released from any and all obligations or liabilities it may have with respect to the Third Party Claim and any claim or liability which may arise in respect thereof to other Persons as a result of the claim being asserted against such other Persons by the Person making the Third Party Claim.

15.9 Failure to Give Timely Notice

A failure to give timely notice as provided in this Article 15 shall not affect the rights or obligations of any Party except and only to the extent that, as a result of such failure, any Party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure.

15.10 Reductions and Subrogation

If the amount of any Loss incurred by an Indemnified Party at any time subsequent to the making of an Indemnity Payment is reduced by any recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other Person, the amount of such reduction (less any costs, expenses (including taxes) or premiums incurred in connection therewith), together with interest thereon from the date of payment thereof at the Prime Rate, shall promptly be repaid by the Indemnified Party to the Indemnifier. Upon making a full Indemnity Payment, the Indemnifier shall, to the extent of such Indemnity Payment, be subrogated to all rights of the Indemnified Party against any third party that is not an Affiliate of the Indemnified Party in respect of the Loss to which the Indemnity Payment relates but only if the Indemnifier shall then be in compliance with its obligations under this Agreement in respect of such Loss. Until the Indemnified Party recovers full payment of its Loss, any and all Claims of the Indemnifier against any such third party on account of such Indemnity Payment shall be postponed and subordinated in right of payment to the Indemnified Party's rights against such third party. Without limiting the generality or effect of any other provision hereof, the Indemnified Party and Indemnifier shall duly execute upon request all instruments reasonably necessary to evidence and perfect such postponement and subordination.

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15.11 Payment and Interest

(a) All amounts to be paid by an Indemnifier pursuant to this Article 15 shall bear interest at a rate per annum equal to the Prime Rate, calculated and payable monthly, both before and after judgment, with interest on overdue interest at the same rate, from the date that the Indemnified Party disbursed funds, suffered damages or losses or incurred a loss, liability or expense in respect of a Loss for which the Indemnifier is liable to make payment pursuant to this Article 15, to the date of payment by the Indemnifier to the Indemnified Party.

(b) Each Indemnifier shall pay the amount of any Loss with all accrued interest thereon within ten Business Days of (i) the Indemnifier and the Indemnified Party agreeing to the amount of such Loss payable by the Indemnifier; or (ii) a Final Decision that the Indemnifier is liable for the Loss.

15.12 Survival, Non-Waiver

The rights, remedies and recourses of the Buyer and the Sellers hereunder shall not be affected by the Closing Date having occurred, by a Party lawfully terminating or failing to terminate this Agreement or by any other event or matter whatsoever except a specific and duly authorized written waiver or release executed by the Vendor or the Purchaser, as applicable.

15.13 Rights in Addition

The rights of indemnity set forth in this Article 15 are in addition and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement and the transactions contemplated hereby.

ARTICLE 16 - ARBITRATION

16.1 Arbitration

Except as otherwise provided in this Agreement, all disputes arising under this Agreement shall be submitted to arbitration conducted under the International Commercial Arbitration Rules of Procedure of the British Columbia International Commercial Arbitration Centre (the "**Rules**"). The case shall be administered by the British Columbia International Commercial Arbitration Centre ("**BCICAC**") in accordance with the Rules and this section 16.1, as follows:

(a) all disputes shall be adjudicated by one arbitrator appointed by the parties' mutual consent. If the parties are unable to mutually appoint an arbitrator, each party shall nominate one person who together with each other party's nominee, shall mutually appoint the arbitrator within 15 Business Days of the commencement of negotiations to resolve the dispute. If the nominees cannot or do not jointly appoint an arbitrator within such time period, any party may apply to the BCICAC to appoint the presiding arbitrator in accordance with the Rules;

(b) the place of arbitration will be in Vancouver, British Columbia;

(c) any award or determination of the arbitrator will be final and binding on the parties and there will be no appeal on any ground, including, for greater certainty, any appeal on a question of law, a question of fact, or a question of mixed fact and law;

(d) the arbitrator may apportion the costs of the arbitration, including the reasonable fees and disbursements of the parties, between or among the parties in such manner as the arbitrator considers reasonable; and

(e) the governing laws will be the laws of British Columbia and the federal laws of Canada applicable therein and the parties agree that the subject matter of dispute is international and the *International Commercial Arbitration Act* (British Columbia) will apply.

ARTICLE 17 - GENERAL

17.1 Survival

The provisions of sections 6.2, 7.2, 8.1(h), (i) and (j), 9.1(i) and (j), 10.2 and Articles 15 and 16 shall survive the Closing Date and remain in full force and effect, along with any other provisions of this Agreement which expressly or by their nature survive the Closing Date.

17.2 Entire Agreement

This Agreement (including the exhibits and schedules hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings (including the Letter of Intent), both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and this Agreement is not intended to and shall not confer upon any person other than the Parties any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties without the prior written consent of the other Party.

17.3 Further Assurances

The parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

17.4 Costs

Each Party's legal costs in connection with the preparation of this Agreement and the completion of the transactions contemplated herein shall be for their own account, whether or not the transactions contemplated hereby are completed.

17.5 Time of the Essence

Time shall be of the essence in this Agreement.

17.6 Governing Law

This Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the parties irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

17.7 Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document and all counterparts (including copies thereof received via facsimile or electronic mail) will be construed together and constitute one and the same instrument.

17.8 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

17.9 Enurement

This Agreement and each of the terms and provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

17.10 Public Disclosure

All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by the Purchaser and the Vendor and neither the Purchaser nor the Vendor shall act unilaterally in this regard without the prior approval of the other Party (such approval not to be unreasonably withheld), except where required to do so by law or by the applicable regulations or polices of the Toronto Stock Exchange, or any provincial, federal or other regulatory agency of competent jurisdiction.

[remainder of page left intentionally blank]

17.11 Notices

All notices, payments and other required communications to be delivered hereunder shall be in writing and shall be addressed respectively as follows:

(a) if to the Vendor:

AuRico Gold Inc.
110 Yonge Street, Suite 1601
Toronto, Ontario, M5C 1T4

Fax: (647) 260-8881

Attention: Chief Executive Officer

(b) if to the Purchaser:

Endeavour Silver Corp.
Suite 301, 700 West Pender Street
Vancouver, British Columbia V6C 1G8

Fax: (604) 685-9744

Attention: Chief Executive Officer

All notices shall be given by personal delivery or by facsimile communications and shall be effective and deemed delivered at the time of actual delivery, as established by confirmation of delivery.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

ENDEAVOUR SILVER CORP.

Per: [signature]
Authorized Signatory

AURICO GOLD INC.

Per: ____________________
Authorized Signatory

17.11 Notices

All notices, payments and other required communications to be delivered hereunder shall be in writing and shall be addressed respectively as follows:

(a) if to the Vendor:

AuRico Gold Inc.
110 Yonge Street, Suite 1601
Toronto, Ontario, M5C 1T4

Fax: (647) 260-8881

Attention: Chief Executive Officer

(b) if to the Purchaser:

Endeavour Silver Corp.
Suite 301, 700 West Pender Street
Vancouver, British Columbia V6C 1G8

Fax: (604) 685-9744

Attention: Chief Executive Officer

All notices shall be given by personal delivery or by facsimile communications and shall be effective and deemed delivered at the time of actual delivery, as established by confirmation of delivery.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first above written.

ENDEAVOUR SILVER CORP.

Per: ______________________________
Authorized Signatory

AURICO GOLD INC.

Per: ______________________________
Authorized Signatory

SCHEDULE "1.1(a)"
2012 BUDGETS

1) 2012 Budget spreadsheet

2) 2012 Budget presentation

El Cubo Operations - 2012 Budget

El Cubo (US$ millions, unless otherwise indicated) Mine/Metal Plan	Budget Jan	Budget Feb	Budget Mar	Budget Apr	Budget May	Budget Jun	Budget Jul	Budget Aug	Budget Sep	Budget Oct	Budget Nov	Budget Dec	TOTAL
Au price ($/oz)	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00
Ag price ($/oz)	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09
Gold-to-silver exchange ratio	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00	55.00
Production Schedule	31	29	31	30	31	30	31	31	30	31	30	31	366
Underground Mining													
Tonnes ore mined (000's)	48.006	46.888	52.082	53.988	55.467	57.919	62.164	62.039	58.038	61.903	58.002	59.616	676.111
Average ore tonnes mined per day (000's)	1.549	1.617	1.680	1.800	1.789	1.931	2.005	2.001	1.935	1.997	1.933	1.923	1.847
Head grade Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Ag (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Eq Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Metres - Ore Development	0.294	0.508	0.642	0.850	0.685	0.585	0.782	0.616	0.499	0.628	0.754	0.502	7.325
Metres - Waste Development	1.002	1.157	0.983	1.239	1.368	0.963	0.813	0.881	0.908	0.942	0.985	0.976	12.217
Metres - Exploration	0.453	0.445	0.720	0.635	0.817	0.890	0.890	0.940	0.954	0.804	0.756	0.789	9.093
Metres - Total	1.749	2.110	2.345	2.724	2.870	2.418	2.485	2.437	2.361	2.374	2.495	2.267	28.635
Open Pit Mining													
Tonnes ore mined (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Average ore tonnes mined per day (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Head grade Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Ag (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Eq Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Tonnes run of ore mined (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Average run of ore tonnes mined per day (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Head grade Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Ag (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Eq Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Tonnes waste mined excluding capitalized tonnes (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Open pit strip tonnes capitalized (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Other open pit tonnes capitalized (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Total tonnes mined (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Average total tonnes mined per day (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Operating Strip Ratio	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total Strip Ratio	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Heap Leach Processing													
Tonnes placed (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Average tonnes processed per day (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Head grade Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Ag (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Eq Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Contained Au oz Placed (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Contained Ag oz Placed (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Contained Au Equivalent oz Placed (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Au recovery (%)	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Ag recovery (%)	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
Au oz recovered (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Ag oz recovered (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Au Equivalent oz recovered (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Heap Leach Processing - Run of Mine													
Tonnes placed (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Average tonnes processed per day (000's)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Head grade Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Ag (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Head grade Eq Au (g/t)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Milling													
Tonnes ore to mill (000's)	48.006	46.868	52.082	53.988	55.467	57.919	62.164	62.039	58.038	61.903	58.002	59.616	676.111
Average tonnes milled per day (000's)	1.549	1.617	1.680	1.800	1.789	1.931	2.005	2.001	1.935	1.997	1.933	1.923	1.847
Mill grade Au (g/t)	1.38	1.41	1.37	1.25	1.41	1.26	1.27	1.36	1.43	1.38	1.27	1.15	1.33
Mill grade Ag (g/t)	88.68	98.00	99.73	95.44	94.36	97.87	101.59	96.80	94.21	102.71	100.01	101.30	97.79
Mill grade Eq Au (g/t)	2.99	3.21	3.19	2.98	3.12	3.04	3.11	3.12	3.14	3.25	3.09	2.99	3.10
Contained Au oz (000's)	2.133	2.130	2.302	2.163	2.507	2.351	2.529	2.709	2.662	2.745	2.370	2.205	28.806
Contained Ag oz (000's)	136.876	146.635	166.998	165.654	168.279	182.247	203.036	193.075	175.783	204.410	186.500	194.171	2,125.673
Contained Au Equivalent oz (000's)	4.622	4.833	5.338	5.175	5.666	5.665	6.221	6.219	5.659	6.462	5.761	5.735	67.466
Au recovery (%)	89%	89%	89%	89%	89%	89%	89%	89%	89%	89%	89%	89%	89%
Ag recovery (%)	88%	88%	88%	88%	88%	88%	88%	88%	88%	88%	88%	88%	88%
Au oz recovered (000's)	1.908	1.905	2.059	1.934	2.242	2.102	2.262	2.422	2.381	2.455	2.120	1.972	25.762
Ag oz recovered (000's)	120.115	130.434	146.548	145.377	147.672	159.930	178.173	169.432	154.258	179.379	163.662	170.393	1,865.373
Au Equivalent oz recovered (000's)	4.092	4.277	4.724	4.577	4.927	5.010	5.502	5.503	5.186	5.716	5.096	5.070	59.678
Au oz recovered (000's)	1.908	1.905	2.059	1.934	2.242	2.102	2.262	2.422	2.381	2.455	2.120	1.972	25.762
Ag oz recovered (000's)	120.115	130.434	146.548	145.377	147.672	159.930	178.173	169.432	154.258	179.379	163.662	170.393	1,865.373
Au Equivalent oz recovered (000's)	4.092	4.277	4.724	4.577	4.927	5.010	5.502	5.503	5.186	5.716	5.096	5.070	59.678
Au Equivalent oz recovered (000's) @55:1	4.092	4.277	4.724	4.577	4.927	5.010	5.502	5.503	5.186	5.716	5.096	5.070	59.678
Au oz Sold (000's)	1.908	1.905	2.059	1.934	2.242	2.102	2.262	2.422	2.381	2.455	2.120	1.972	25.762
Ag oz Sold (000's)	120.115	130.434	146.548	145.377	147.672	159.930	178.173	169.432	154.258	179.379	163.662	170.393	1,865.373
Au Equivalent oz Sold (000's)	4.092	4.277	4.724	4.577	4.927	5.010	5.502	5.503	5.186	5.716	5.096	5.070	59.678
Au Equivalent oz Sold (000's) @55:1	4.092	4.277	4.724	4.577	4.927	5.010	5.502	5.503	5.186	5.716	5.096	5.070	59.678
Cash costs ($/oz Au - net of by products)	402.15	177.85	(50.88)	(210.67)	(296.51)	(502.76)	(625.55)	(678.05)	(496.68)	(609.21)	(620.62)	(706.72)	(363.14)
Cash costs ($/oz Ag- net of by products)	10.06	8.32	5.77	5.00	0.30	1.45	0.04	(2.04)	(2.27)	(1.14)	0.29	2.39	1.98
Cash costs ($/oz Au - Au Equivalent)	1,041.46	966.49	876.45	834.94	736.99	717.72	684.93	641.32	637.31	651.22	674.89	702.80	752.54
Cash costs ($/oz Au - Au Equivalent) @55:1	1,041.46	966.49	876.46	834.94	736.99	717.72	684.93	641.32	637.31	651.22	674.89	702.80	752.54
Cash costs b / WIP ($/oz Au - Au Equivalent) @55:1	652.86	794.17	743.07	748.59	661.13	641.17	638.60	629.09	662.94	638.00	685.47	702.90	692.91
Non cash costs ($/oz Au - net of by products)	174.03	184.14	203.70	198.44	181.17	223.71	195.35	184.51	205.93	187.75	201.97	244.07	198.83
Non cash costs ($/oz Ag- net of by products)	2.76	2.69	2.93	2.64	2.75	2.94	2.48	2.64	3.18	2.57	2.62	2.82	2.75
Non cash costs ($/oz Au - Au Equivalent)	81.15	82.03	90.37	83.85	82.44	93.86	80.32	81.22	94.65	80.63	84.03	94.93	85.83
Non cash costs ($/oz Au - Au Equivalent) @55:1	81.15	82.03	90.97	83.85	82.44	93.86	80.32	81.22	94.55	80.63	84.03	94.93	85.83
Total costs ($/oz Au - net of by products)	576.18	361.99	148.86	(12.23)	(115.35)	(279.08)	(430.24)	(293.53)	(290.75)	(421.46)	(421.65)	(462.65)	(164.31)
Total costs ($/oz Ag- net of by products)	12.83	11.01	8.70	7.64	3.05	4.39	3.32	0.59	(0.09)	1.42	2.90	5.22	4.72
Total costs ($/oz Au - Au Equivalent)	1,122.61	1,048.52	967.44	918.79	819.43	811.58	765.25	722.53	731.87	731.86	758.91	797.73	838.37
Total costs ($/oz Au - Au Equivalent) @55:1	1,122.61	1,048.52	967.44	918.79	819.43	811.58	765.25	722.53	731.87	731.86	758.91	797.73	838.37
Open Pit Mining (per tonne mined)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Underground Mining (per tonne mined)	33.34	34.22	31.39	29.36	27.84	26.40	25.52	25.11	27.09	25.75	27.74	27.80	28.30
Heap Leach Processing Cost (per tonne ore processed)	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Milling (per tonne ore processed)	21.95	21.58	20.42	19.44	16.12	16.16	17.46	17.59	18.14	17.54	18.18	18.10	18.35
Administration (per tonne ore processed)	131.20	114.57	111.62	109.62	103.06	99.05	91.35	88.77	96.16	86.37	96.89	97.39	101.22

R.72
hd

El Cubo (US$ millions, unless otherwise indicated) Financials	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	TOTAL
Realised Prices - Au price ($/oz)	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00	1,600.00
Realised Prices - Ag price ($/oz)	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09	29.09
Net Income Summary													
Production Revenues													
Au Revenue Sold	3.053	3.048	3.294	3.094	3.587	3.363	3.619	3.875	3.810	3.928	3.392	3.155	41.219
Ag Revenue Sold	3.494	3.794	4.263	4.229	4.296	4.653	5.183	4.929	4.488	5.218	4.761	4.957	54.265
Total Production Revenues	6.547	6.842	7.558	7.324	7.883	8.016	8.802	8.804	8.297	9.146	8.153	8.112	95.485
Operating Costs													
Open Pit Mining Costs	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Underground Mining Costs	1.600	1.605	1.635	1.585	1.544	1.529	1.586	1.558	1.572	1.656	1.609	1.657	19.137
Heap Leach	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Milling Costs	1.054	1.012	1.063	1.049	0.894	0.879	1.086	1.091	1.053	1.092	1.054	1.079	12.407
Smelting & Refining	0.299	0.290	0.285	0.290	0.312	0.307	0.339	0.324	0.304	0.348	0.336	0.334	3.767
Administration	0.537	0.490	0.527	0.502	0.507	0.496	0.503	0.488	0.509	0.494	0.494	0.494	6.041
Other (Contingency)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Total Operating Costs	3.490	3.396	3.510	3.426	3.257	3.212	3.513	3.462	3.438	3.590	3.493	3.564	41.351
WIP Adjustment	0.772	0.737	0.630	0.395	0.374	0.384	0.255	0.067	(0.133)	0.133	(0.054)	(0.001)	3.559
OP - Capitalized Stripping Adjustment	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
OP - Capitalized Other Tonnes Adjustment	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Silver Recovery	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Total Cash Costs	4.262	4.133	4.140	3.822	3.631	3.596	3.768	3.529	3.305	3.723	3.439	3.563	44.910
Reclamation Accrual	0.000	0.000	0.025	0.000	0.000	0.025	0.000	0.000	0.025	0.000	0.000	0.025	0.102
Foreign exchange and other	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Other Revenue	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Interest	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Depletion	0.172	0.179	0.194	0.189	0.201	0.204	0.221	0.222	0.210	0.229	0.207	0.206	2.436
Depreciation & Amortization	0.160	0.172	0.210	0.195	0.205	0.240	0.220	0.225	0.254	0.232	0.221	0.249	2.585
Total Costs	4.594	4.484	4.570	4.205	4.037	4.066	4.210	3.976	3.795	4.184	3.867	4.045	50.032
Operating Profit / (Loss) before Tax	1.953	2.358	2.988	3.118	3.846	3.950	4.592	4.828	4.502	4.963	4.286	4.068	45.452
Tax Expense (Recovery) - 25%	0.488	0.590	0.747	0.780	0.961	0.987	1.148	1.207	1.125	1.241	1.071	1.017	11.363
Net Profit / (Loss) after Tax	1.465	1.769	2.241	2.339	2.884	2.962	3.444	3.621	3.376	3.722	3.214	3.051	34.089
Net Cash Flow Summary													
Operating Cash Flow													
Profit (Loss) after tax	1.465	1.769	2.241	2.339	2.884	2.962	3.444	3.621	3.376	3.722	3.214	3.051	34.089
Tax expense	0.488	0.590	0.747	0.780	0.961	0.987	1.148	1.207	1.125	1.241	1.071	1.017	11.363
Depletion (Tax Amount)	0.172	0.179	0.194	0.189	0.201	0.204	0.221	0.222	0.210	0.229	0.207	0.206	2.436
Depreciation	0.160	0.172	0.210	0.195	0.205	0.240	0.220	0.225	0.254	0.232	0.221	0.249	2.585
Reclamation accrual	0.000	0.000	0.025	0.000	0.000	0.025	0.000	0.000	0.025	0.000	0.000	0.025	0.102
Cash tax on operating profit (30%)	(0.488)	(0.590)	(0.747)	(0.780)	(0.961)	(0.987)	(1.148)	(1.207)	(1.125)	(1.241)	(1.071)	(1.017)	(11.363)
Changes in working capital	0.772	0.737	0.630	0.395	0.374	0.384	0.255	0.067	(0.133)	0.133	(0.054)	(0.001)	3.559
Reclamation spending	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Foreign exchange and other	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Operating Cash Flow	2.569	2.857	3.301	3.118	3.664	3.816	4.141	4.135	3.734	4.316	3.589	3.531	42.770
Investing Cash Flow													
Fixed Assets	(1.477)	(1.477)	(1.477)	(1.220)	(1.220)	(1.220)	(0.651)	(0.651)	(0.651)	(0.365)	(0.365)	(0.365)	(11.139)
OP - Capitalized Stripping	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
OP - Capitalized Other Tonnes	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
OP - Development	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
UG - Development	(0.852)	(0.811)	(0.853)	(0.864)	(0.927)	(0.829)	(0.808)	(0.850)	(0.843)	(0.770)	(0.832)	(0.829)	(10.068)
Exploration - RRE UG Drifting (Tech Services)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Exploration - RRE UG Drilling (Geology)	(0.066)	(0.066)	(0.066)	(0.198)	(0.198)	(0.198)	(0.402)	(0.462)	(0.402)	(0.594)	(0.594)	(0.594)	(3.960)
Exploration - RRE OP Surface Drilling (Tech Services)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Exploration - BEX (Geology)	(0.413)	(0.413)	(0.413)	(0.197)	(0.197)	(0.197)	(0.121)	(0.121)	(0.121)	(0.018)	(0.018)	(0.018)	(2.245)
Exploration - GEX (Geology)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Investing Cash Flow	(2.808)	(2.767)	(2.809)	(2.479)	(2.542)	(2.443)	(2.042)	(2.084)	(2.077)	(1.747)	(1.809)	(1.806)	(27.412)
Free Cash Flow	(0.239)	0.090	0.492	0.639	1.123	1.373	2.099	2.051	1.657	2.569	1.780	1.725	15.358
Financing Cash Flow													
Equity Proceeds from Option Conversions	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Debt Facility - Principal Drawdowns	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Debt Facility - Principal Repayments	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Lease Facility Financing	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Lease Facility Payments	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Convertible Debt Payments	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Other	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Financing Cash Flow	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Net Free Cash Flow	(0.239)	0.090	0.492	0.639	1.123	1.373	2.099	2.051	1.657	2.569	1.780	1.725	15.358
Operating Cash Flow (Cumulative)	2.569	5.425	8.726	11.844	15.508	19.324	23.465	27.601	31.334	35.650	39.239	42.770	42.770
Free Cash Flow (Cumulative)	(0.239)	(0.149)	0.342	0.981	2.104	3.477	5.575	7.627	9.284	11.853	13.633	15.358	15.358
Depletion (Taxable Amount)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000


AuRico
2012 Budget Presentation
El Cubo Mine
December 9, 2011

El Cubo – Underground Mine Plan

AuRico Gold



Start-up Performance - Mined & Milled Tons
Actual vs. Budget 2011 YTD
60000
50000
40000
30000
20000
10000
0
Tons
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Milled Tons ACTUAL 2011
Milled Tons BUDGET 2011
Mine Ore (shipped) BUDGET 2011
Mine Ore (shipped) ACTUAL 2011

El Cubo – Underground Operational Highlights

AuRico Gold

Mine Physicals	Q1	Q2	Q3	Q4	2012	2011	Inc / (Dec)
Ore Tonnes Mined	146,976	167,374	182,240	179,522	**676,111**	279,343	142%
Au Grade	1.39	1.30	1.35	1.27	**1.33**	1.77	(25%)
Ag Grade	95.47	95.05	97.61	101.37	**97.51**	93.27	5%
AuEq Grade @55:1	3.13	3.03	3.12	3.11	**3.10**	3.46	(11%)
Total Metres	6,204	8,012	7,283	7,136	**28,635**	13,779	108%
Net Cost Per Tonne	$32.9	$27.8	$25.9	$27.4	**$28.3**	$31.3	(10%)

Top Cost Drivers	% Spend	2012	2011	Inc / (Dec)
Labour	52%	**$9.9**	$6.9	45%
Electricity	15%	**$2.9**	$0.6	394%
Explosives	14%	**$2.7**	$1.7	60%
Maintenance	14%	**$2.6**	$1.3	99%
Drilling & Anchors	11%	**$2.2**	$0.8	187%
Bits & Jack Legs	9%	**$1.7**	$0.4	312%
Diesel	2%	**$0.5**	$0.2	130%
Oil	3%	**$0.6**	$0.3	148%
Office rent	3%	**$0.5**	$0.5	5%
Tires	2%	**$0.4**	$0.2	151%
Health & Safety	1%	**$0.3**	$0.1	97%
Other (Water, O/Consum)	26%	**$4.9**	$5.0	(3%)
Recoveries	-53%	**($10.1)**	($12.1)	(17%)
Total cost USD	100%	**$19.1**	$5.8	230%



Other (Water, O/Consum), 26%
Health & Safety, 1%
Tires, 2%
Office rent, 3%
Oil, 3%
Diesel, 2%
Bits & Jack Legs, 9%
Drilling & Anchors, 11%
Maintenance, 14%
Explosives, 14%
Electricity, 15%
Labour, 52%

NOTE; 2011 Forecast is equivalent to 6 months of operation and 3 months of startup operations.

El Cubo – Underground Planned Summary

AuRico Gold

- **Production Ramping Up from 1600 tpd to 2000 tpd**
  - Continuing conversion to longhole mining
  - Currently 3 StopeMates, plan is to have 6 by Q3 2012
  - Moving away from remnant mining into new development areas.
  - Dolores/Capulin to commence longhole production in July 2012.
- **Development Ramping Up to 2000 Horizontal Metres (O+W)**
  - Budgeting Cominvi to do 52% of all horizontal metres (86% of horizontal waste metres)
  - Budgeting to purchase 2 jumbos, 6 scoops & 6 trucks to replace obsolete & small equipment.
- **Price Assumptions**
  - Major cost items calculated as a $ per total tonne from actual 2011 data.
  - Electricity costs increasing 10% as we improve ventilation to the mine.
- **Labour Cost Increasing 3%**
  - Assuming December 2011 budget labour force will be maintained throughout 2012.
  - Budgeting for cost of living increase of 3% for national labour force.

El Cubo – Milling Operational Highlights

AuRico Gold

Mill Physicals	Q1	Q2	Q3	Q4	2012	2011	Inc / (Dec)
Tonnes Placed	146,976	167,374	182,240	179,522	**676,111**	279,343	142%
Au Grade	1.39	1.30	1.35	1.27	**1.33**	1.77	(25%)
Ag Grade	95.76	95.92	97.61	101.37	**97.79**	93.27	5%
AuEq Grade @55:1	3.13	3.04	3.12	3.11	**3.10**	3.46	(10%)
Au Oz Recovered	5,872	6,278	7,065	6,547	**25,762**	14,209	81%
Ag Oz Recovered	397,097	452,979	501,863	513,434	**1,865,373**	735,068	154%
AuEq Oz Recovered	13,092	14,514	16,190	15,882	**59,678**	27,574	116%
Net Cost Per Tonne	$21.3	$16.9	$17.7	$18.0	**$18.4**	$16.3	13%

Labour	15%	**$2.2**	$1.9	11%
Maintenance	18%	**$2.5**	$0.1	1,906%
Electricity	22%	**$3.1**	$1.5	116%
Chemicals (Cyanide & Others)	11%	**$1.5**	$0.3	384%
Water rights	9%	**$1.3**	$0.1	2,436%
Grinding Media	9%	**$1.2**	$0.4	231%
Office rent	4%	**$0.5**	$0.6	(4%)
Other (Other Chemicals, bands & repairs)	11%	**$1.6**	$1.5	1%
Recoveries	-3%	**($0.4)**	($0.5)	(25%)
Total cost USD	97%	**$14.0**	$6.4	120%


Other (Other Chemicals, bands & repairs), 11%
Office rent, 4%
Labour 15%
intenan e, 18%
Grinding Media, 9%
Water rights, 9%
Chemicals (Cyanide & Others), 11%
Electricity 22%

NOTE; 2011 Forecast is equivalent to 6 months of operation and 3 months of startup operations.

El Cubo – Site G&A Operational Highlights

AuRico Gold

By Department	% Spend	2012	2011	Inc / (Dec)
Administration	19%	**$1.1**	$1.8	(36%)
Security	26%	**$1.6**	$0.6	152%
Maintenance	2%	**$0.1**	$0.7	(78%)
Sustainability	15%	**$0.9**	$1.2	(25%)
Warehouse	8%	**$0.5**	$0.2	168%
Purchasing	2%	**$0.1**	$0.0	300%
Human Resources	27%	**$1.7**	$1.4	21%
Other (IT, Man Assist)	1%	**$0.1**	$0.4	(79%)
Total cost USD	100%	**$6.0**	$6.2	(2%)
Cost Per AuEq Ounce		**$101.2**	$146.0	(31%)

Top Cost Drivers	% Spend	2012	2011	Inc / (Dec)
Labour	31%	**$1.9**	$2.3	(17%)
Professional Fees	37%	**$2.2**	$0.7	240%
Property rights & Transp	15%	**$0.9**	**$0.8**	18%
Food	4%	**$0.3**	$0.2	14%
Insurance	1%	**$0.1**	$0.0	76%
Medical exams	2%	**$0.1**	$0.0	364%
Other (Misc. Cont Exp.)	9%	**$0.5**	$2.2	(75%)
Total cost USD	100%	**$6.0**	$6.2	(2%)


Medical exams, 2%
Other (Misc. Cont Exp.), 9%
Insurance, 1%
Food, 4%
Property rights & Transp, 15%
37%

El Cubo – Consolidated Capital Budget

AuRico Gold

Financial Summary	Q1-2012	Q2-2012	Q3-2012	Q4-2012	2012	2011	Inc / (Dec)
Fixed Assets	$ 4.4	$ 3.7	$ 2.0	$ 1.1	**$ 11.1**	$ 13.2	(15%)
UG - Development	$ 2.5	$ 2.6	$ 2.5	$ 2.4	**$ 10.1**	$ 12.1	(17%)
Exploration - RRE UG Drilling	$ 0.2	$ 0.6	$ 1.4	$ 1.8	**$ 4.0**	$ -	0%
Exploration - BEX Surface Drilling	$ 1.2	$ 0.6	$ 0.4	$ 0.1	**$ 2.2**	$ 2.1	7%
Total	**$ 8.4**	**$ 7.5**	**$ 6.2**	**$ 5.4**	**$ 27.4**	**$ 27.4**	**0%**

Fixed Asset Highlights

	Million USD
UG Trackless Equipment	$6.00
UG Trackless Overhauls	$0.89
New & Replacement Vehicles (11)	$0.32
Ventilation	$0.52
Elelctrical Infrastructure	$0.74
Other	$2.63
Total	$11.1

El Cubo – Consolidated Financial Summary

AuRico Gold

Market prices	Q1-2012	Q2-2012	Q3-2012	Q4-2012	2012	2011	Inc / (Dec)
Gold	1,600.00	1,600	1,600	1,600	**1,600**	1,300	23%
Silver	29.09	29.09	29.09	29.09	**29.09**	27	8%
Gold equivalency	55.00	55.00	55.00	55.00	55.00	48.15	14%

Production	Q1-2012	Q2-2012	Q3-2012	Q4-2012	2012	2011	Inc / (Dec)
Gold Ounces Produced	5,872	6,278	7,065	6,547	**25,762**	14,209	81%
Silver Ounces Produced	397,097	452,979	501,863	513,434	**1,865,373**	735,068	154%
Gold Eq. Ounces Produced (55:1)(1)(2)	13,092	14,514	16,190	15,882	**59,678**	27,574	116%

Cost per Tonne Metrics	Q1-2012	Q2-2012	Q3-2012	Q4-2012	2012	2011	Inc / (Dec)
Underground Mining	$ 32.93	$ 27.83	$ 25.88	$ 27.42	**$ 28.52**	$ 31.30	(9%)
Milling	$ 21.29	$ 16.86	$ 17.72	$ 17.97	**$ 18.46**	$ 16.25	14%
Administration (per ounce recovered @55:1)	$ 118.69	$ 103.71	$ 92.65	$ 93.26	**$ 101.22**	$ 145.96	(31%)
Cash Costs per Gold Eq. Ounce @55:1	**$ 957**	**$ 761**	**$ 655**	**$ 675**	**$ 753**	**$ 787**	**(4%)**

Financial Summary	Q1-2012	Q2-2012	Q3-2012	Q4-2012	2012	2011	Inc / (Dec)
After tax earnings	$ 5.48	$ 8.19	$ 10.44	$ 9.99	**$ 34.09**	$ 18.13	88%
Operating cash flow	$ 8.73	$ 10.60	$ 12.01	$ 11.44	**$ 42.77**	$ 22.99	86%
Capital Stripping and Development	$ (2.52)	$ (2.62)	$ (2.50)	$ (2.43)	**$ (10.07)**	$ (12.11)	(17%)
Fixed Assets	$ (4.43)	$ (3.66)	$ (1.95)	$ (1.10)	**$ (11.14)**	$ (13.17)	(15%)
Exploration	$ (1.44)	$ (1.18)	$ (1.75)	$ (1.84)	**$ (6.21)**	$ (2.05)	202%
Free Cash Flow	$ 0.34	$ 3.13	$ 5.81	$ 6.07	**$ 15.36**	$ (4.35)	(453%)

El Cubo – Consolidated Risk Assessment

AuRico Gold

Production

- Underground Plan
- UG LH Drilling budgeted rates not achieved
- UG waste development budget rates not achieved
- Equipment availabilities
- Ability to purchase rebuilt equipment
- Lead time for purchasing equipment

Cash Costs

•Skilled labour / Filling vacancies

Other Risks

•Labour Disruption

El Cubo – Consolidated SWOT Analysis

AuRico Gold

Strengths	Weaknesses
• Experienced workforce • Good ground conditions • Continuing conversion to long-hole mining	• Aging equipment • Lack of geological block model and modeling software • Difficultly achieving reserve grade
Opportunities	**Threats**
• World class historical mining district • Exploration potential at depth and along strike of existing infrastructure • Proximity to service providers and suppliers	• End of lease on Torres property • Underperformance of contractors • Labour disruptions

El Cubo – Consolidated Business Critical Initiatives

AuRico Gold

Peñoles Lease Agreement

- Negotiations on extending lease agreement ongoing

Possible Tajo Mill/Infrastructure Expansion Plan

- We are studying what El Cubo would look like without Peñoles
- Tajo Mill Expansion
- Construct our own Tailings Storage Facility and Water Dam
- Develop underground infrastructure to consolidate operations at Tajo/Dolores site
- Surface infrastructure to consolidate operations at Tajo/Dolores site
- Study will be available at February strategic offsite meeting.
- Any work related to this would be an out of budget AFE
- Would require everything permitted and built by May 2013
- Study to confirm this will reduce OPEX figures.

SCHEDULE "1.1(tt)"
KEY PERSONNEL

1) None.

SCHEDULE "1.1(uu)"

KEY PURCHASER REGULATORY APPROVALS

1. The approval from the Mexican Antitrust Commission *(Comisión Federal de Competencia Económica)*.

2. NYSE approval for the listing of the Payment Shares on the NYSE.

3. TSX approval for the listing of the Payment Shares on the TSX.

SCHEDULE "1.1(vv)"

KEY PURCHASER THIRD PARTY CONSENTS

None.

SCHEDULE "1.1(ww)"
KEY VENDOR REGULATORY APPROVALS

1) Anti-trust in Mexico

SCHEDULE "1.1(xx)"
KEY VENDOR THIRD PARTY CONSENTS

1) The consent to the assignment and novation of the rights and obligations of AuRico under the Las Torres lease in accordance with Article 10 of the agreement.

2) Bank of Nova Scotia, relating to the credit facility

SCHEDULE "6.1(II)"
ENVIRONMENTAL LIABILITIES

1. Conagua Fine levied for pollution of water at Tajo Plant

2. Remediation of soil and water contamination and hazardous substance release around Tajo Plant

SCHEDULE "6.1(s)"

LIST OF EMPLOYEES

1) Cubo Union
2) Cubo non-union
3) Consulting GTO
4) Supervision GTO
5) ACM GTO
6) GYC

Cubo - Union

Nombre	Departamento	Puesto
AVALOS/LOREDO/MAURICIO	MINA AREA II	OBREROS GENERAL
TORRES/VIZGUERRA/J JESUS	MINA AREA III	OFICIAL
JARAMILLO/SALCEDO/BENJAMIN	RECURSOS HUMANOS	OP. MANTTO. TALLERES
LUNA/FLORES/ANGEL IGNACIO	MINA AREA II	OBREROS GENERAL
MUÑOZ/GARCIA/JUAN CARLOS	MANTTO. ESTACIONARIO	OP MANTENIM TALLERES
MUÑOZ/MENDOZA/PEDRO MARTIN	MANTTO. DIESEL	OP. DE EQUIPO MINA
ROCHA/ROCHA/FRANCISCO	MINA AREA III	OP. DE EQUIPO MINA
RAMIREZ/LOREDO/JUAN CARLOS	MINA AREA I	OBREROS GENERAL
MORALES/FLORES/JUAN ARTURO	MINA AREA II	OBREROS GENERAL
GOMEZ/AGUIRRE/FLORENTINO	MINA AREA II	OP. DE EQUIPO MINA
RANGEL/MUÑOZ/RUBEN	MINA AREA III	OPERADOR DE EQUIPO
RAMIREZ/DOMINGUEZ/JOSE DE JESUS	MINA AREA III	OBREROS GENERAL
AGUILAR/ARRONA/ANGEL	MINA AREA II	OBREROS GENERAL
BARAJAS/PRADO/JOSE	RECURSOS HUMANOS	OFICIALES MINA
LUGO/RIVERA/ANTONIO	MINA AREA II	OFICIALES MINA
SAUCEDO/RAMIREZ/BRISSA ISELA	TOPOGRAFIA	OBREROS GENERAL
VEGA/PATLAN/JUAN MANUEL	MINA AREA III	OBREROS GENERAL
MORENO/RAMIREZ/JOSE ASUNCION	MINA AREA III	OP. DE EQUIPO MINA
MOSQUEDA/DIAZ/FRANCISCO JAVIER	MINA AREA I	OBREROS GENERAL
OCHOA/GOMEZ/SERGIO	MANTTO. DIESEL	OP MANTENIM TALLERES
VALDEZ/SALAZAR/GUSTAVO	MANTTO. DIESEL	OBREROS GRAL. MINA
RANGEL/OROS/MIGUEL	MANTTO. DIESEL	OPERADOR DE EQUIPO
BARBA/AGUILERA/JUAN ANTONIO	MINA AREA II	OBREROS GENERAL
RANGEL/HUITRON/ADRIANA	MINA AREA III	OP. DE EQUIPO MINA
MUÑOZ/VAZQUEZ/LUCIO	MINA AREA III	OBREROS GENERAL
RUIZ/DOMINGUEZ/IVAN ALEJANDRO	MANTTO. ESTACIONARIO	OBREROS GENERAL
ALVAREZ/RAMIREZ/CATALINA	MANTTO. DIESEL	OBREROS GRAL. MINA
MARTINEZ/CORONA/JUAN PABLO	DEPTO. ELECTRICO	OBREROS GENERAL
MENDEZ/BALTAZAR/MARTIN	MINA AREA I	OPERADOR DE EQUIPO
RAMIREZ/CHAVEZ/RODRIGO	MINA AREA II	OPERADOR DE EQUIPO
GARCIA/LAMAS/JAVIER	MANTTO. DIESEL	OBREROS GENERAL
ROCHA/GAYTAN/ARTURO	MINA AREA II	OP. DE EQUIPO MINA
RUBIO/RODRIGUEZ/MARTIN	MINA AREA II	OPERADOR DE EQUIPO
CASTAÑEDA/SANTOS/SERGIO	ALMACEN	OBREROS GRAL. MINA
PEREZ/RODRIGUEZ/MANUEL	MANTTO. DIESEL	OBREROS GENERAL
DE LA ROSA/DURAN/JOSE VALENTIN	DEPTO. ELECTRICO	OBREROS GENERAL
JANTES//MOISES	MINA AREA II	OP. DE EQUIPO MINA
CAMARILLO/IRACHETA/ADOLFO	MANTTO. DIESEL	OBREROS GENERAL
BARRIENTOS/PATLAN/JOSE BERNARDO	MANTTO. ESTACIONARIO	OBREROS GENERAL
ESPINOSA/SALAZAR/MANUEL	MANTTO. ESTACIONARIO	OP. DE EQUIPO MINA
MORENO/YEBRA/JOSE ANTONIO	MINA AREA III	OBREROS GENERAL
LOPEZ/RAMIREZ/MIGUEL	MINA AREA I	OP. DE EQUIPO MINA
VEGA/MORALES/JULIO	MINA AREA I	OP. DE EQUIPO MINA
GARCIA/SALCEDO/JOSE SOCORRO	GEOLOGIA	OBREROS GENERAL
LOPEZ/GONZALEZ/MAXIMINO	MINA AREA I	OBREROS GENERAL
VARGAS/MORALES/JUAN JOSE	MINA AREA III	OP. DE EQUIPO MINA
VILLA/LICEA/JUAN ANDRES	MINA AREA III	OFICIAL
RAMIREZ/CASTRO/JOSE FRANCISCO	MANTTO. ESTACIONARIO	OBREROS GENERAL
MUÑOZ/MUÑOZ/JOAQUIN	GEOLOGIA	OPERADOR DE EQUIPO
LOPEZ/URIBE/SALVADOR	DEPTO. ELECTRICO	OBREROS GENERAL
CAUDILLO/MARTINEZ/MIGUEL ANGEL	MINA AREA II	OBREROS GENERAL
CAZAREZ/JARAMILLO/FEDERICO	MINA AREA III	OP. DE EQUIPO MINA
FELIX/ESTRELLA/HECTOR	RECURSOS HUMANOS	OP. DE EQUIPO MINA
BARAJAS/HERRERA/ALBINO	MINA AREA III	OPERADOR DE EQUIPO
RAMIREZ/RAMIREZ/ANDRES	MINA AREA I	OP. DE EQUIPO MINA
MUÑOZ/VAZQUEZ/MARCOS	TOPOGRAFIA	OBREROS GRAL. MINA
SERRATO/MARTINEZ/J GUADALUPE	MANTTO. DIESEL	OBREROS GENERAL
MUÑOZ/MUÑOZ/PEDRO	MINA AREA III	OBREROS GRAL. MINA
GODINEZ/BARRON/JUAN	MINA AREA II	OP. DE EQUIPO MINA
VELAZQUEZ/RAMIREZ/GERARDO	MANTTO. DIESEL	OP. DE EQUIPO MINA
VALDEZ/SALAS/MARCELO	MINA AREA II	OBREROS GENERAL
SILVA/RAMIREZ/JOSE ALFREDO	MANTTO. ESTACIONARIO	OBREROS GENERAL
PATLAN/GONZALEZ/PRIMITIVO	MANTTO. DIESEL	OP. DE EQUIPO MINA
GODINEZ/SANCHEZ/ANTONIO	MINA AREA II	OBREROS GRAL. MINA
ACOSTA/LANDEROS/HECTOR	GEOLOGIA	OBREROS GENERAL
AGUIRRE/LUNA/DIEGO	MINA AREA II	OBREROS GENERAL
YEBRA/YEBRA/FILOMENA	GEOLOGIA	OBREROS GRAL. MINA

Cubo - Union

Nombre	Departamento	Puesto
GODINEZ/RANGEL/JULIAN	MINA AREA I	OP. DE EQUIPO MINA
MENDEZ/GALLEGOS/EVA	MINA AREA III	OBREROS GRAL. MINA
REINA/GARCIA/GUILLERMO	MINA AREA II	OBREROS GENERAL
ESPARZA/SAAVEDRA/ANGELA	MINA AREA III	OP. DE EQUIPO MINA
MUÑOZ/MUÑOZ/AVELINO	MINA AREA III	OP. DE EQUIPO MINA
CRUCES/VELEZ/JOSE ISABEL	MINA AREA III	OP. DE EQUIPO MINA
RAMIREZ/GONZALEZ/ANDRES	MINA AREA I	OP. MANTTO. TALLERES
RAMIREZ/AGUILAR/CARLOS ALBERTO	MINA AREA II	OP. DE EQUIPO MINA
JUAREZ/DIAZ/RUBEN	MINA AREA I	OBREROS GENERAL
RODRIGUEZ/VILLA/MARIO	MINA AREA I	OBREROS GENERAL
RAMIREZ/LEDESMA/SERGIO ESTEBAN	MINA AREA I	OBREROS GENERAL
SANDOVAL/RAMIREZ/JUAN CARLOS	MINA AREA I	OBREROS GENERAL
LOPEZ/CERVANTES/MIGUEL ANGEL	MINA AREA I	OPERADOR DE EQUIPO
BASALDUA/REYES/ALEJANDRO	MINA AREA III	OFICIAL
CAZAREZ/GARCIA/LEONEL	MINA AREA III	OPERADOR DE EQUIPO
ROCHA/GRANADOS/FERMIN	MINA AREA II	OP. DE EQUIPO MINA
SALAS/MORALES/MARIO EDGARDO	MANTTO. DIESEL	OBREROS GENERAL
MUÑOZ//IGNACIO	MINA AREA III	OPERADOR DE EQUIPO
GRANADOS/VILLEGAS/MIGUEL ANGEL	MINA AREA II	OP. DE EQUIPO MINA
GARCIA/HERNANDEZ/CRUZ	MINA AREA III	OBREROS GENERAL
SEGOVIA/AVILA/MANUEL GABINO	MANTTO. DIESEL	OP. DE EQUIPO MINA
MARTINEZ/LOPEZ/VICTOR GABRIEL	MANTTO. DIESEL	OP. DE EQUIPO MINA
MUÑOZ/VAZQUEZ/JOSE AGUSTIN	MINA AREA III	OP. DE EQUIPO MINA
SALCEDO/CAZAREZ/JUAN	MINA AREA III	OBREROS GENERAL
MUÑOZ/MENDOZA/FELIPE	MINA AREA III	OP. DE EQUIPO MINA
CHAVEZ/IBARRA/JESUS MANUEL	MINA AREA III	OP. DE EQUIPO MINA
JARAMILLO/GARCIA/NICOLAS	MINA AREA III	OP. DE EQUIPO MINA
GOMEZ/GARCIA/LUCIANO	MINA AREA I	OP. DE EQUIPO MINA
AGUILERA/VILLEGAS/JOSE ROBERTO	MINA AREA II	OBREROS GENERAL
MARTINEZ/SALAZAR/AARON	MINA AREA II	OBREROS GENERAL
URRUTIA/CORTES/GUSTAVO	MINA AREA I	OBREROS GENERAL
CAUDILLO/YEBRA/SILVESTRE	MINA AREA II	OP. DE EQUIPO MINA
MUÑOZ/MUÑOZ/SIMON	MINA AREA I	OBREROS GENERAL
TORRES/MENDIETA/JOAQUIN	MINA AREA II	OBREROS GRAL. MINA
LUNA/LOREDO/EFRAIN	MINA AREA I	OBREROS GENERAL
GUTIERREZ/CASTAÑEDA/OCTAVIO	MINA AREA I	OPERADOR DE EQUIPO
CONTRERAS/TORRES/ARTURO	MINA AREA II	OP. MANTTO. TALLERES
TORRES/MUÑOZ/JOSE ANTONIO	MINA AREA II	OBREROS GENERAL
BALDERAS/MARTINEZ/JUAN JESUS	MINA AREA I	OBREROS GENERAL
GAMEZ/RANGEL/MANUEL	MINA AREA I	OBREROS GENERAL
LOREDO/HERNANDEZ/FELIX	MINA AREA I	OBREROS GENERAL
FUENTES/GONZALEZ/ARTURO	MINA AREA II	OP. DE EQUIPO MINA
LEYVA//JOSE ANTONIO	MINA AREA II	OP. DE EQUIPO MINA
BALDERAS/CORREA/VICENTE	MINA AREA I	OBREROS GENERAL
RODRIGUEZ/AGUILERA/GILBERTO	MINA AREA III	OBREROS GENERAL
BARBA/AGUILERA/LUIS FELIPE	MINA AREA II	OBREROS GENERAL
RAMIREZ/ROCHA/JESUS XAVIER	MINA AREA III	OBREROS GENERAL
CARRILLO/GONZALEZ/JOSE LAURENCIO	MINA AREA II	OBREROS GENERAL
PEREZ/PANTOJA/ARMANDO	RECURSOS HUMANOS	OP. DE EQUIPO MINA
VILLEGAS/CAUDILLO/MARIANO	MINA AREA II	OBREROS GENERAL
MARTINEZ/ZAMORA/GABRIEL	MINA AREA II	OBREROS GENERAL
BOCANEGRA/RODRIGUEZ/JUAN	MANTTO. ESTACIONARIO	OP MANTENIM TALLERES
BARRON/GUTIERREZ/JUAN	MINA AREA I	OP. DE EQUIPO MINA
LICEA/JUAREZ/JUAN ANTONIO	MINA AREA III	OBREROS GENERAL
ROMO/SALAZAR/GERARDO	MINA AREA I	OPERADOR DE EQUIPO
VAZQUEZ/CAZAREZ/ESTEBAN	MINA AREA III	OFICIALES MINA
BARBA//SERGIO HUMBERTO	MINA AREA III	OBREROS GENERAL
ARGOTE/PATLAN/JAVIER SALVADOR	DEPTO. ELECTRICO	OBREROS GRAL. MINA
HERNANDEZ/CAUDILLO/GREGORIO	MINA AREA II	OP. DE EQUIPO MINA
TORRES/SANCHEZ/RODRIGO	MINA AREA II	OBREROS GENERAL
MONSIVAIS/ORTEGA/JORGE RAMON	MANTTO. DIESEL	OP. DE EQUIPO MINA
MENDOZA/GOMEZ/JOSE	MINA AREA III	OP. DE EQUIPO MINA
GONZALEZ/JIMENEZ/JOSE FRANCISCO	MINA AREA III	OP. DE EQUIPO MINA
MUÑOZ/MUÑOZ/SALVADOR	MINA AREA III	OBREROS GENERAL
ROCHA/RAMIREZ/RAUL	MINA AREA III	OBREROS GENERAL
HERNANDEZ/RAMIREZ/JOSE DOLORES	MINA AREA III	OBREROS GENERAL
LOPEZ/GUTIERREZ/MARTIN	MINA AREA III	OP. DE EQUIPO MINA

Cubo - Union

Nombre	Departamento	Puesto
OLMOS/AGUILERA/MIGUEL ANGEL	MINA AREA III	OBREROS GENERAL
MARES/REYES/JOSE ANTONIO	MINA AREA III	OBREROS GENERAL
LOREDO/TORRES/OMAR	MINA AREA II	OBREROS GENERAL
ARREGUIN/LONA/FRANCISCO JAVIER	MINA AREA I	OP. DE EQUIPO MINA
LABRA/FLORES/ALEJANDRO	MINA AREA I	OP. DE EQUIPO MINA
MUÑOZ/GARCIA/ABUNDIO	MINA AREA III	OP. DE EQUIPO MINA
GARCIA/MARMOLEJO/MARIO	MINA AREA III	OP. DE EQUIPO MINA
LOPEZ/GONZALEZ/ANGEL	MINA AREA II	OBREROS GENERAL
RAMIREZ/ROCHA/MIGUEL	MINA AREA I	OFICIAL
MEDRANO/ANGUIANO/JOSE SILVESTRE	MINA AREA II	OBREROS GENERAL
LOREDO/LUNA/LUIS	MINA AREA II	OBREROS GENERAL
PEÑA/MARTINEZ/GABINO	MINA AREA I	OP. DE EQUIPO MINA
DIAZ/MORALES/RICARDO	MINA AREA III	OBREROS GENERAL
DIAZ/MORALES/JOSE LUIS	MINA AREA III	OBREROS GENERAL
MORALES/ALVARADO/JUAN MANUEL	MINA AREA II	OBREROS GENERAL
SALCEDO/JARAMILLO/JUAN ANTONIO	MINA AREA III	OBREROS GENERAL
RAMIREZ/HERRERA/NORBERTO	MINA AREA I	OPERADOR DE EQUIPO
CORDOVA/ALMARAS/RAFAEL	MINA AREA II	OP. DE EQUIPO MINA
NICOLAS//GILBERTO	MINA AREA III	OP. DE EQUIPO MINA
RODRIGUEZ/GONZALEZ/JUAN MANUEL	GEOLOGIA	OBREROS GRAL. MINA
AGUILAR/LEON/MARTIN	MANTTO. DIESEL	OBREROS GENERAL
PALACIOS/GARCIA/JOSE ELIAS	MANTTO. DIESEL	OP. DE EQUIPO MINA
RAMIREZ/PRECIADO/RICARDO	RECURSOS HUMANOS	OP. DE EQUIPO MINA
RODRIGUEZ/RAMIREZ/TERESITA DE JESUS	MINA AREA III	OBREROS GENERAL
LABRA/FLORES/ROBERTO	MINA AREA II	OP. DE EQUIPO MINA
NAVIA/BARRON/JESUS ALBERTO	MINA AREA III	OBREROS GENERAL
ROCHA/ROJAS/JOSE ALFREDO	MINA AREA II	OBREROS GENERAL
GONZALEZ/LOPEZ/SERGIO DAVID	MINA AREA II	OBREROS GENERAL
MARTINEZ/AGUILAR/JOSE DE JESUS	MINA AREA II	OBREROS GENERAL
BUENROSTRO/LOPEZ/PEDRO	MINA AREA II	OP. DE EQUIPO MINA
DOMINGUEZ/GODINEZ/MIGUEL ANGEL	MINA AREA II	OBREROS GENERAL
PATLAN/LOPEZ/ANTONIO	MINA AREA II	OFICIAL
OCHOA/HERNANDEZ/ROBERTO	MINA AREA II	OP. DE EQUIPO MINA
GUZMAN/RAMIREZ/TOMAS ARMANDO	MINA AREA II	OBREROS GENERAL
LOPEZ/RAMOS/ISMAEL	MINA AREA II	OPERADOR DE EQUIPO
LOPEZ/GODINES/ANGEL	MINA AREA II	OBREROS GENERAL
GAMEZ/RANGEL/ERASMO	MINA AREA I	OP. DE EQUIPO MINA
VAZQUEZ/MUÑOZ/JUAN PABLO	MINA AREA III	OP. DE EQUIPO MINA
MUÑOZ/MUÑOZ/BARTOLOME	MINA AREA III	OBREROS GRAL. MINA
RAMIREZ/LOREDO/MOISES	MINA AREA I	OPERADOR DE EQUIPO
CALZADA/MORENO/MARIO	MINA AREA III	OBREROS GENERAL
JARAMILLO/GARCIA/ALEJANDRO	RECURSOS HUMANOS	OP. MANTTO. TALLERES
RAMIREZ/ROCHA/RAYMUNDO	MINA AREA III	OPERADOR DE EQUIPO
RAMIREZ/BUENO/JORGE	MINA AREA II	OBREROS GENERAL
SANCHEZ/RAMIREZ/JAVIER	MINA AREA II	OP. DE EQUIPO MINA
HERNANDEZ/RAMIREZ/BRUNO	MINA AREA III	OBREROS GENERAL
AVILA/CAUDILLO/JOSE ANTONIO	MINA AREA III	OBREROS GENERAL
LOPEZ/AGUIRRE/JUAN	MINA AREA II	OP. DE EQUIPO MINA
GARCIA/MARMOLEJO/FILIBERTO	RECURSOS HUMANOS	OP. DE EQUIPO MINA
MUÑOZ/GARCIA/CIRILO	MINA AREA I	OBREROS GENERAL
MOLINA/DIEZ/JAVIER ENRIQUE	GEOLOGIA	OBREROS GENERAL
GARCIA/GUILLEN/VICTOR HUGO	GEOLOGIA	OBREROS GENERAL
LUGO/HERNANDEZ/LUIS CARLOS	GEOLOGIA	OBREROS GENERAL
RODRIGUEZ/GUTIERREZ/FLORENCIO	MINA AREA I	OBREROS GENERAL
BARAJAS/LUNA/JOSE LUIS	MINA AREA I	OP. DE EQUIPO MINA
JANTES/DIAZ/JOSE BENIGNO	MINA AREA I	OBREROS GENERAL
MUÑOZ/MENDOZA/LINO	TOPOGRAFIA	OBREROS GENERAL
RODRIGUEZ/FLORES/MIGUEL ANGEL	MINA AREA II	OBREROS GENERAL
VARGAS//JUAN ENRIQUE	MINA AREA I	OP. DE EQUIPO MINA
BALTIERRA/GONZALEZ/ETIEL	GEOLOGIA	OBREROS GENERAL
RODRIGUEZ/LARA/DAVID	GEOLOGIA	OBREROS GENERAL
CAUDILLO/OLMOS/ALFREDO	MINA AREA I	OPERADOR DE EQUIPO
ARREGUIN/GAYTAN/ROMAN	MINA AREA III	OBREROS GENERAL
RAMIREZ/PEREZ/JOSE DE JESUS	MINA AREA I	OBREROS GENERAL
ARREGUIN/GAYTAN/ALEJANDRO	MINA AREA III	OBREROS GENERAL
LOPEZ/RANGEL/FERNANDO	MINA AREA I	OP. DE EQUIPO MINA
MUÑOZ/JARAMILLO/RODRIGO	MINA AREA III	OP. DE EQUIPO MINA

R.T.Z.
lw

Cubo - Union

Nombre	Departamento	Puesto
GARCIA/LOPEZ/BLAS	MINA AREA I	OP. DE EQUIPO MINA
MARTINEZ/VAZQUEZ/OSCAR MARTIN	MANTTO. DIESEL	OBREROS GENERAL
GALVAN/MARTINEZ/ULISES	MANTTO. DIESEL	OBREROS GENERAL
PALACIOS/AVILA/ANDRES	MINA AREA III	OBREROS GENERAL
FLORES/GAYTAN/J DANIEL	MINA AREA I	OP. DE EQUIPO MINA
RAMIREZ/HERNANDEZ/ERIC DAVID	MANTTO. DIESEL	OBREROS GENERAL
MUÑOZ/SALCEDO/REFUGIO	MANTTO. DIESEL	OBREROS GRAL. MINA
JARAMILLO/MUÑOZ/ENRIQUE	TOPOGRAFIA	OPERADOR DE EQUIPO
ORTEGA/RAMIREZ/JORGE DIONISIO	MINA AREA II	OFICIALES MINA
MUÑOZ/JARAMILLO/VICENTE	MINA AREA I	OFICIALES MINA
MUÑOZ/SALCEDO/FAUSTINO	TOPOGRAFIA	OBREROS GENERAL
CASTAÑEDA//ANTONIO	MINA AREA III	OP. DE EQUIPO MINA
ROCHA/FLORES/JUAN JOSE	MANTTO. DIESEL	OP. DE EQUIPO MINA
VALDEZ/SALAS/RUPERTO	MINA AREA III	OBREROS GENERAL
GARCIA/DIAZ/PEDRO JESUS	MINA AREA III	OBREROS GENERAL
MANRIQUEZ/LOPEZ/EDGAR SAUL	MINA AREA III	OBREROS GENERAL
ALVAREZ/LABRA/JOSE MARTIN	MINA AREA I	OP. DE EQUIPO MINA
GUTIERREZ/BARRON/ARISTEO	MINA AREA II	OFICIALES MINA
LOPEZ/GONZALEZ/MANUEL	MINA AREA I	OPERADOR DE EQUIPO
MARTINEZ/SALAZAR/FRANCISCO AR	MINA AREA II	OP. DE EQUIPO MINA
RAMOS/SALGADO/JUAN	MINA AREA II	OP. DE EQUIPO MINA
GUTIERREZ/GONZALEZ/JOSE MARTIN	MINA AREA I	OFICIAL
MORALES/GUERRERO/ISIDRO	MANTTO. ESTACIONARIO	OP MANTENIM TALLERES
JARAMILLO/MANZANO/PABLO	GEOLOGIA	OPERADOR DE EQUIPO
SANCHEZ/SALAZAR/RODRIGO	MINA AREA III	OP. DE EQUIPO MINA
VARGAS/OLMOS/FERNANDO ALBERTO	MINA AREA III	OP. DE EQUIPO MINA
MUÑOZ/JARAMILLO/JERONIMO	MINA AREA I	OP. DE EQUIPO MINA
CAZAREZ/RAMIREZ/MAGDALENO	MINA AREA III	OFICIAL
GARCIA/VALDEZ/GILBERTO	MINA AREA I	OP. DE EQUIPO MINA
CAZAREZ/RAMIREZ/ABRAHAN	MINA AREA I	OFICIAL
JARAMILLO/OCHOA/RENE	TOPOGRAFIA	OBREROS GENERAL
RODRIGUEZ/MORENO/SIMON	RECURSOS HUMANOS	OBREROS GENERAL
MUÑOZ/VAZQUEZ/FERNANDO ROGELIO	MINA AREA II	OBREROS GENERAL
MUÑOZ/MUÑOZ/JULIAN	TOPOGRAFIA	OPERADOR PLANTA BENEFICIC
GARCIA/JARAMILLO/JOSE CRUZ	MINA AREA III	OP. DE EQUIPO MINA
GUTIERREZ/GARCIA/JAIRO NOE	MINA AREA III	OPERADOR PLANTA BENEFICIC
VILLA/LICEA/JUAN DIEGO	MINA AREA III	OPERADOR PLANTA BENEFICIC
PATLAN/GONZALEZ/FELIX	MINA AREA III	OPERADOR PLANTA BENEFICIC
MARTINEZ/ALVARADO/DANIEL	MINA AREA II	OPERADOR DE EQUIPO
MORALES/CASTILLO/JUAN MARTIN	MINA AREA I	OPERADOR DE EQUIPO
HERNANDEZ/LOPEZ/JUAN MIGUEL	MINA AREA II	OBREROS GENERAL
DOMINGUEZ/RANGEL/ANDRES	MINA AREA III	OBREROS GENERAL
CANCHOLA/MARTINEZ/JAIME	MINA AREA III	OPERADOR DE EQUIPO
MUÑOZ/JARAMILLO/MARCO ANTONIO	MINA AREA I	OBREROS GENERAL
MUÑOZ/GARCIA/DANIEL	MINA AREA I	OP. DE EQUIPO MINA
MUÑOZ/VAZQUEZ/JUAN FRANCISCO	MINA AREA III	OP. DE EQUIPO MINA
MUÑOZ/MENDOZA/LEONARDO	MINA AREA III	OBREROS GENERAL
RAMIREZ/GARCIA/LUIS	MINA AREA II	OPERADOR DE EQUIPO
GOMEZ/MIRELES/J MERCED	MINA AREA III	OP. DE EQUIPO MINA
RIVERA/PEÑA/JOSE JUAN	MINA AREA II	OPERADOR DE EQUIPO
ZAMORA/MEJIA/VICENTE	MINA AREA II	OBREROS GENERAL
RAMIREZ/GONZALEZ/ROSALIO	MINA AREA I	OP. DE EQUIPO MINA
MUÑOZ/JARAMILLO/GABRIEL	MINA AREA III	OP. DE EQUIPO MINA
RAMIREZ/GARCIA/JOSE PATRICIO	MINA AREA II	OPERADOR DE EQUIPO
RAMIREZ/GONZALEZ/LUIS	MINA AREA II	OP. DE EQUIPO MINA
LOPEZ/RANGEL/TERESO	MINA AREA II	OP. DE EQUIPO MINA
MUÑOZ/JARAMILLO/LUIS FELIPE	MINA AREA III	OPERADOR DE EQUIPO
LOPEZ/ROBLES/JUAN ARMANDO	MINA AREA II	OBREROS GENERAL
ESTRADA/GUERRERO/JOSE MANUEL	MINA AREA II	OP. DE EQUIPO MINA
RAMIREZ/PRECIADO/ROMAN	MINA AREA I	OBREROS GENERAL
ACOSTA/LANDEROS/HERCULANO	DEPTO. ELECTRICO	OBREROS GENERAL
LOPEZ/RODRIGUEZ/JAVIER	MINA AREA II	OPERADOR DE EQUIPO
RODRIGUEZ/RODRIGUEZ/JOSE ELIAS	MINA AREA II	OPERADOR DE EQUIPO
GARCIA/GAMEZ/ALBERTO	MINA AREA III	OPERADOR DE EQUIPO
LOPEZ/ZARAGOZA/DANIEL	MINA AREA III	OBREROS GENERAL
JARAMILLO/MUÑOZ/FELIX	MINA AREA III	OP. DE EQUIPO MINA
GUERRA/AGUILAR/MARIO	MINA AREA III	OPERADOR DE EQUIPO

Cubo - Union

Nombre	Departamento	Puesto
ARREGUIN/LONA/LUIS GERMAN	MINA AREA III	OP. DE EQUIPO MINA
MORALES/JARAMILLO/NESTOR FABIAN	MINA AREA II	OBREROS GRAL. MINA
HERNANDEZ/GARCIA/JUAN CARLOS	MINA AREA I	OPERADOR DE EQUIPO
RAMIREZ/BUENO/PABLO	MINA AREA I	OBREROS GENERAL
GRANADOS/VILLEGAS/BENIGNO	MINA AREA III	OBREROS GENERAL
RAMIREZ/GUERRERO/MARTIN	MINA AREA III	OPERADOR DE EQUIPO
MARQUEZ/GALLARDO/RUBEN	MINA AREA I	OPERADOR DE EQUIPO
BARCENAS/MARES/FRANCISCO	MINA AREA I	OPERADOR DE EQUIPO
RAMIREZ/BETANCOURT/RAIMUNDO	MINA AREA II	OPERADOR DE EQUIPO
LOPEZ/GAMEZ/FEDERICO	MINA AREA I	OBREROS GENERAL
MUÑOZ/GARCIA/CAMILLO	DEPTO. ELECTRICO	OBREROS GENERAL
ESCOBAR/DELGADO/JUAN PABLO	MANTTO. DIESEL	OBREROS GENERAL
GUTIERREZ/NEGRETE/REYNALDO	MANTTO. DIESEL	OBREROS GENERAL
PEÑA/HERNANDEZ/HUGO	MANTTO. DIESEL	OBREROS GENERAL
COREÑO/CENDEJAS/JOSE DE JESUS	MANTTO. DIESEL	OBREROS GENERAL
BUENROSTRO/LOPEZ/DANIEL	MANTTO. DIESEL	OBREROS GENERAL
MUÑOZ/MUÑOZ/JOSE ANGEL	MINA AREA III	OBREROS GENERAL
MORALES/RODRIGUEZ/HERCULANO	GEOLOGIA	OPERADOR DE EQUIPO
FLORES/ULLOA/JOSE MAGDALENO	MINA AREA III	OP. DE EQUIPO MINA
NAVARRO/QUEZADA/LUIS ALBERTO	MANTTO. ESTACIONARIO	OBREROS GENERAL
RAMIREZ/HERRERA/RAYMUNDO MANUEL	MANTTO. ESTACIONARIO	OBREROS GENERAL
CASTILLO/ZARATE/CRISTHIAN EMMANUEL	MANTTO. ESTACIONARIO	OBREROS GENERAL
MUÑOZ/MUÑOZ/ADRIAN	MINA AREA III	OP. DE EQUIPO MINA
SANDOVAL/ANGUIANO/ALFREDO	MINA AREA I	OP. DE EQUIPO MINA
LOPEZ/GUTIERREZ/ROMAN	MINA AREA III	OPERADOR DE EQUIPO
LUNA/LOREDO/ADRIAN	MINA AREA III	OPERADOR DE EQUIPO
LOPEZ/RAMIREZ/HUMBERTO	MINA AREA I	OBREROS GENERAL
LOPEZ/RAMOS/OCTAVIO	MINA AREA I	OBREROS GENERAL
MUÑOZ/RAMIREZ/JOSE ROBERTO	MINA AREA III	OBREROS GENERAL
YEBRA/MORALES/JOSE DE JESUS	MINA AREA II	OBREROS GENERAL
LOPEZ/RANGEL/AARON	MINA AREA I	OBREROS GENERAL
PEREZ//JOSE MANUEL	MINA AREA II	OP. DE EQUIPO MINA
RODRIGUEZ/GONZALEZ/JESUS ARMANDO	MINA AREA II	OBREROS GENERAL
ROCHA/GAYTAN/LUIS ENRIQUE	MINA AREA II	OP. DE EQUIPO MINA
GARCIA/VAZQUEZ/JUAN ANTONIO	MANTTO. DIESEL	OBREROS GENERAL
GUTIERREZ/CASTAÑEDA/CARLOS	MINA AREA III	OP. DE EQUIPO MINA
CAUDILLO/GRANADOS/JOSE LUIS	MINA AREA I	OBREROS GENERAL
MORALES/JARAMILLO/HECTOR MANUEL	MINA AREA II	OBREROS GRAL. MINA
RAMIREZ/GRANADOS/PEDRO	MINA AREA II	OPERADOR DE EQUIPO
SANTOS/CUELLAR/SERGIO	MINA AREA I	OBREROS GENERAL
RODRIGUEZ/CRUCES/ADOLFO	MINA AREA I	OBREROS GENERAL
VELEZ/RAMIREZ/JOSE MIGUEL ANGEL	MINA AREA I	OBREROS GENERAL
RAMIREZ/CORONA/JOSE ANTONIO	MINA AREA III	OPERADOR DE EQUIPO
ROCHA/ROJAS/HUMBERTO	MINA AREA III	OBREROS GENERAL
CAUDILLO/GRANADOS/JUAN MANUEL	MINA AREA III	OBREROS GENERAL
RAMIREZ/MARTINEZ/JOSE JOSE	MINA AREA II	OBREROS GENERAL
ANGUIANO//FRANCISCO JAVIER	MINA AREA II	OBREROS GENERAL
HERNANDEZ/YEBRA/MARTIN	MINA AREA II	OBREROS GENERAL
OLMOS/JARAMILLO/JUAN ALBERTO	MINA AREA I	OP. DE EQUIPO MINA
RANGEL/GODINEZ/MARCELINO	MINA AREA I	OPERADOR DE EQUIPO
FLORES/GAYTAN/IGNACIO	MINA AREA I	OFICIAL
ALVARADO/ALVAREZ/MARTIN	MINA AREA II	OBREROS GENERAL
RAMIREZ/BUENO/JESUS DEMETRIO	MINA AREA II	OPERADOR DE EQUIPO
GARCIA/LOPEZ/AGUSTIN	MINA AREA III	OBREROS GENERAL
LOPEZ/GONZALEZ/ABEL	MINA AREA III	OBREROS GENERAL
MENDIOLA/GONZALEZ/SERGIO	MINA AREA I	OBREROS GENERAL
AVALOS/ALVAREZ/J NATIVIDAD	MINA AREA III	OPERADOR DE EQUIPO
MENDEZ/LUNA/MARTIN	MINA AREA I	OBREROS GRAL. MINA
GOMEZ/GARCIA/MIGUEL ANGEL	GEOLOGIA	OBREROS GENERAL
VEGA/HERNANDEZ/MARTIN	GEOLOGIA	OBREROS GENERAL
RODRIGUEZ/LARA/RICARDO	MINA AREA I	OBREROS GENERAL
GUTIERREZ/VALDEZ/JAVIER	MINA AREA I	OBREROS GENERAL
GUERECA/VARGAS/MARTIN	MINA AREA II	OPERADOR DE EQUIPO
REYES/ZAVALA/MIGUEL ANGEL	MANTTO. ESTACIONARIO	OBREROS GENERAL
LOPEZ/RAMOS/DANIEL	GEOLOGIA	OBREROS GENERAL
RANGEL/BUITRON/MIGUEL ANGEL	MINA AREA III	OP. DE EQUIPO MINA
MEZA/GONZALEZ/J JESUS	MINA AREA II	OBREROS GENERAL

RJM
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Cubo - Union

Nombre	Departamento	Puesto
OLMOS/LOPEZ/JUAN DE DIOS	MINA AREA II	OBREROS GENERAL
JARAMILLO/GARCIA/JOSE	MANTTO. DIESEL	OP MANTENIM TALLERES
HERNANDEZ/RODRIGUEZ/RODRIGO	MINA AREA II	OPERADOR DE EQUIPO
NAVARRO/AVILA/CARLOS ALBERTO	MANTTO. DIESEL	OBREROS GENERAL
RAMIREZ/GONZALEZ/RAMIRO	MINA AREA II	OBREROS GENERAL
GOMEZ/LOPEZ/JOSE LUIS	MINA AREA II	OPERADOR DE EQUIPO
ROMO/SALAZAR/MARIA ANA	MINA AREA II	OBREROS GENERAL
GARCIA/MUÑOZ/GERMAN	MINA AREA I	OBREROS GENERAL
MARES/RODRIGUEZ/SALVADOR	MINA AREA I	OBREROS GENERAL
TORRES/RAMIREZ/MIGUEL ANGEL	MANTTO. DIESEL	OBREROS GENERAL
MUÑOZ/MUÑOZ/JOSE DEL CARMEN	MINA AREA III	OBREROS GENERAL
LOPEZ/RAMIREZ/JESUS OMAR	MINA AREA II	OBREROS GENERAL
PEREZ/GODINEZ/CARLOS	MINA AREA III	OBREROS GENERAL
GOMEZ/JARAMILLO/RAYMUNDO	MINA AREA III	OPERADOR DE EQUIPO
ORTIZ/MUÑOZ/REYES ALBERTO	MINA AREA II	OBREROS GENERAL
SUAREZ/CRISTOBAL/JAIRO	MINA AREA II	OBREROS GENERAL
LOZANO/RODRIGUEZ/MIGUEL ANGEL	MINA AREA II	OPERADOR DE EQUIPO
ALVAREZ/RAMIREZ/DAVID	DEPTO. ELECTRICO	OBREROS GENERAL
AGUILAR/ARRONA/ALFREDO	GEOLOGIA	OBREROS GENERAL
PEREZ/TORRES/ADOLFO	MINA AREA II	OBREROS GENERAL
SANCHEZ/RAMIREZ/J JESUS	GEOLOGIA	OBREROS GENERAL
RODRIGUEZ/RIVERA/RODOLFO	TOPOGRAFIA	OBREROS GRAL. MINA
GARCIA//JUAN GABRIEL	MINA AREA III	OPERADOR DE EQUIPO
TORRES/MENDIETA/JORGE	GEOLOGIA	OPERADOR DE EQUIPO
BARBOSA/MEDRANO/ARMANDO	MINA AREA III	OPERADOR DE EQUIPO
VALDES/ZARATE/ANTONIO	MINA AREA II	OPERADOR DE EQUIPO
CONTRERAS/ARREGUIN/JUAN ISIDRO	MINA AREA I	OBREROS GENERAL
HERNANDEZ//PEDRO	MINA AREA I	OBREROS GENERAL
GOMEZ/LOPEZ/ISMAEL	MINA AREA III	OP. DE EQUIPO MINA
LOPEZ/RANGEL/JAVIER	MINA AREA I	OP. DE EQUIPO MINA
SALCEDO/CAZAREZ/ALBERTO	MINA AREA I	OBREROS GENERAL
RUFINO/GONZALEZ/VICENTE	MINA AREA II	OPERADOR DE EQUIPO
GUTIERREZ/OROCIO/JOSE ANGEL	MINA AREA III	OBREROS GENERAL
OLMOS/JARAMILLO/EDUARDO	MINA AREA III	OP. DE EQUIPO MINA
CASTAÑEDA/GARCIA/SAUL ENRIQUE	MINA AREA I	OBREROS GENERAL
TAVAREZ/GARCIA/JUAN IGNACIO	MANTTO. DIESEL	OBREROS GENERAL
LONA/AVALOS/GREGORIO	MANTTO. DIESEL	OBREROS GENERAL
LOPEZ/HERNANDEZ/OSCAR ARTURO	MINA AREA I	OBREROS GENERAL
GASCA/CAMACHO/PABLO REYMUNDO	MINA AREA I	OBREROS GENERAL
GUERRA/GARCIA/SALVADOR	MINA AREA I	OP. DE EQUIPO MINA
AVALOS/MARTINEZ/VICTOR MANUEL	MINA AREA I	OPERADOR DE EQUIPO
RAMIREZ/CHAVEZ/FAUSTO	MINA AREA II	OBREROS GRAL. MINA
PERALES/GARCIA/JUAN JOSE	MANTTO. DIESEL	OBREROS GENERAL
ROMO/SALAZAR/MARIA AZUCENA	MINA AREA II	OBREROS GENERAL
MACIAS/ORTEGA/JESUS	MANTTO. DIESEL	OBREROS GRAL. MINA
LOREDO/ALAMILLA/ALBERTO	MINA AREA II	OP. DE EQUIPO MINA
ORTIZ/PACHECO/MARIO	MANTTO. DIESEL	OP. DE EQUIPO MINA
MUÑOZ/MUÑOZ/JOSE	GEOLOGIA	OBREROS GRAL. MINA
JARAMILLO/GARCIA/EZEQUIEL	MINA AREA I	OP. DE EQUIPO MINA
RAMIREZ/CHAVEZ/JOSE LUIS	MINA AREA I	OPERADOR DE EQUIPO
GUTIERREZ/GARCIA/OMAR	LABORATORIO	OBRERO GRAL. BENEFIC
GALVAN/CABRERA/GONZALO	RECURSOS HUMANOS	OBRERO GRAL. BENEFICIO
AGUIRRE/SANTOYO/CHRISTIAN EDUARDO	LABORATORIO	OBRERO GRAL. BENEFICIO
JUAREZ/LOPEZ/JUAN MARTIN	LABORATORIO	OBRERO GRAL. BENEFICIO
JARAMILLO/DELGADO/JOSEFINA	LABORATORIO	OP. PTA. BENEFICIO
LOAIZA/HERNANDEZ/GENARO	LABORATORIO	OBRERO GRAL. BENEFICIO
VAZQUEZ/MUÑOZ/ROGELIO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/MUÑOZ/IGNACIO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/VAZQUEZ/JOSE LUIS	LABORATORIO	OP. PTA. BENEFICIO
RAMIREZ/VALOR/CLEMENTE	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
JARAMILLO/MUÑOZ/ROMULO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
GOMEZ/GARCIA/JUAN CARLOS	LABORATORIO	OBRERO GRAL. BENEFICIO
AGUILAR/MORALES/ADAN	LABORATORIO	OP. PTA. BENEFICIO
JARAMILLO/MUÑOZ/RENATO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
JARAMILLO/GARCIA/FELIX	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
VALADEZ/BALTIERRA/JOSE LUIS	LABORATORIO	OP. PTA. BENEFICIO
MUÑOZ/MUÑOZ/FAUSTINO	LABORATORIO	OP. PTA. BENEFICIO

Cubo - Union

Nombre	Departamento	Puesto
BALDERAS/CORREA/CARLOS	LABORATORIO	OBRERO GRAL. BENEFICIO
GARCIA/JARAMILLO/SALVADOR CORNELIO	LABORATORIO	OP. PTA. BENEFICIO
CAZAREZ/RAMIREZ/JUAN GABRIEL	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
PEÑA/ROJAS/JOSE	LABORATORIO	OBRERO GRAL. BENEFICIO
MUÑOZ/MUÑOZ/SILVANO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
AGUILAR/MORALES/SAMUEL	LABORATORIO	OP. PTA. BENEFICIO
SALAS/GOMEZ/SALVADOR	LABORATORIO	OBRERO GRAL. BENEFICIO
MUÑOZ/GARCIA/FRANCISCO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
PEREZ/RANGEL/ALEJANDRO	PTA. ING. JOSE PAREDES	OP. DE EQUIPO MINA
PEREZ/SEGOBIANO/JOSE ALBERTO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
BARRERA/REYES/VICTOR	LABORATORIO	OBRERO GRAL. BENEFICIO
GONZALEZ/GARCIA/JESUS	LABORATORIO	OBREROS GENERAL
MUÑOZ/MUÑOZ/ PEDRO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
ALCANTAR/SANCHEZ/MA GUADALUPE	PTA. ING. JOSE PAREDES	OBREROS GENERAL
RANGEL/BUITRON/MARIA IRENE	LABORATORIO	OPERADOR PLANTA BENEFICIC
GARCIA/SALCEDO/JOSE REYES	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
GONZALEZ/SANDOVAL/NATHAN	DEPTO. ELECTRICO	OBREROS GENERAL
JARAMILLO/GARCIA/ROBERTO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
HERRERA/MENDOZA/ROLANDO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
JARAMILLO/SALCEDO/NICOLAS	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/GARCIA/LUCIO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
RODRIGUEZ/MARQUEZ/EVARISTO	LABORATORIO	OP. PTA. BENEFICIO
GUTIERREZ/GARCIA/IVAN	LABORATORIO	OBREROS GENERAL
BOCANEGRA/BARAJAS/JOSE JULIO	LABORATORIO	OBREROS GENERAL
RAMIREZ/GUTIERREZ/CARLOS	LABORATORIO	OP. PTA. BENEFICIO
RUIZ/RIVERA/JUAN HILARIO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/GARCIA/ALFREDO	LABORATORIO	OPERADOR PLANTA BENEFICIC
MUÑOZ/VILLA/AURELIO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
BARRON/VARGAS/JULIO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/GARCIA/JOSE SAMUEL	LABORATORIO	OP. PTA. BENEFICIO
RODRIGUEZ/GONZALEZ/FERNANDO	LABORATORIO	OP. PTA. BENEFICIO
AGUILAR/MORALES/JOSE JESUS	LABORATORIO	OP. PTA. BENEFICIO
BOCANEGRA/GONZALEZ/JULIO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MORALES/CASTILLO/FELIX HUMBERTO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/GARCIA/JOSE SALVADOR	LABORATORIO	OP. PTA. BENEFICIO
BARAJAS/LUNA/NICOLAS	LABORATORIO	OP. PTA. BENEFICIO
SALAS/ALCOCER/EFREN	LABORATORIO	OP. PTA. BENEFICIO
MUÑOZ/GARCIA/JOSE JESUS	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/VILLA/HERIBERTO	PTA. ING. JOSE PAREDES	OP. DE EQUIPO MINA
YEBRA/CAUDILLO/J JESUS	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
PALACIOS/GARCIA/ROBERTO	PTA. ING. JOSE PAREDES	OP. PTA. BENEFICIO
MUÑOZ/JARAMILLO/JOSE REYES	MANTTO. PTA JOSE RIVERA	OP. MANTTO. TALLERES
GARCIA/VILLA/CORNELIO	DEPTO. ELECTRICO	OP MANTENIM TALLERES
MUÑOZ/GARCIA/JOSE GABINO	MANTTO. PTA JOSE RIVERA	OP. MANTTO. TALLERES
MUÑOZ/MUÑOZ/NICOLAS	DEPTO. ELECTRICO	AYUDANTE GENERAL
CADENA/SALAS/MARGARITA	MANTTO. PTA JOSE RIVERA	OBREROS GENERAL
HERRERA/PALACIOS/JOSE LUIS	MANTTO. PTA JOSE RIVERA	OBREROS GENERAL
SALCEDO/JARAMILLO/DAVID	DEPTO. ELECTRICO	OP MANTENIM TALLERES
DELGADO/SUASTE/EFRAIN	MANTTO. PTA JOSE RIVERA	OBRERO GRAL. TALLERE
MUÑOZ/ALVAREZ/ANTONIO	MANTTO. PTA JOSE RIVERA	AYUDANTE GENERAL
GOMEZ/LOPEZ/NICOLAS	DEPTO. ELECTRICO	OP MANTENIM TALLERES
MUÑOZ/JARAMILLO/JOSE TRINIDAD	MANTTO. PTA JOSE RIVERA	AYTES. GRALES. BENEF
GARCIA/JARAMILLO/MAGDALENO	MANTTO. PTA JOSE RIVERA	OP. MANTTO. TALLERES
GARCIA/LOPEZ/RIGOBERTO	MANTTO. PTA JOSE RIVERA	OP MANTENIM TALLERES
GARCIA/MARTINEZ/ALFREDO	DEPTO. ELECTRICO	OP. MANTTO. TALLERES
CASTAÑEDA/SANTOS/PEDRO	AREA MINA Y MANTTO CASAS	OP. MANTTO. TALLERES
REINA/CRUCES/LORENZO	MANTTO. PTA JOSE RIVERA	OP. MANTTO. TALLERES
BUENROSTRO/LOPEZ/MARCOS	MANTTO. ESTACIONARIO	OP. MANTTO. TALLERES
REYNA/CRUCES/MARTIN	MANTTO. PTA JOSE RIVERA	OP. MANTTO. TALLERES
SALAZAR/CORDOBA/FRANCISCO	MANTTO. PTA JOSE RIVERA	OP. MANTTO. TALLERES
YEBRA/ROCHA/JOSE DE JESUS	MANTTO. PTA JOSE RIVERA	AYTES. GRALES. TALLE
GUTIERREZ/RODRIGUEZ/RUBEN	MANTTO. PTA JOSE RIVERA	OP. MANTTO. TALLERES

Cubo - Non-Union

Nombre	Departamento	Puesto
PATLAN/GONZALEZ/CIRILO	MANTENIMIENTO	JEFE.MANTTO.PTA.BENEFICIO
MONREAL/RAMIREZ/PEDRO	MANTENIMIENTO	ENC. DE MANTTO. AUTOMOTRIZ
GOVEA/GOVEA/TOMAS	MANTENIMIENTO	JEFE DE SOLDADURA
PATLAN/GONZALEZ/GONZALO	MANTENIMIENTO	SUPERV. MANTENIMIENTO DIESEL
SANCHEZ/GONZALEZ/VICENTE	PLANTA BENEFICIO	SUPERV. PLANTA DE BENEFICIO
RAYA/RANGEL/JUAN ANTONIO	GEOLOGIA	JEFE DE GEOLOGIA
RIVERA/CORONEL/MARTIN GABRIEL	TORRES PLANTA	ASIS.SUPTE.PTA. AREA OPERACION
COLUNGA/IBARRA/JUAN	PLANEACION	ENCARGADO DE CONTRATISTAS
GARCIA/ALONSO/ROBERTO	MANTENIMIENTO	JEFE DE MANTTO. ELECTRICO
SOTO/ALMAGUER/ROSALBA	PLANTA BENEFICIO	SUPERV. PLANTA DE BENEFICIO
RIVERA/ORTEGA/J JESUS NATIVIDAD	MINA AREA III	SUPERINTENDENTE DE MINA IV
MARES/CANO/J JESUS	TORRES PLANTA	ENCARGADO PTA RICARDO CHICO
GUEDEA/HERRERA/CARLOS	PLANTA BENEFICIO	SECRETARIO PTA. BENEFICIO
JARAMILLO/CAZAREZ/JOSE LUIS	PLANEACION	PROYECTISTA
MUÑOZ/VAZQUEZ/NESTOR	TOPOGRAFIA	TOPOGRAFO
ROJAS/ULLOA/MARICRUZ	LABORATORIO	SUPERVISOR DE LABORATORIO
YEBRA/MACIAS/MA DEL ROCIO	RECURSOS HUMANOS	COORD. DE RECURSOS HUMANOS
MANRIQUEZ/RAMIREZ/SINUHE	GEOLOGIA	GEOLOGO
COLMENERO/SANDOVAL/ARTURO	LABORATORIO	SUPERVISOR DE LABORATORIO
GONZALEZ/VALLEJO/JOSE LUIS	PLANEACION	COORDINADOR DE PROMINE
MORALES/RANGEL/LUIS MANUEL	MINA AREA I	SUPERINTENDENTE DE MINA I
VAZQUEZ/MORENO/JOSE LUIS	PLANTA BENEFICIO	SUPERINTENDENTE PTA. BEN.
TORRES/GONZALEZ/CLAUDIA	ECOLOGIA	COORD DE RESP SOCIAL Y REL COM
GUARDADO/GUERRERO/RAUL	ECOLOGIA	ENCARGADO ECOLOGIA, PRESA JALE
HERNANDEZ/RAMIREZ/JUAN MARTIN	TOPOGRAFIA	DIBUJANTE
GUTIERREZ/GONZALEZ/MA DEL ROCIO	PLANTA BENEFICIO	SUPERV. PLANTA DE BENEFICIO
ROSALES/ESPINDOLA/ANGEL	MINA AREA IV LAS TORRES	SECRETARIO DE MINA
RODRIGUEZ/HERNANDEZ/ANDRES	TOPOGRAFIA	TOPOGRAFO
AGUILAR/VENEGAS/MA GISELA	CONTABILIDAD-FINANZAS	CONTADOR "B"
OCHOA/ROJERO/LUIS	MINA AREA I	SUPERVISOR DE MINA
DE LA PEÑA/ TORRES/ RAFAEL	SEGURIDAD	SUPERINTENDENTE DE SEGURIDAD E
RODRIGUEZ/GRIMALDO/JUAN FRANCISC(	GEOLOGIA	DIBUJANTE
ALMAGUER/RODRIGUEZ/JOSE ARMANDO	GEOLOGIA	DIBUJANTE
ORTIZ/ALVAREZ/FEDERICO	MANTENIMIENTO	SUPERVISOR DE MANTENIMIENTO
LOPEZ/BELEN/HILARIO	GEOLOGIA	PERFORISTA
MORALES/AGUILAR/MACARIO	GEOLOGIA	PERFORISTA
SALAZAR/MERCADO/JORGE	MANTENIMIENTO	AUXILIAR DE INFORMATICA
CARDOSO/GALVAN/ARMANDO	PLANTA BENEFICIO	OP FUNDICION
VELEZ/MARES/ANTONIO	MINA AREA III	SUPERVISOR DE MINA
GONZALEZ/ESPINOZA/ALFREDO	MINA AREA I	SUPERVISOR DE MINA
BARRIENTOS/GUERRA/JOSE BERNARDO	MINA AREA I	SUPERVISOR DE MINA
BALTAZAR/BEDOLLA/AMANDA	CONTABILIDAD-FINANZAS	ENCARGADA DE IMPUESTOS
FRIAS/ORTEGA/JOSE FRANCISCO	MINA AREA IV LAS TORRES	ENCARGADO ACARREO SUPERFICIE
JUAREZ/PADILLA/MA DOLORES	PLANTA BENEFICIO	SUPERV. PLANTA DE BENEFICIO
GARCIA/CORTES/CATARINO	MANTENIMIENTO	JEFE MATTO. MECANICO MINA
ROSALES/RAMIREZ/JOSE ESTEBAN	MINA AREA III	SUPERVISOR DE MINA
GUTIERREZ/GAMEZ/NORMA ANGELICA	RECURSOS HUMANOS	ENCARGADA NOMINAS Y RAYAS
PATLAN/GONZALEZ/FLORENTINO	MANTENIMIENTO	TECNICO DIESEL
TAPIA/RAMIREZ/VANESSA	CONTABILIDAD-FINANZAS	AUXILIAR DE CONTABILIDAD
RIVERA/GUTIERREZ/MIGUEL	TOPOGRAFIA	TOPOGRAFO
GONZALEZ/RANGEL/J SANTOS	MINA AREA IV LAS TORRES	SUPERVISOR DE MINA
GARCIA/RODRIGUEZ/OCTAVIANO	PLANTA BENEFICIO	OP FUNDICION
SALGADO/BECERRIL/SALVADOR	CONTABILIDAD-FINANZAS	CONTRALOR
RODRIGUEZ/GONZALEZ/MARCELO	PLANTA BENEFICIO	AYUDANTE DE PLANTA
MANZANO/AGUIRRE/ADRIAN	PLANTA BENEFICIO	OP FUNDICION
JIMENEZ/GARCIA/EVERARDO	PLANTA BENEFICIO	OP FUNDICION
JARAMILLO/MUÑOZ/LUCIO	FUNDICION TAJO	OP FUNDICION
VELOZ/ANDRADE/SERGIO	PLANTA BENEFICIO	OP FUNDICION
GARCIA/RODRIGUEZ/MARTIN	PLANTA BENEFICIO	OP FUNDICION
RAMIREZ/RANGEL/ALBERTO	MANTENIMIENTO	SUPERVISOR
PALACIOS/GARCIA/LEOPOLDO	PLANTA BENEFICIO	OP DE FILTROS PRENSA
SALAS/AGUIRRE/ABEL	PLANTA BENEFICIO	OP DE FILTROS PRENSA (FUNDICIO
MACIAS/SALAZAR/FELIPE	GEOLOGIA	AUXILIAR DE GEOLOGIA

Cubo - Non-Union

Nombre	Departamento	Puesto
GONZALEZ/MARTINEZ/JUAN MANUEL	MANTENIMIENTO	SUPERVISOR MANTTO PTA.BENEFICI
NAÑEZ/NAVARRO/RAUL	MANTENIMIENTO	AUXILIAR DE INFORMATICA
RAMIREZ/VARGAS/RICARDO	MANTENIMIENTO	JEFE DE MANTENIMIENTO MOVIL
BETANZOS/CARRALES/LUIS ENRIQUE	GEOLOGIA	SUBJEFE DE GEOLOGIA
ORTIZ/BAEZA/NICOLAS	TOPOGRAFIA	JEFE DE TOPOGRAFIA
MENDOZA/PEREZ/JUAN BERNABE	RECURSOS HUMANOS	CHOFER
NAVARRETE/LANDIN/FRANCISCO JAVIER	PLANEACION	PROYECTISTA

Consulting GTO

Nombre	Departamento	Puesto
BALDERAS/ANDRADE/JULIO RENE	60-60204-610 UG - Declines	PERFORISTA
LANDIN/JARAMILLO/FELIPE	60-60204-625 UG - Stoping Long Hole	AYUD. PERFORISTA
ANGUIANO/ORTEGA/SAMUEL	60-60204-621 UG - Ground Support	OPERADOR DE EQUIPO/PERFORISTA
RUIZ/GRANADOS/AMBROSIO ALVARO	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
GARCIA/CAMACHO/MARTIN	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
RODRIGUEZ/PALAFOX/JUAN	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
GUTIERREZ/AGUILERA/VICTOR MANUEL	60-60204-614 UG - Ventilation	SUPERVISOR MINA
LUCIO/GONZALEZ/JUAN LEONARDO	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
GONZALEZ/CORONA/VICTOR CARLOS	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
GARCIA/GUTIERREZ/ANTONIO	60-60204-613 UG - Raises	OPERADOR DE EQUIPO/PERFORISTA
GONZALEZ/HERNANDEZ/BERTHA VERONICA	60-60202-617 UG - General Services	AYUD. GENERAL
JANTES/FLORES/FELICIANO	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
RAMIREZ/AGUILAR/RODOLFO	60-60204-617 UG - General Services	OPERADOR DE EQUIPO
RODRIGUEZ/GARCIA/JOSE	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
BARRON/LONA/RUBEN	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
PACHECO/FLORES/GREGORIO	60-60204-623 UG - Stoping Cut & Fill	AYUD. PERFORISTA
VARGAS/HERNANDEZ/HECTOR	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
SALAZAR/SANTOYO/HECTOR JESUS	60-60204-617 UG - General Services	MECANICO DIESEL
GRANADOS/LOPEZ/JORGE LUIS	60-60204-621 UG - Ground Support	PERFORISTA
ALVAREZ//JORGE ALBERTO	60-60204-612 UG - Hoisting	OPERADOR DE MALACATERO
RAMIREZ/GONZALEZ/FRANCISCO	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO
ROCHA/GAYTAN/AGUSTIN	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
BALDERAS/ANDRADE/RUBEN	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
CAMARGO/GUTIERREZ/JUAN ESTEBAN	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
CORDERO/ANGUIANO/MIGUEL ANGEL	60-60204-617 UG - General Services	MECANICO
BARRERA/DELGADO/JOSE FRANCISCO JAVI	60-60204-617 UG - General Services	MECANICO EQUIPO NEUMATICO
GONZALEZ/YRUZ/LUIS ENRIQUE	75-40000-470 Maint - Mill	AYUD. MECANICO
CORDERO/ANGUIANO/JUAN CARLOS	60-60204-617 UG - General Services	MECANICO
CORONA/TELLEZ/OCTAVIO	60-60204-612 UG - Hoisting	AYUD. PERFORISTA
OROCIO/SANTANA/MIGUEL ANGEL	60-60204-623 UG - Stoping Cut & Fill	AYUD. GENERAL
BALDERAS/ZAMORA/FELICIANO	60-60204-626 UG - Compressed Air	OPERADOR DE MANTENIMIENTO
MAYORGA/IBARRA/VICTOR	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
ROSAS//JUAN JOSE	60-60202-617 UG - General Services	SECRETARIO DE MINA
HERRERA/JUAREZ/GILBERTO	60-60204-616 UG - Drifting	AYUD. GENERAL
HERNANDEZ/RODRIGUEZ/DIEGO HUMBERTC	60-60204-622 UG - Pumping	AYUD. GENERAL
OLMOS/PALACIOS/ANDRES DE JESUS	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
MENDEZ/ZAMACONA/AGUSTIN	60-60204-617 UG - General Services	OPERADOR DE MANTENIMIENTO
ROMO/GUILLEN/TOMAS	60-60204-618 UG - Loading	OPERADOR DE EQUIPO
GUTIERREZ/MOSQUEDA/JOSE LUIS	60-60204-621 UG - Ground Support	OPERADOR DE EQUIPO/PERFORISTA
GUTIERREZ/MONTES/LORENZO	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
GONZALEZ/GUTIERREZ/JAVIER CANDELARI	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
RANGEL/ESPINOSA/INOCENCIO	60-60204-617 UG - General Services	OPERADOR DE EQUIPO
BARRIENTOS/RUEDA/FILIBERTO	60-60204-613 UG - Raises	OPERADOR DE EQUIPO/PERFORISTA
VILLEGAS/GONZALEZ/MIGUEL	60-60204-612 UG - Hoisting	OPERADOR DE MALACATERO
LOPEZ/AGUIRRE/MARCO ANTONIO	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
GARCIA/SANDOVAL/GUSTAVO ENRIQUE	60-60204-614 UG - Ventilation	AYUD. GENERAL
GONZALEZ/SANCHEZ/J JESUS	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO/PERFORISTA
GARCIA/GUTIERREZ/ALFREDO	75-40000-470 Maint - Mill	AYUD. MECANICO
LOPEZ/CONTRERAS/J GUADALUPE	60-60204-617 UG - General Services	SUPERVISOR MINA
GONZALEZ/SANCHEZ/CLEMENTE	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO/PERFORISTA
MARTINEZ/FIGUEROA/JUAN CARLOS	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
GARCIA/OLMOS/PEDRO SEBASTIAN	60-60204-617 UG - General Services	AYUD. PERFORISTA
ALVAREZ/GONZALEZ/SALOME	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
MARTINEZ/LOPEZ/JOSE LUIS	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
LOPEZ/JANTES/JUAN CARLOS	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
JARAMILLO/MUÑOZ/SILVANO	60-60204-617 UG - General Services	MECANICO
MANRIQUEZ//ESTEBAN	60-60204-622 UG - Pumping	AYUD. GENERAL
ALCOCER/LOPEZ/JOSE JUAN	60-60204-617 UG - General Services	MECANICO DIESEL
MARTINEZ/LUCIO/ANGEL	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
BARRON/TORRES/JUAN ANTONIO	60-60204-617 UG - General Services	AYUD. MECANICO
RAMIREZ/FLORES/HILARIO	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO/PERFORISTA
GRANADOS/LEON/JUAN	60-60204-617 UG - General Services	AYUD. PERFORISTA
LOPEZ/JANTES/ANGEL	60-60204-617 UG - General Services	AYUD. MECANICO

Consulting GTO

Nombre	Departamento	Puesto
ANGUIANO/ORTEGA/LUIS	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO/PERFORISTA
NAVARRO/ORTIZ/LUIS ARTURO	60-60204-623 UG - Stoping Cut & Fill	AYUD. PERFORISTA
RUIZ/GRANADOS/MIGUEL ANGEL	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
RAMIREZ/MONTES/ADOLFO	60-60202-617 UG - General Services	AYUDANTE DE PERFORISTA DIAMANT
RAMIREZ/MONTES/JOSE	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO/PERFORISTA
RODRIGUEZ/GOMEZ/JUAN CARLOS	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO PESADO
CERVANTES/PEREZ/ENRIQUE	75-70211-731 Metal - Mill Milling	OPERADOR TORRES
ULLOA/CASTRO/JESUS XICOYOTZIN	75-70211-736 Metal - Mill Tailings	AYUD. GENERAL
JIMENEZ/GARCIA/J JESUS	75-70211-731 Metal - Mill Milling	AYUD. SERVICIOS
CAMARGO/GUTIERREZ/AGUSTIN	75-70211-736 Metal - Mill Tailings	AYUD. SERVICIOS
RAYAS/GONZALEZ/NICOLAS	75-70211-736 Metal - Mill Tailings	AYUD. SERVICIOS
AGUILAR/FORTANEL/JOSE	75-70211-731 Metal - Mill Milling	AYUD. GENERAL
MENDIOLA/DUEÑEZ/CARLOS	75-70211-731 Metal - Mill Milling	AYUD. GENERAL
RANGEL/SALAZAR/DIANA	75-40000-470 Maint - Mill	AYUD. ELECTRICO
LUNA/LOPEZ/HECTOR ISRAEL	75-40000-470 Maint - Mill	AYUD. ELECTRICO
BOBADILLA/CASILDO/CANDELARIO	75-70211-731 Metal - Mill Milling	AYUD. GENERAL
CHAVEZ/IBARRA/TERESO FRANCISCO	60-60204-617 UG - General Services	MECANICO DIESEL
BUENO/BARCENAS/MARIA DE JESUS	10-10012-105 Adm - Security	AUXILIAR ADMVO
ARAUJO/VAZQUEZ/JORGE FRANCISCO	60-60204-612 UG - Hoisting	MANTERO
YEBRA/MACIAS/JUANA	10-10012-102 Adm - Site Administration	AUXILIAR ADMVO
JIMENEZ/GUTIERREZ/ESTHER	10-10012-125 Adm - Human Resources	DOMESTICOS
AVILA/IBARRA/MARTIN	75-70211-731 Metal - Mill Milling	SUPERVISOR PLANTA TORRES
PEÑA/HERNANDEZ/ALEJANDRO	10-10012-110 Adm - Warehouse	ALMACENISTA
AGUILAR/GOMEZ/VICENTE	75-70211-736 Metal - Mill Tailings	OPERADOR TORRES
BECERRA/MENDEZ/JUAN	60-20000-211 Geo - Diamond Drilling	AYUD. PERFORISTA
ORTIZ/PARADA/ANGEL BERNARDO	10-10012-105 Adm - Security	SUPERINTENDENTE
MERAZ/ZUBIA/CESAR ALEJANDRO	10-10012-105 Adm - Security	VIGILANTE
SALINAS/DELGADO/JOSE ANTONIO	60-60204-625 UG - Stoping Long Hole	AYUD. PERFORISTA
MARTINEZ/BARRON/MARCO ANTONIO	60-60204-612 UG - Hoisting	MANTERO
TORRES/SOLANO/ALFREDO	10-10012-105 Adm - Security	VIGILANTE
MORALES/AGUILAR/ELISEO	75-70211-731 Metal - Mill Milling	AYUDANTE PLANTA TORRES
SALAS/GOMEZ/NICOLAS	60-60204-622 UG - Pumping	OPERADOR DE TROLLEY
TOVAR/GONZALEZ/JOSE LUIS	75-70211-731 Metal - Mill Milling	APOYO SUPERVIISION TORRES
HERNANDEZ/MARES/SERGIO ALEJANDRO	75-70211-731 Metal - Mill Milling	AYUDANTE DE TORRES
TORRES/RAMIREZ/EDUARDO ALEJANDRO	10-10012-110 Adm - Warehouse	ALMACENISTA
AGUILAR/TAVARES/RAYMUNDO	60-60204-612 UG - Hoisting	MANTERO TORRES
VELA/MURILLO/JOSE ARTURO	60-40000-440 Maint - Underground	OPERADOR TORRES
VALDEZ/JIMENEZ/FABIAN	75-70211-736 Metal - Mill Tailings	OPERADOR TORRES
SALAS/MORALES/ELISEO	60-60204-612 UG - Hoisting	MANTERO
AGUILAR/GOMEZ/ESTANISLAO	60-60204-612 UG - Hoisting	MANTERO TORRES
DIAZ/VALDEZ/JOSE RODRIGO	75-70211-731 Metal - Mill Milling	OPERADOR TORRES
LONA/GONZALEZ/ARTURO	75-70211-731 Metal - Mill Milling	OPERADOR TORRES
AGUILAR/TAVARES/JOSE ALFREDO	75-40000-470 Maint - Mill	MECANICO PLANTA TORRES
OCHOA/GONZALEZ/JOSE ISABEL	75-40000-470 Maint - Mill	SUPERVISO
ZARATE/CARRILLO/AURELIO	60-60206-612 UG - Hoisting	MANTERO
CORDERO/ANGUIANO/JUAN MANUEL	60-60204-617 UG - General Services	ASISTENTE DE MANTENIMIENTO
DIAZ/VALDEZ/JUAN JESUS	75-70211-731 Metal - Mill Milling	OPERADOR TORRES
RAMOS/RODRIGUEZ/JOSE LUIS	60-60204-617 UG - General Services	OP. DE YUCLE
JUAREZ/SORIA/JOSE EDUARDO	60-60204-617 UG - General Services	PERSONAL DE LIMPIEZA
MORALES/GOMEZ/ANTONIO	75-70211-731 Metal - Mill Milling	OPERADOR
CAMARGO/GARCIA/LUIS	60-60204-617 UG - General Services	SUPERVISOR MTTO
MORALES/MARTINEZ/DANIEL ERICK	60-60204-612 UG - Hoisting	MANTERO
AVALOS/SALCEDO/ISIDORO NICOLAS	75-40000-470 Maint - Mill	OP. DE GRUA
SALCEDO/JARAMILLO/ENRIQUE	10-40000-401 Maint - Admin Areas	MECANICO CUATRIMOTOS
MUÑOZ/JARAMILLO/SANTIAGO	60-30000-311 Tech - Surveying	TOPOGRAFO
RAMIREZ/SALAZAR/ALEJANDRO	75-70211-731 Metal - Mill Milling	AYUDANTE DE TORRES
CAMARILLO/HERNANDEZ/MANUEL ISRAEL	60-60204-612 UG - Hoisting	MALACATERO TORRES
CONTRERAS/GASCA/CHRISTOPHER OMAR	75-70211-731 Metal - Mill Milling	SUPERVISOR PLANTA DE BENEFICIO
GODINEZ/GARCIA/JOSE JACINTO	60-60204-625 UG - Stoping Long Hole	SUP DE BARRENACION Y VOLADURAS
GARCIA/JARAMILLO/FELIPE DE JESUS	60-20000-212 Geo - Geology	AYUD. PERFORISTA
ROSALES/SILVA/JUANA MARIA	93-90212-000 Null Cost Centre	ASISTENTE DE EXPLORACION
SALAZAR/SANTOYO/CESAR	60-40000-440 Maint - Underground	MECANICO
JASSO/RANGEL/ROBERTO	60-60204-617 UG - General Services	OP. DE YUCLE

Consulting GTO

Nombre	Departamento	Puesto
CAMARGO/GARCIA/JULIAN	60-40000-440 Maint - Underground	AYTE MECANICO DIESEL PEREGRINA
GOMEZ/PALAFOX/CANDELARIO	60-20000-212 Geo - Geology	AYUD. DE NUCLEO
TAVAREZ/GOMEZ/FELIPE	60-60204-617 UG - General Services	OBRERO SANIDAD
LUNA/CUEVAS/SERGIO OCTAVIO	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
DE LA CRUZ/HERNANDEZ/ROBERTO	75-70211-736 Metal - Mill Tailings	AYUDANTE
GARCIA/QUINTERO/JUAN REFUGIO	10-10012-110 Adm - Warehouse	ALMACENISTA
GUTIERREZ/ZARATE/LUIS GERARDO	60-60204-622 UG - Pumping	MANTERO
ROSALES/ORTIZ/JOSE ISMAEL	60-20000-212 Geo - Geology	AYUD. GEOLOGOS
ZARATE/MORALES/JORGE EDUARDO	60-60204-617 UG - General Services	OPERADOR DE EQUIPO PESADO
GRANADOS/LEON/LILIANA CAROLINA	10-10012-125 Adm - Human Resources	PERSONAL DE ASEO
JIMENEZ/GUTIERREZ/MARTHA YOLANDA	10-10012-125 Adm - Human Resources	COCINERA
MUÑOZ/MUÑOZ/MARIA LAURA	10-10012-125 Adm - Human Resources	PERSONAL DE ASEO
GUTIERREZ/QUINTERO/OLGA LIDIA	10-10015-152 Sust - Health & Safety	AUXILIAR ADMVO
JARAMILLO/GUTIERREZ/JOSE MIGUEL	60-20000-212 Geo - Geology	AYUD. DE NUCLEO
JIMENEZ/GUTIERREZ/CAROLINA	10-10012-125 Adm - Human Resources	COCINERA
VELAZQUEZ/HERNANDEZ/JORGE ARMANDO	93-90211-000 Null Cost Centre	GEOLOGO
MENDIOLA/RANGEL/JOSE DE JESUS	75-70211-731 Metal - Mill Milling	AYUDANTE PLANTA TORRES
MOYA/JIMENEZ/FELIX HUMBERTO	93-90211-000 Null Cost Centre	OBRERO
ALCOCER/MORALES/JAVIER CONCEPCION	93-90211-000 Null Cost Centre	OBRERO
OROCIO/SANTANA/LEONARDO ESTEBAN	75-70211-736 Metal - Mill Tailings	AYUDANTE PLANTA TORRES
ESTRADA/LUGO/YAIR	75-70020-711 Metal - Laboratory	SUPERVISOR LABORATORIO
CAMACHO/UVALLE/LUIS GERARDO	75-40000-470 Maint - Mill	MECANICO PLANTA TORRES
BARAJAS/LUNA/ANTONIO	10-10012-110 Adm - Warehouse	ALMACENISTA
LOPEZ/ORTEGA/CARLOS	75-70211-731 Metal - Mill Milling	AYUDANTE PLANTA TORRES
MARTINEZ/CASTRO/CHRISTIAN NESTOR	10-10015-152 Sust - Health & Safety	TECNICO EN EMERGENCIAS MEDICAS
GOMEZ/LEYVA/JUAN BAUTISTA	60-60204-617 UG - General Services	AYUD. PERFORISTA
SALAS/BARRIENTOS/JUAN JOSE	75-40000-470 Maint - Mill	MECANICO PLANTA TORRES
TORRES/DOMINGUEZ/GUADALUPE GABRIEL	10-10015-152 Sust - Health & Safety	ENFERMERA
BOURQUE//DAVID ANDREW	60-30000-310 Tech - Mine Planning	COMPRADOR
RODRIGUEZ/VALDEZ/ABRAHAM	50-20000-230 Geo - Exploration	OBRERO
RAMIREZ/VALLEJO/ALMA SAGRARIO	10-10012-125 Adm - Human Resources	AUXILIAR DE RECURSOS HUMANOS
MEZA/MORALES/GABRIELA	10-10012-125 Adm - Human Resources	AUXILIAR ADMVO
GONZALEZ/HERNANDEZ/FELIX	60-60202-617 UG - General Services	SUPERVISOR MINA
MORENO/YEBRA/CONSTANTINO	60-60203-617 UG - General Services	SUPERVISOR MINA
ESPARZA/BARRIENTOS/JUAN JOSE	60-60204-612 UG - Hoisting	MALACATERO
YEBRA/MACIAS/MA LUISA	60-60203-617 UG - General Services	SECRETARIO DE MINA
RAMIREZ/ARREGUIN/JOSE JAVIER	60-60203-617 UG - General Services	SUPERVISOR MINA
VENZOR/BARRERA/ENRIQUE	60-60201-617 UG - General Services	SUPERVISOR MINA
RIZO/SILVA/DANIEL	60-60204-617 UG - General Services	SUPERVISION DE MANTENIMIENTO
RODRIGUEZ/RODRIGUEZ/JOSE RAMON	60-30000-311 Tech - Surveying	TOPOGRAFO
HERNANDEZ/JASSO/ARNOLD JOSUE	60-30000-310 Tech - Mine Planning	PROYECTISTA
QUINTERO/PICHARDO/ROBERTO	60-60204-619 UG - Haulage	OPERADOR DE EQUIPO
GARCIA/MAYA/RODOLFO ANTONIO	10-10015-152 Sust - Health & Safety	MEDICO
ESPINOSA/GUTIERREZ/MIGUEL ANGEL	60-60204-617 UG - General Services	ELECTRICO
RODRIGUEZ/GONZALEZ/JUAN JOSE	60-60204-617 UG - General Services	MECANICO ESTACIONARIO PEREGRIN
FLORES/REYES/VERONICA	60-60204-617 UG - General Services	SECRETARIO DE MINA
JUAREZ/BRISEÑO/JOSE MANUEL	60-60204-623 UG - Stoping Cut & Fill	OPERADOR DE EQUIPO
ARGOTE/CAMACHO/EDUARDO	60-60204-617 UG - General Services	ELECTRICO
MANRIQUEZ/RAMIREZ/PABLO	75-70212-732 Metal - Mill Leaching	SUPERVISOR PLANTA DE BENEFICIO
GUTIERREZ/RODRIGUEZ/MARIA MICAELA	10-10012-125 Adm - Human Resources	AYUD. DE COCINA
ZAPIEN/CHAVEZ/RAFAEL	10-10012-110 Adm - Warehouse	ALMACENISTA
RUIZ/LONA/ALDO IVAN	10-10015-152 Sust - Health & Safety	PARAMEDICO
RIOS/HERNANDEZ/ENRIQUE	60-60204-617 UG - General Services	MECANICO ESTACIONARIO PEREGRIN
REYNA/VILLA/OSCAR RAUL	10-10015-152 Sust - Health & Safety	SUPERVISOR SEGURIDAD
GONZALEZ/RAMIREZ/NESTOR GUSTAVO	60-60204-612 UG - Hoisting	MANTERO
ESPARZA/BARRIENTOS/MACARIO	60-60204-612 UG - Hoisting	MANTERO
ESPINOZA/MARES/JUAN ALEJANDRO	60-60204-612 UG - Hoisting	MANTERO
MARTINEZ/RESENDIZ/GREGORIO	60-60205-612 UG - Hoisting	MALACATERO
MARTINEZ/ANGUIANO/JUAN JOSE	60-60204-612 UG - Hoisting	MALACATERO
OJEDA/MACIAS/ANGEL ANTONIO	60-60202-617 UG - General Services	SUPERINTENDENTE AREA 1
AGUILAR/GOMEZ/JOSE JESUS	60-60204-610 UG - Declines	PERFORISTA
RAMIREZ//ALEJANDRO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
QUINTERO/PALAFOX/ALEJANDRO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA

Consulting GTO

Nombre	Departamento	Puesto
GONZALEZ/HERNANDEZ/AGUSTIN	60-60204-617 UG - General Services	INSTRUMENTISTA
JARAMILLO/MORALES/MARIA JESUS	10-10012-130 Adm - Purchasing	AUX DE COMPRAS
MARTINEZ/LUCIO/JOAQUIN	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
RODRIGUEZ/QUINTERO/JOSE ISRAEL	60-60204-621 UG - Ground Support	PERFORISTA
AVILES/SANDOVAL/JOEL GONZALO	77-70221-744 Metal - Foun General Services	SUPERVISOR PLANTA DE BENEFICIO
QUINTERO/HERNANDEZ/LUIS RAFAEL	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
MAQUEO/ANGUIANO/HUGO FERNANDO	60-40000-440 Maint - Underground	SUPERVISOR DE MANTENIMIENTO EL
MARTINEZ/RAMIREZ/LAURA JULIETA	10-10012-125 Adm - Human Resources	ENCARGADA DE CAPACITACION
CAUDILLO//JOSE TERESO	60-60204-617 UG - General Services	SUPERVISOR MINA
ROCHA/CHIA/JOSE	60-60204-622 UG - Pumping	SUPERVISOR MINA
GARCIA/ZAPATA/MARIANA	75-70020-711 Metal - Laboratory	SUPERVISOR
PEREZ/RANGEL/JOSE JUAN	10-10012-110 Adm - Warehouse	ALMACENISTA
VILLAGRAN/NIETO/MIGUEL ANGEL	10-10012-110 Adm - Warehouse	ALMACENISTA
AVALOS/MALDONADO/JUAN CARLOS	60-60202-617 UG - General Services	SECRETARIO DE MINA
QUINTANA/BERMUDEZ/ERNESTO	60-60201-617 UG - General Services	SUPERVISOR MINA
DIAZ/VALDEZ/BERNARDO	60-40000-440 Maint - Underground	SOLDADOR
AGUILAR/RIVERA/JOSE ALFREDO	60-30000-310 Tech - Mine Planning	AYUD. TOPOGRAFO
GRANADOS/COREÑO/GABRIEL	60-60204-617 UG - General Services	MECANICO ESTACIONARIO
MARTINEZ/BARRON/JOSE FRANCISCO	75-40000-470 Maint - Mill	AYU ELECTRICO TORRES
AGUIRRE/GUTIERREZ/RAUL	75-40000-470 Maint - Mill	AYUD. MECANICO
ZAMORA/BARRIENTOS/PEDRO	60-60206-626 UG - Compressed Air	AYUD. ELECTRICO
GRANADOS/ESPINOZA/JOSE GUADALUPE	75-40000-470 Maint - Mill	AYUD. ELECTRICO
ALMANZA/PALAFOX/MANUEL GERARDO	75-40000-470 Maint - Mill	AYUD. MECANICO PLANTA TORRES
JIMENEZ/GOMEZ/GUSTAVO RAFAEL	75-70211-736 Metal - Mill Tailings	OPERADOR
VELEZ/CAUDILLO/JAVIER	75-70211-731 Metal - Mill Milling	AYUDANTE PLANTA TORRES
VALDES/LUNA/JOSE	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
DURAN/RAMOS/JOSE ANTONIO	75-40000-470 Maint - Mill	ELECTRICO TORRES
RAMIREZ/RODRIGUEZ/FRANCISCO JAVIER	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
ESTRADA/RAMIREZ/DELFINO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
ARGOTE/MARTINEZ/FRANCISCO JAVIER	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
LEON/AGUILAR/JOSE DE JESUS	60-30000-310 Tech - Mine Planning	AYUD. TOPOGRAFO
PEÑA/PEREZ/J AGUSTIN	75-70211-736 Metal - Mill Tailings	OPERADOR TORRES
ARROYO/SOTO/JOSE LUIS	60-40000-440 Maint - Underground	SUPERVISOR DE MANTENIMIENTO EL
VILLANUEVA/VALDEZ/APOLINAR	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
SANTOS/YEBRA/ALBERTO	75-70211-736 Metal - Mill Tailings	AYUDANTE PLANTA TORRES
HERRERA/BRETON/JOSE ALBERTO	60-40000-440 Maint - Underground	MECANICO
OLMOS/CARRILLO/MIGUEL ANGEL	75-40000-470 Maint - Mill	PROGRAMADOR DE MANTTO ELECTROI
SEPTIEN/OLMOS/MAYRA ISABEL	10-10015-152 Sust - Health & Safety	ENFERMERA
ROCHA/MONTALVO/MA DE LOS ANGELES	93-90211-000 Null Cost Centre	GEOLOGO DE EXPLORACION
MALDONADO/DIAZ/JUAN RICARDO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
HERNANDEZ/GARCIA/MARIO ALBERTO	60-60204-621 UG - Ground Support	AYUD. PERFORISTA
ZENDEJAS/MENDEZ/CARLOS ABRAHAM	10-10015-152 Sust - Health & Safety	SUPERVISOR SEGURIDAD
ARTEAGA/VERA/JESUS ENRIQUE	10-10015-152 Sust - Health & Safety	SUPERVISOR SEGURIDAD
GUTIERREZ/SANCHEZ/ALEJANDRO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
RANGEL/MALDONADO/JUAN EDUARDO	60-40000-440 Maint - Underground	AYUDANTE MECANICO DIESEL
DIAZ/ALFARO/HILARIO	75-40000-470 Maint - Mill	MECANICO AUTOMOTRIZ
PATLAN/GONZALEZ/ALBERTO JORGE	75-40000-470 Maint - Mill	ASISTENTE INSTRUMENTISTA
PEÑA/ANDRADE/RAMON	60-40000-440 Maint - Underground	SUPERVISOR DE MANTENIMIENTO ES
VILLA/MUÑOZ/PABLO	75-40000-470 Maint - Mill	SUPERVISOR DE MANTENIMIENTO EL
MUÑOZ/JARAMILLO/ANGEL	60-30000-310 Tech - Mine Planning	TOPOGRAFO
VAZQUEZ/ANDRADE/IVAN	60-60204-616 UG - Drifting	PERFORISTA
BECERRA/FLORES/LUIS ALBERTO	60-20000-212 Geo - Geology	MUESTRERO
GARCIA/PEREZ/JOSE DAVID	93-90212-000 Null Cost Centre	OBRERO
MUÑOZ/PEREZ/JUAN DIEGO	60-60201-617 UG - General Services	SECRETARIO DE MINA
JIMENEZ/FRIAS/JESUS ALEJANDRO	60-40000-440 Maint - Underground	PROGRAMADOR DE MANTENIMIENTO B
NIEVES/GARCIA/PAOLA VIRIDIANA	60-20000-212 Geo - Geology	GEOLOGO Jr
SAUCEDO/GONZALEZ/YURIDIANA	60-20000-212 Geo - Geology	GEOLOGO Jr
ORTIZ/CORNEJO/VICENTE	60-60205-617 UG - General Services	AYUD. SOLDADOR
JARAMILLO/CAZAREZ/VICTOR	60-40000-440 Maint - Underground	SOLDADOR
VALDES/LUNA/ALEJANDRO	60-60204-617 UG - General Services	AYTE MECANICO ESTACIONARIO PER
ZAVALA/GAMEZ/FRANCISCO EMMANUEL	93-90212-000 Null Cost Centre	OBRERO
LIRA/REYES/SUSANA LUCIA LUCRECIA	10-10010-101 Gen - General Manager	SISTENTE DE GERENCIA GENERAL
JIMENEZ/FRIAS/OMAR	60-30000-310 Tech - Mine Planning	PROYECTISTA

Consulting GTO

Nombre	Departamento	Puesto
RAMIREZ/MORALES/ISMAEL	10-10015-152 Sust - Health & Safety	AUXILIAR ADMVO
OLVERA/PRADO/HAYDEE BETSABE	60-30000-310 Tech - Mine Planning	PROYECTISTA
RAMIREZ/MUÑOZ/SERGIO	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
RUIZ/MENDOZA/ROBERTO	60-60204-625 UG - Stoping Long Hole	SUPERVISOR MINA
GONZALEZ/MONTIEL/ALICIA	93-90211-000 Null Cost Centre	OBRERO
SUAREZ/CHAVEZ/ERANDANI BERENICE	75-70211-731 Metal - Mill Milling	METALURGISTA PLANTAS
VELAZQUEZ/RAMIREZ/LUIS ANTONIO	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
CHAVEZ/COLMENERO/DIANA MARLENG	60-60206-614 UG - Ventilation	ASISTENTE DE VENTILACION
CAUDILLO/PEREZ/J ISABEL	75-40000-470 Maint - Mill	ELECTRICO PLANTA
SABANERO/BARBOSA/TERESITA DE JESUS	75-70212-732 Metal - Mill Leaching	SUPERVISOR DE TURNO PLANTA DE
MOSQUEDA/DIAZ/CESAR OCTAVIO	60-30000-311 Tech - Surveying	DIBUJANTE
PANTOJA/MERINO/MAURICIO	10-10015-152 Sust - Health & Safety	SUPERVISOR MINA
GOMEZ/LOPEZ/HILARIO	60-60204-623 UG - Stoping Cut & Fill	OBRERO GENERAL
DELGADO/SUASTE/CAROLINA	10-10012-125 Adm - Human Resources	PERSONAL DE ASEO
DELGADO/SUASTE/AMALIA	10-10012-125 Adm - Human Resources	PERSONAL DE COCINA
CAMACHO/LIRA/VALERIA	60-30000-311 Tech - Surveying	CAPTURISTA DE DATOS
ARANA/ORTEGA/EDUARDO	60-60201-623 UG - Stoping Cut & Fill	OBRERO GENERAL
RAMIREZ/GUTIERREZ/ADOLFO	60-60204-623 UG - Stoping Cut & Fill	OBRERO GENERAL
AGUIRRE/ALVAREZ/LEOPOLDO	60-60204-616 UG - Drifting	JUMBERO
VAZQUEZ/BARRERA/JOSE TRINIDAD	60-40000-440 Maint - Underground	MECANICO ESTACIONARIO
RAMIREZ/LUNA/JUAN ORLANDO	10-10015-152 Sust - Health & Safety	AUXILIAR ADMVO
GUTIERREZ/SOSA/JONATHAN FRANCO	99-99999-999 NO ASIGNADO	ENFERMERO
ORTIZ/PEÑA/CARLOS ARTURO	60-30000-310 Tech - Mine Planning	PLANEADOR SUBTERRANEA
ZARATE/HERNANDEZ/ROSA MARIA	60-60204-625 UG - Stoping Long Hole	AFILADOR DE BROCAS
AGUIRRE/SANCHEZ/MARIO ALBERTO	10-10015-151 Sust - Medical Services	ENFERMERO
RODRIGUEZ/ALVAREZ/JESUS FABIAN	10-10015-151 Sust - Medical Services	RESCATISTA
ROJAS/GALVAN/ALFREDO	10-10015-151 Sust - Medical Services	OPERADOR DE VEHICULOS DE EMERG
ORTIZ/PARADA/MIGUEL DAVID	60-60201-617 UG - General Services	SUPERVISOR MINA
CHIA/LEDEZMA/ERIKA	10-10012-125 Adm - Human Resources	AUXILIAR DE RECURSOS HUMANOS
LUNA/ROMERO/VICTOR	60-40000-440 Maint - Underground	MECANICO ESTACIONARIO
TAVARES/AGUILAR/ANDRES	60-60204-616 UG - Drifting	JUMBERO
VILLEGAS/SOTO/BERTHIN URIEL	10-10012-110 Adm - Warehouse	ALMACENISTA
MARTINEZ/FLORES/CLAUDIA	60-30000-310 Tech - Mine Planning	PROYECTISTA
CAMPOS/HERNANDEZ/JOEL	60-60202-617 UG - General Services	SUPERVISOR DE CONSTRUCCION
REYNA/ESPINOZA/RUBEN	60-60204-617 UG - General Services	AYUD. PERFORISTA
ALVAREZ/GONZALEZ/AURELIO	60-60204-623 UG - Stoping Cut & Fill	AYUD. PERFORISTA
ARES/TERAN/JAVIER ALEJANDRO	10-10015-151 Sust - Medical Services	PARAMEDICO
REGALADO/HERRERA/RAFAEL	75-70211-731 Metal - Mill Milling	AYUDANTE PLANTA TORRES
MEDINA/HUERTA/JUAN MANUEL	60-60204-617 UG - General Services	SUPERVISOR MINA
CAUDILLO/CAUDILLO/MA DE LOS ANGELES	10-10015-151 Sust - Medical Services	AUXILIAR ADMVO
ABRAHAM/RUIZ/JUAN PABLO	60-40000-440 Maint - Underground	AYUD. MECANICO
CAUDILLO/CAUDILLO/JUAN SALVADOR	60-40000-440 Maint - Underground	AYUD. MECANICO
VAZQUEZ/ALMANZA/ERIC FRANCISCO	60-40000-440 Maint - Underground	AYUD. ELECTRICO
CORTES/HERNANDEZ/NOEL	60-60204-623 UG - Stoping Cut & Fill	AYUD. PERFORISTA
BECERRA/VARGAS/MAYRA JANET	10-10015-151 Sust - Medical Services	OPERADOR DE VEHICULOS DE EMERG
ALCOCER/MORALES/LUIS JESUS	75-70211-731 Metal - Mill Milling	AYUDANTE PLANTA TORRES
AGUILAR/RANGEL/ADAN	60-60204-623 UG - Stoping Cut & Fill	AYUD. PERFORISTA
JAIME/MONTES/CLAUDIA ELENA	75-70211-731 Metal - Mill Milling	AUXILIAR ADMVO
ESCOBAR/MERCADO/GERARDO FRANCISCO	10-10012-110 Adm - Warehouse	ALMACENISTA
TORRES/JUAREZ/LUIS FELIPE	60-60204-625 UG - Stoping Long Hole	AYUD. PERFORISTA
JARAMILLO/MUÑOZ/TOMAS	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO PESADO
ARGOTE/FLORES/ELICEO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA

Supervision GTO

Nombre	Departamento	Puesto
Juarez/Garcia/Isidro Alejandro	99-99999-999 NO ASIGNADO	GEOLOGO
GOMEZ/RIVERA/JAFET	75-70211-739 Planta Beneficio	SUPERINTENDENTE MOLIN
VARGAS/ARREOLA/JOSE MIGUEL	10-10012-110 Adm - Warehouse	ENCARGADO DE ALMACEN
HERNANDEZ//OLIVIER PLUTARCO	10-10012-110 Adm - Warehouse	SUPERVISOR
GONZALEZ/TRUEBA/JOSE FRANCISCC	99-99999-999 NO ASIGNADO	GERENTE DE PLANEACION
HERNANDEZ/RAMIREZ/MONTSERRAT	93-90211-000 Exploracion Bex	BASE DE DATOS
DIAZ/MARTINEZ/ARMANDO	10-10012-125 Adm - Human Resources	GERENTE REC. HUMANOS
CORTES/BAUTISTA/CESAR	10-10012-102 Adm - Site Administration	ASISTENTE DE CONTRALOI

ACM GTO

Nombre	Departamento	Puesto
SALAS/ALCOCER/RIGOBERTO	60-20000-212 Geo - Geology	DIBUJANTE
ALCOCER/RIVERA/JOSE REFUGIO	75-70211-731 Metal - Mill Milling	APOYO A SUPERVISION
ALMAGUER/RODRIGUEZ/RICARDO	10-10012-110 Adm - Warehouse	ALMACENISTA
ARRIAGA/GRANADOS/JUAN MIGUEL	75-70211-731 Metal - Mill Milling	APOYO SUPERVIISION TORRES
ALVAREZ/GONZALEZ/FAUSTINO JAVIER	75-70211-736 Metal-Mill Tailings	OPERADOR TORRES
AGUILAR/ULLOA/MARCO ANTONIO	75-70211-731 Metal - Mill Milling	OPERADOR TORRES
CRUCES/RODRIGUEZ/MARIO	60-60204-612 UG - Hoisting	MANTERO TORRES
IBARRA/AGUILAR/MARTIN	60-60204-612 UG - Hoisting	MALACATERO TORRES
AGUILAR/GONZALEZ/PEDRO	60-60204-612 UG - Hoisting	MALACATERO TORRES
SALAS/BARRIENTOS/EFREN	60-40000-440 Maint - Underground	MECANICO
AGUILAR/TORIBIO/ANCELMO	75-40000-470 Maint - Mill	AYUD.MECANIDCO DISEL PERERINA
AGUIRRE/SALAS/JOSE GUADALUPE	75-40000-470 Maint - Mill	ELECTRICO TORRES
IBARRA/HERNANDEZ/GERARDO	75-40000-470 Maint - Mill	ELECTRICO TORRES
AGUILAR/ALCOCER/MARGARITO	60-60205-617 UG - General Services	ELECTRICO PEREGRINA
SALAS/BARRIENTOS/ESTEBAN	75-40000-470 Maint - Mill	SUPERVISOR ELECTRICO TORRES
JIMENEZ/RAMOS/ALFONSO	75-70211-731 Metal - Mill Milling	APOYO SUPERVIISION TORRES
IBARRA/SALAS/JOSE JOAQUIN	60-40000-440 Maint - Underground	MECANICO
MORALES/GOMEZ/JUAN PABLO	60-20000-212 Geo - Geology	MUESTREO PEREGRINA
RIOS/LOPEZ/JULIO CESAR	60-20000-212 Geo - Geology	MUESTREO PEREGRINA
RODRIGUEZ/CRUCES/ADRIAN	60-60204-623 UG - Stoping Cut & Fill	MUESTREO PEREGRINA
DIAZ/VALDEZ/JOSE SOCORRO	75-40000-470 Maint - Mill	MECANICO TORRES
SALAZAR/MARES/LUIS ERNESTO	60-60204-622 UG - Pumping	AYUD. SERVICIOS
GUILLEN/GARCIA/FEDERICO	60-60204-612 UG - Hoisting	SUPERVISOR MINA
MEDRANO/ANDRADE/J CONCEPCION	60-60205-617 UG - General Services	MECANICO ESTACIONARIO
ROMERO/BARRERA/ELISEO MARTIN	60-20000-212 Geo - Geology	MUESTREO PEREGRINA
MARTINEZ/CONTRERAS/JOSE	60-60205-617 UG - General Services	SUPERVISOR ELECTRICO/MECANICO
ARELLANO/SALAS/ISMAEL	75-70211-736 Metal-Mill Tailings	OPERADOR TORRES
MUÑOZ/MUÑOZ/JOSE REYES	75-70211-736 Metal-Mill Tailings	OPERADOR TORRES
DIAZ/VALDEZ/JOSE INES	60-60204-617 UG - General Services	MECANICO ESTACIONARIO
MARMOLEJO/HERNANDEZ/JUAN CARLOS	60-40000-440 Maint - Underground	SUPERVISOR MECANICO
ARIAS/FLORIDO/VICTOR DAVID	60-60205-617 UG - General Services	AYUDANTE MECANICO TORRES
VAZQUEZ/ORTEGA/JOSE VICTOR ANTONIO	60-60201-617 UG - General Services	SUPERVISOR
SALAZAR/HERNANDEZ/AMBROSIO	93-90211-000 Null Cost Centre	OBRERO
HERNANDEZ/OLMOS/GUILLERMO	60-60204-619 UG - Haulage	AYUDANTE DE RIELERO
GUTIERREZ/RODRIGUEZ/MIGUEL	75-40000-470 Maint - Mill	ELECTRICO PLANTA TORRES
JARAMILLO/GARCIA/EPIFANIO	60-20000-212 Geo - Geology	AYUD. GEOLOGOS
RANGEL/LOPEZ/JOSE MANUEL	10-10015-151 Sust - Medical Services	AYUDANTE PERFORISTA DIAMANTE
ARREDONDO//AGUSTIN	60-60204-619 UG - Haulage	RIELERO
MORALES/HERNANDEZ/PEDRO	60-40000-440 Maint - Underground	MECANICO ESTACIONARIO
RODRIGUEZ//HUGO	60-60204-617 UG - General Services	SOLDADOR
YEBRA/YEBRA/JOSE ANTONIO	10-10012-102 Adm - Site Administration	AUXILIAR ADMVO
BARAJAS/GUILLEN/GERARDO	75-70211-731 Metal - Mill Milling	OPERADOR TORRES
ESPINOSA/PEREA/VICTOR JAVIER	93-90211-000 Null Cost Centre	GERENTE DE EXPLORACION
FRANCO/SERRANO/FERNANDO	75-70211-731 Metal - Mill Milling	SUPERVISOR SR PLANTA BENEFICIO
RODRIGUEZ/CRUCES/MARTIN	60-60204-619 UG - Haulage	OPERADOR
SALAS/LEON/JOSE VICTORIANO	60-60204-618 UG - Loading	OPERADOR
MARTINEZ/LOPEZ/ENRIQUE	60-60204-626 UG - Compressed Air	LAMPISTERO
AGUILAR/ULLOA/CARLOS	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
GARCIA/FLORES/PEDRO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
RANGEL/ORTIZ/BENJAMIN	60-60204-619 UG - Haulage	OPERADOR
LOPEZ/BETANCOURT/MACARIO	60-60204-617 UG - General Services	AYUDANTE DE PERFORISTA
RAMIREZ/MARTINEZ/EMIGDIO	60-60204-623 UG - Stoping Cut & Fill	AYUDANTE DE PERFORISTA
JUAREZ/GODINEZ/JOSE MANUEL	60-60204-623 UG - Stoping Cut & Fill	OPERADOR
SALAS/AGUIRRE/JOSE EUSEBIO ELISEO	60-60204-619 UG - Haulage	AYUD. GENERAL
GONZALEZ/CRUZ/ALEJANDRO	60-60204-611 UG - Mucking	OPERADOR
HERNANDEZ/OLMOS/LUIS	60-60204-619 UG - Haulage	AYUD. GENERAL
IBARRA/SALAS/FABIAN	60-40000-440 Maint - Underground	SUPERVISOR MTTO
RODRIGUEZ/ARREDONDO/J JESUS	60-60204-619 UG - Haulage	AYUD. GENERAL
VAZQUEZ/PEÑALOZA/CARLOS ARTURO	60-60204-619 UG - Haulage	OPERADOR
GODINEZ/RANGEL/JOSE ANTONIO	60-60204-612 UG - Hoisting	OPERADOR
BARRIENTOS/IÑIGUEZ/EDUARDO	60-60204-617 UG - General Services	AYUDANTE DE PERFORISTA
CORDERO/CABRERA/JORGE	60-60204-619 UG - Haulage	OPERADOR
MOLINA/RIVERA/ROGELIO	60-60204-611 UG - Mucking	OPERADOR
FIGUEROA/VAZQUEZ/JUAN MANUEL	60-60204-619 UG - Haulage	OPERADOR
PEÑA/MARTINEZ/JOSE LUIS	60-60204-610 UG - Declines	AYUD. GENERAL
TORRES/BARRON/JOSE LUIS	60-60204-614 UG - Ventilation	SUPERVISOR MINA

ACM GTO

Nombre	Departamento	Puesto
SANCHEZ/GUERRA/J CARMEN	60-60204-612 UG - Hoisting	OPERADOR
GONZALEZ/PATLAN/J GUADALUPE	60-60204-623 UG - Stoping Cut & Fill	AYUDANTE DE PERFORISTA
LARA/MEDRANO/LEONARDO	60-60204-623 UG - Stoping Cut & Fill	OPERADOR
JIMENEZ/RANGEL/ROBERTO	60-60204-625 UG - Stoping Long Hole	OPERADOR
RAMIREZ/REGALADO/VICTOR ROBERTO	60-60204-619 UG - Haulage	OPERADOR
LOPEZ/TOVAR/MARIO ALBERTO	60-60204-616 UG - Drifting	AYUD. GENERAL
RIVERA/VILLANUEVA/DIEGO ENRIQUE	60-60204-623 UG - Stoping Cut & Fill	AYUD. PERFORISTA
TAVARES/AGUILAR/MIGUEL ANGEL	60-60204-623 UG - Stoping Cut & Fill	AYUD. GENERAL
LEON/PEREZ/J JESUS	60-60206-613 UG - Raises	SUPERVISOR MINA
GOMEZ/LOPEZ/ALEJO	60-60201-617 UG - General Services	SUPERVISOR MINA
OROCIO/SANTANA/JOSE MAURICIO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
CORNEJO/MORALES/MARCIAL	60-60204-619 UG - Haulage	OPERADOR DE TROLLEY
GODINEZ/SANCHEZ/CARLOS ANTONIO	60-60206-626 UG - Compressed Air	AYUD. ELECTRICO
RAMIREZ/IBARRA/MAXIMINO	60-40000-440 Maint - Underground	MECANICO TORRES
ARELLANO/TOVAR/JONATHAN MARIANO	60-60206-626 UG - Compressed Air	AYUD. ELECTRICO
SANDOVAL/ANGUIANO/SANTIAGO	60-60202-617 UG - General Services	SUPERVISOR MINA
AGUILAR/TORIBIO/EMILIO	75-40000-470 Maint - Mill	AYUDANTE DE MECANICO PLANTA TC
BARBOSA/GONZALEZ/ANGEL GUADALUPE	60-40000-440 Maint - Underground	AYUD. MECANICO DIESEL
BARRIENTOS/ARREDONDO/JUAN	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
HERNANDEZ/BARRON/LORENZO	60-60204-623 UG - Stoping Cut & Fill	PERFORISTA
GUTIERREZ/LOZANO/JUAN CARLOS	60-60204-610 UG - Declines	PERFORISTA
ALVAREZ/HERNANDEZ/LUIS FABIAN	60-60205-616 UG - Drifting	OBRERO
AGUILAR/ULLOA/EUSEBIO	60-40000-440 Maint - Underground	SOLDADOR
ALCANTARA/BETANCOURT/JOSE NOE	60-60204-611 UG - Mucking	OPERADOR DE EQUIPO
RIOS/LOPEZ/SERGIO	60-60204-617 UG - General Services	AYTE ELECTRICO PEREGRINA
VILLEGAS/VILLEGAS/BRAULIO	60-40000-440 Maint - Underground	AYTE MECANICO DIESEL PEREGRINA

Salary File 16-29 February 2012 (Compañia Tecnica Minera) Gdpe y Calvo

Last Name		Name	Cost Center	Position	Employee type Op./Adm.
ARMENTA	MORALES	OCTAVIO GU	93-90301-000	AYUD. GENE	OPERATIVOS
PEREDA	CAVANILLAS	HOMERO	93-90301-000	AYUD. GENE	OPERATIVOS
MARTINEZ	CARRILLO	SILVIA ELEN/	93-90301-000	COCINERA	OPERATIVOS
RODRIGUEZ	OLIVAS	EDUARDO	93-90301-000	AYUD. GENE	OPERATIVOS
GUTIERREZ	MORENO	IVAN GERARI	93-90301-000	AYUD. GENE	OPERATIVOS
LOPEZ	LOPEZ	CRISPIN	93-90301-000	AYUD. GENE	OPERATIVOS
AGUSTIN	HERNANDEZ	TEODORO	93-90301-000	AYUD. GENE	OPERATIVOS
SOTELO	VALENZUELA	JESUS MARII	93-90301-000	AYUD. GENE	OPERATIVOS
LOERA	RODRIGUEZ	CRUZ ENRIQI	93-90301-000	AYUD. GENE	OPERATIVOS
MARTINEZ	GUTIERREZ	JAVIER	93-90301-000	VIGILANTE	OPERATIVOS
LOERA	CARRILLO	JESUS ALFOI	93-90301-000	VIGILANTE	OPERATIVOS
CHAVEZ	OCHOA	BENITO	93-90301-000	VIGILANTE	OPERATIVOS

Salary File 16-29 February 2012 (Stratahr and Outsorcing Supervision) Guadalupe y Calvo

Last Name		Name	Cost Center	Position	Employee type Op./Adm.
GONZALEZ	GARCIA	FILIBERTO	93-90301-000	Contador	

SCHEDULE "6.1(t)"

LABOUR CLAIMS

1.- Macario Ortega Hernández vs. Compañía Minera del Cubo, SA. de CV.
File.- 617/2011
Junta Federal 28, Guanajuato, Gto.

2.- Enrique Ríos Hernández vs. Compañía Minera del Cubo, SA. de CV.
File.- 1065/2011
Junta Federal 28, Guanajuato, Gto.

3.-Luis Arturo Rodríguez Grimaldo vs. Compañía Minera del Cubo, SA. de CV.
File.- 311/2010
Junta Federal 28, Guanajuato, Gto.

4.- Josefina Santoyo Guerra vs. Compañía Minera del Cubo, SA. de CV.
File.- 1064/2011
Junta Federal 28, Guanajuato, Gto.

5.- José Alberto López Quintero vs Compañía Minera del Cubo, SA. de CV.
File.- 1063/2011
Junta Federal 28, Guanajuato, Gto.

6.- Telésforo Cervantes Sánchez vs Compañía Minera del Cubo, SA. de CV.
File.- 1106/2011
Junta Federal 28, Guanajuato, Gto.

7.- Manuela González vs Compañía Minera del Cubo, SA. de CV. y/o
File.- 840/2007
Junta Federal 28, Guanajuato, Gto.

8.- Martín Yépez Murrieta vs Compañía Minera del Cubo, SA. de CV.
File.- 1690/2008
Junta Federal 28, Guanajuato, Gto.

9.- Juan Gabriel González Rivera vs Compañía Minera del Cubo, SA. de CV.
File.- 1624/2011
Junta Federal 28, Guanajuato, Gto.

10.- Raúl Cuevas Balderas vs Compañía Minera del Cubo, SA. de CV.
File.- 835/2011
Junta Federal 28, Guanajuato, Gto.

11.- Martín Rojas Hernández vs Compañía Minera del Cubo, SA. de CV.
File.- 1411/2011
Junta Federal 28, Guanajuato, Gto.

12.- J. Refugio Cordero Velázquez vs Compañía Minera del Cubo, SA. de CV.

File.- 156/2009
Junta Federal 28, Guanajuato, Gto.

13.-José de la Luz Ramírez Álvarez vs Compañía Minera del Cubo, SA. de CV.
File.- 1795/2011
Junta Federal 28, Guanajuato, Gto.

14.- Compañía Minera del Cubo, SA. de CV. vs Manuel Jasso (and 7 more)
File.- 20/2011 CRIMINAL CHARGES for stealing mineral.
Waiting sentence
Criminal Court #1 Guanajuato, Guanajuato

15.- Compañía Minera del Cubo, SA. de CV. vs Epifanio Diaz (and 2 more)
File.- 70/2011 CRIMINAL CHARGES for stealing mineral
Two of the criminals already charges, and the last one waiting sentence
Criminal Court #1 Guanajuato, Guanajuato

SCHEDULE "13.2(c)"
RESIGNATIONS OF THE DIRECTORS AND OFFICERS

Compañía Minera del Cubo, S.A de C.V.	Rene Marion - Chairman Russell Tremayne - Alternate Chairman Scott Perry - member Luis Chavez - member Eduardo Ponce - member Pablo Mendez - Sectretary (non-member)
Metales Interamericanos, S.A de C.V.	Rene Marion - Chairman Russell Tremayne - Alternate Chairman Scott Perry - member Luis Chavez - member Eduardo Ponce - member Pablo Mendez - Sectretary (non-member)
AuricoGold GYC, S.A de C.V.	Rene Marion - Chairman Russell Tremayne - Alternate Chairman Scott Perry - member Luis Chavez - member Fernando Montoya - member Pablo Mendez - Sectretary (non-member)

Rene Marion and Scott Perry are also directors of Mexgold Resources Inc.

SCHEDULE "13.2(j)"
STOCK POWER OF ATTORNEY ENDORSED BY THE VENDOR

1) See list below.

Power of Attorney Matrix - Gammon Gold Inc. Companies

	Lawsuits & Collections - Ungroup to see sub powers Lawsuits & Collections - Full Powers		Lawsuits & Collections (mining direction paperwork only)		Lawsuits & Collections (operation and administration of the Ocampo runway only		Lawsuits & Collections (in labour matter only)		Lawsuits and Collections, Acts of Administration, Acts of Ownership, Subscribe and Guarantee CreditTitles, SPECIAL AND EXCLUSIVE to Formalize Contracts and Agreements with Compañía Minera Las Torres, S.A. de C.V.	
	Current	Recommended	Current	Recommended	Current	Recommended	Current	Recommended	Current	Recommended
Compañía Minera del Cubo, S.A. de C.V.	Luis Chavez Russell Tremayne Scott Perry Rene Marion Richard John Lyle Pablo Mendez		Arcadio Marin				Tomas Natividad & his Attorneys Armando Diaz			
Metales Interamericanos, S.A. de C.V.	Luis Chavez Russell Tremayne Scott Perry Rene Marion Pablo Mendez									
Auricogold GYC, S.A. de C.V.	Luis Chavez Russell Tremayne Rene Marion Scott Perry Pablo Méndez Oscar Bensojo		Arcadio Marin Jesús Herrera Ortega							

Power of Attorney Matrix - Gammon Gold Inc. Companies

	Acts of Administration - ungroup to see sub powers									
	Acts of Administration - Full Powers		Acts of Administration (in labour matters only)		Subscribe Negotiable Instruments		General Mining Purposes (concessions, etc.)		General Labour Matters- Full Powers	Acts of Owners
	Current	Recommended	Current	Recommended	Current	Recommended	Current	Recommended		Current
Compañia Minera del Cubo, S.A. de C.V.	Salvador Salgado Fernando Montoya Luis Chavez Russell Tremayne Scott Perry Rene Marion Pablo Mendez		Tomas Natividad & his Attorneys Armando Diaz		Luis Chavez has with Peñoles		Arcadio Marin Jesus Herrera		Rene Marion Scott Perry Luis Chavez Russell Tremayne Sofia Jurado Tomas Navidad & His Attorneys Pablo Mendez	Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez
Metales Interamericanos, S.A. de C.V.	Richard John Lyle Fernando Montoya Luis Chavez Russell Tremayne Scott Perry Rene Marion Pablo Mendez						Arcadio Marin		Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez	Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez
Auricogold GYC, S.A. de C.V.	Fernando Montoya Luis Chavez Russell Tremayne Scott Perry Rene Marion Pablo Mendez						Arcadio Marin Jesus Herrera Ortiga		Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez	Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez

Power of Attorney Matrix - Gammon Gold Inc. Companies

	ip - Full Powers	Subscribe Cheques - Full Powers		Open New Bank Accounts - Full Powers		Authority to Grant New POAs		Tax Authority		Explosives	
	Recommended	Current		Current	Recommended	Current	Recommended	Current	Recommended	Current	Recommended
Compañia Minera del Cubo, S.A. de C.V.		Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez Eduardo Ponce Fernando Montoya		Rene Marion Scott Perry Luis Chavez Russell Tremayne Eduardo Ponce Fernando Montoya		Rene Marion Scott Perry Luis Chavez Russell Tremayne		Salvador Salgado Becerril Alfredo Cruz Jaime Fernando Montoya		Ciro Cienfuegos Vega Marco Antonio Jiménez Oviedo Sara del Pilar Muñoz Mendoza Alejandro Oviedo Goyeneche Gabriel Gutierrez Patiño	
Metales Interamericanos, S.A. de C.V.		Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez Fernando Montoya		Rene Marion Scott Perry Luis Chavez Russell Tremayne Fernando Montoya		Rene Marion Scott Perry Luis Chavez Russell Tremayne		Salvador Salgado Becerril Fernando Montoya			
Auricogold GYC, S.A. de C.V.		Rene Marion Scott Perry Luis Chavez Russell Tremayne Pablo Mendez Eduardo Ponce Fernando Montoya		Rene Marion Scott Perry Luis Chavez Russell Tremayne Eduardo Ponce Fernando Montoya		Rene Marion Scott Perry Luis Chavez Russell Tremayne		Pablo Méndez Fernando Montoya			

Power of Attorney Matrix - Gammon Gold Inc. Companies

	Transportation Authorities		[redacted]	
	Current	Recommended	Current	Recommended
Compañía Minera del Cubo, S.A. de C.V.	Juan Bernabe Mendoza Perez		Angel Aguayo Méndez	
Metales Interamericanos, S.A. de C.V.				
Aurícogold GYC, S.A. de C.V.			Angel Aguayo Méndez	

SCHEDULE "A"
EL CUBO PROPERTY

1) For both El Cubo and Las Torres.

El Cubo

No.	CLAIM NAME	TITLE #	HAS	FILE	TERM SINCE	TERM EXPIRE	OWNER	MUNICIPALITY	STATE
	PROYECTO EL CUBO								
1	NUESTRA SRA. DE LOS DOLORES (A) EL TAJO	R.F. 306	7.1800	031/00003	5/21/1961	5/20/2061	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
2	SAN JOAQUIN (A) EL FUERTE Y DEMASIAS A.P."	R.F. 307	13.0069	031/00307	11/27/1961	11/26/2061	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
3	DEM. SN JOAQUIN FUERTE Y SRA. DOLORES	1925	1.7717	031/00252	10/20/1994	12/26/2044	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
4	"AMPL. DE SAN JOAQUIN Y SUS DEMASIAS"	4334	7.7252	031/00237	6/26/1996	6/25/2046	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
5	"SANTA FE DEL MONTE"	154139	15.3541	031/04425	1/26/1971	1/25/2021	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
6	"LUISA EVELIA"	157855	22.2241	????	11/30/1972	11/29/2022	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
7	"SANTA ROSA"	157913	20.5065	031/04540	12/7/1972	12/6/2022	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
8	"PRIMERA AMPL. DE LA ALBERTINA O LA MERCED"	161513	8.8652	31/5924	4/25/1975	4/24/2025	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
9	"AMPL. DE LA FRAGUA"	164851	130.8850	031/05532	7/11/1979	7/10/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
10	"EL DURAZNO"	164988	60.0000	031/04542	8/13/1979	8/12/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
11	"DURAZNO PRISCO"	165109	43.7524	031/04764	8/23/1979	8/22/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
12	"LA LIBERTAD"	165168	48.1000	031/04357	9/12/1979	9/11/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
13	"EDELMIRA II"	165245	135.2726	031/04740	9/14/1979	9/13/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
14	"LA FRAGUA"	165653	42.0000	031/03859	11/19/1979	11/18/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
15	"LA SOLEDAD"	165669	65.0000	031/03862	11/28/1979	11/27/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
16	"SAN JUAN"	165791	37.3586	031/03778	12/11/1979	12/10/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
17	"EL CABRESTANTE"	165792	9.0000	031/03858	12/11/1979	12/10/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
18	"MINAS VIEJAS"	165794	16.0000	031/04200	12/11/1979	12/10/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
19	"AMPL. DE CABRESTANTE"	165795	89.0000	031/04199	12/11/1979	12/10/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
20	"NUEVA LUZ DEL NAYAL"	165796	55.0000	031/04685	12/11/1979	12/10/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
21	"LA CHINA"	165797	48.5754	031/04619	12/11/1979	12/10/2029	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
22	"HUEMATZIN"	171591	37.5000	031/04515	11/9/1982	11/8/2032	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
23	"EL CHUPIRO"	171840	13.3873	031/05770	6/15/1983	6/14/2033	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
24	"SAN CAYETANO DE ANIMAS Y PROVIDENCIA"	181236	30.9920	031/04660	9/11/1987	9/10/2037	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
25	"SOCAVÓN DE LOS ALISOS	182003	66.3687	031/04348	4/8/1988	4/7/2038	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
26	"SAN JUAN DE TACUITAPA"	182004	24.0000	031/04376	4/8/1988	4/7/2038	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
27	"EL CUARTETO"	182005	26.0910	031/04419	4/8/1988	4/7/2038	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO

El Cubo

No.	CLAIM NAME	TITLE #	HAS	FILE	TERM SINCE	TERM EXPIRE	OWNER	MUNICIPALITY	STATE
	PROYECTO EL CUBO								
28	"AMPLIACION DE PASADENA"	182006	3.3399	031/05972	4/8/1988	4/7/2038	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
29	"ALBERTINA O LA MERCED"	182007	5.9316	031/04510	4/8/1988	4/7/2038	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
30	"CANTA RANAS"	210492	98.5468	6/1.3/376	10/8/1999	10/7/2049	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
31	"DALIA"	210951	129.0207	031/08472	2/29/2000	2/28/2050	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
32	"SAN PATRICIO"	212168	3.4634	6/1.3/00377	9/22/2000	9/21/2050	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	SAN PATRICIO	GTO
33	"GRACIAS A DIOS"	212534	357.7608	031/09137	10/31/2000	10/30/2050	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
34	"LA SAUCEDA"	213305	747.6730	031/09009	4/20/2001	4/19/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
35	"LA PALMA"	213435	327.7095	031/09149	5/11/2001	5/10/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
36	"MARISELA"	213751	135.9622	031/09155	6/15/2001	6/14/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
37	"ENTRE EL VARAL"	214132	3.8977	6/1.3/00450	8/10/2001	8/9/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
38	"LA ASUNCIÓN"	214133	10.0000	6/1.3/00451	8/10/2001	8/9/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
39	"VIOLETA"	214134	75.6694	6/1.3/00452	8/10/2001	8/9/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
40	"MARIA FRACC. NE"	214135	146.1390	6/1.3/00453	8/10/2001	8/9/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
41	"VIOLETA"	214136	45.6837	6/1.3/00454	8/10/2001	8/9/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
42	"LAS PALOMAS"	214260	257.0432	031/09148	9/6/2001	9/5/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
43	"GUANAJUATO NUEVO"	214283	60.0000	031/09154	9/6/2001	9/5/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
44	"LA ILBERIA"	214422	67.8210	6/1.3/00456	9/6/2001	9/5/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
45	"SIGLO XX"	214423	43.7628	6/1.3/00457	9/6/2001	9/5/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
46	"VIRJAN"	214424	49.0000	6/1.3/00458	9/6/2001	9/5/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
47	"LAS ANIMAS II"	214425	79.5086	6/1.3/00459	9/6/2001	9/5/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
48	"SIGLO XXI"	214614	47.1809	031/09167	10/2/2001	10/1/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
49	"LOS PINGÜICOS"	214742	985.1100	031/09150	11/22/2001	11/21/2051	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
50	"OLGA MARGARITA"	215175	416.8909	031/09172	2/8/2002	2/7/2052	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
51	"JANET"	215176	96.0000	031/09187	2/8/2002	2/7/2052	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
52	"DON GUILLERMO"	215926	9.0808	031/09160	4/2/2002	4/1/2052	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
53	"SAN ANTONIO DE LO TIROS"	217998	25.6113	6/1.3/00449	9/30/2002	9/29/2052	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
54	"PACO"	217999	188.2252	6/1.3/00455	9/30/2002	9/29/2052	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
55	"UNIFICACIÓN VILLALPANDO NORTE"	229103	374.4603	9/1.2/00002	3/9/2007	3/8/2057	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
56	"UNIFICACION VILLALPANDO SUR"	229104	289.1301	9/1.2/00003	3/9/2007	3/8/2057	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
57	LETY FRACCIÓN 1	235633	32.3682	031/09473	2/3/2010	2/2/2060	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
58	LETY FRACCIÓN 2	235634	18.3671	031/09473	2/3/2010	2/2/2060	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
59	LETY FRACCIÓN 3	235635	4.9644	031/09473	2/3/2010	2/2/2060	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUANAJUATO	GTO
1	"LA PROVIDENCIA"	211859	256.7454	6/1.3/316	7/28/2000	7/27/2050	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	DOLORES HIDA	GTO
2	"EL EDÉN"	212009	1675.7707	6/1.3/00310	8/18/2000	8/17/2050	COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	DOLORES HIDA	GTO

Las Torres

No.	CLAIM NAME	TITLE #	HAS	FILE	TERM SINCE	TERM EXPIRE	OWNER	MUNICIPALITY	STATE
	PROYECTO LAS TORRES								
1	SAN RICARDO	147575	50.0000	031/03972	4/29/1967	4/28/2017	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
2	CANALES	168977	21.0552	321.4/5253	8/31/1981	8/30/2031	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
3	EL GATO	169129	0.2242	031/06512	10/2/1981	10/1/2031	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
4	DULCE	169130	11.1045	031/06694	10/2/1981	10/1/2031	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
5	EL CORONEL	172736	55.2314	031/01001	6/28/1984	6/27/2034	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
6	PEREGRINA	180288	323.5419	321.42/1216	3/24/1987	3/23/2037	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
7	TARA	186252	10.3645	321.1/9-684	3/22/1990	3/21/2040	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
8	LA SEXTA	186429	52.1038	321.1/9-546	3/30/1990	3/29/2040	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
9	LA SORPRESA	187499	32.0052	321.1/9-864	7/5/1990	7/4/2040	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
10	KARLA	187908	30.7600	321.1/9-723	11/22/1990	11/21/2040	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
11	LOS TIGRES	189683	23.6812	031/05258	12/5/1990	12/4/2040	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
12	EL HALLAZGO	189869	54.0000	031/03837	12/6/1990	12/5/2040	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
13	ESTRELLA FRA	190206	1.0216	031/02447	12/6/1990	12/5/2040	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
14	MARCELA	191090	120.0000	321.1/9-103	4/29/1991	4/28/2041	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
15	BELEÑA	191778	30.2609	321.1/9-960	12/19/1991	12/18/2041	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
16	SAN CARLOS	194281	154.2048	6/1.3/156	12/19/1991	12/18/2041	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
17	UNIFICACION L	196528	480.4178	321.42/1148	7/23/1993	7/22/2043	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
18	EL SANTO NIÑO	198142	19.6008	321.4/5251	8/31/1981	11/4/2031	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
19	EL CEDRO	198170	83.8543	321.4/5249	8/31/1981	8/30/2031	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
20	CONSTANCIA	198171	43.0930	321.4/5250	8/31/1981	8/30/2031	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
21	PURISIMA	198172	37.2510	321.4/5252	8/31/1981	8/30/2031	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
22	SANTANDER	198198	5.9522	321.4/5756	7/30/1992	7/29/2042	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
23	BELEÑA No. 2	198338	1.7847	6/1.3/148	11/19/1993	11/18/2043	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
24	APOLO	200721	141.0500	6/1.3/201	9/26/1994	9/25/2044	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
25	APOLO II	200722	149.1621	6/1.3/200	9/26/1994	9/25/2044	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
26	EL TRIUNFO	202861	93.7142	6/1.3/235	4/2/1996	4/1/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
27	EL POPULO	202862	22.4139	6/1.3/234	4/2/1996	4/1/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
28	LA GLORIA	202863	24.4354	6/1.3/236	4/2/1996	4/1/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
29	LA CASUALIDAD	202864	11.2472	6/1.3/232	4/2/1996	4/1/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
30	SAN VICENTE	202865	10.0000	6/1.3/233	4/2/1996	4/1/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
31	APOLO V	203005	585.0664	6/1.3/249	4/18/1996	4/17/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
32	APOLO IV	203006	809.2176	6/1.3/248	4/18/1996	4/17/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
33	APOLO VII	203007	724.9594	6/1.3/250	4/18/1996	4/17/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
34	APOLO III	203008	233.8254	316/1.3/247	4/18/1996	4/17/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
35	REFORMA	203906	231.9508	6/1.3/241	11/5/1996	11/4/2046	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
36	SAN RAUL	210797	300.0183	6/1.3/281	11/26/1999	11/25/2049	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
37	EL SULFATO	211429	9.0000	6/1.3/00400	5/23/2000	5/22/2050	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
38	APOLO 1	211988	129.4830	6/1.3/00290	8/18/2000	8/17/2050	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
39	APOLO VIII	215265	43.5238	6/1.3/00462	2/14/2002	2/13/2052	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
40	EL NAYAL	215266	67.0292	6/1.3/00465	2/14/2002	2/13/2052	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
41	MARISA	215272	49.5707	6/1.3/00429	2/14/2002	2/13/2052	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
42	APOLO VII-B	218427	2.4349	6/1.3/00506	11/5/2002	11/4/2052	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
43	APOLO VII-A	218436	29.2003	6/1.3/00505	11/5/2002	11/4/2052	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
44	MESA PAREDES	220316	1.2435	6/1/00577	7/11/2003	7/10/2053	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
45	MESA PAREDES	220417	285.1345	6/1/00576	7/25/2003	7/24/2053	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
46	MESA PAREDES	220769	398.5968	6/1/00584	9/30/2003	9/29/2053	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO
47	VIOLETITA	220770	2.0000	6/1/00585	9/30/2003	9/29/2053	COMPAÑIA MINERA LAS TORRES, S.A. DE C.V.	GUANAJUATO	GTO

SCHEDULE "B"
GUADALUPE Y CALVO PROPERTY

1) GYC Property

GyC

No.	CLAIM NAME	TITLE #	HAS	FILE	TERM SINCE	TERM EXPIRE	OWNER	MUNICIPALITY	STATE
	PROYECTO LAS TORRES								
1	GUADALUPE	159362	100.0000	1/1.3/1565	10/29/1973	10/28/2023	AURICOGOLD GYC, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.
2	AMPL. DE GUADALUPE	211461	28.0000	1/1.3/00720	5/31/2000	5/30/2050	AURICOGOLD GYC, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.
3	GUADALUPE TRES	224250	148.7341	1/1/01456	4/22/2005	4/21/2055	AURICOGOLD GYC, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.
4	GUADALUPE TRES	224430	159.8364	016/33070	5/10/2005	5/9/2055	AURICOGOLD GYC, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.
			436.5705						

1	GUADALUPE TR	TRÁMITE	9.0000	016/46082			COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.

1	GUADALUPE TR	TRÁMITE	9.0000	016/46088			COMPAÑIA MINERA DEL CUBO, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.

GyC - AuRico

PROYECTO GPE. Y CALVO

SAN LUIS	235466	18391.5000	016/35436	8/17/2007	EXPLORACIÓN	10/18/2007	10/17/2057	AURICOGOLD DE MÉXICO, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.	2007	2012
SAN LUIS NW	235847	36025.3177	016/38741	7/14/2009	EXPLORACIÓN	3/24/2010	3/23/2060	AURICOGOLD DE MÉXICO, S.A. DE C.V.	GUADALUPE Y CALVO	CHIH.	2010	2012

54416.8177

SCHEDULE "C"
SHARE CAPITAL STRUCTURES

Name of Subsidiary	Jurisdiction of Incorporation	Total Issued Shares	Registered Shareholder
Mexgold Resources Inc.	Ontario, Canada	60,203,900	AuRico Gold Inc. (100%)
AuRico Gold GYC, S.A. de C.V.	Mexico City, Mexico	50,000	Mexgold Resources Inc. (99.48%) AuRico Gold Inc. (0.52%)
Compania Minera del Cubo, S.A. de C.V.	Guanajuato, Mexico	499,500	Mexgold Resources Inc. (99.48%) AuRico Gold Inc. (0.52%)
Metales Interamericanos, S.A. de C.V.	Guanajuato, Mexico	50	Mexgold Resources Inc. (98.0%) AuRico Gold Inc. (2.0%)

SCHEDULE "D"
PERMITTED ENCUMBRANCES

1) As there are no equipment leases for Cubo, there are no encumbrances associated with leases or equipment financing.

2) Bank of Nova Scotia's credit facility.

SCHEDULE "E"
MATERIAL CONTRACTS

1. Mining exploitation and exploration and lease agreement entered into between Compania Minera Las Torres, S.A. de C.V., Metales Interamericanos, S.A. de C.V. with the appearance as jointly obligor of Compania Minera Del Cubo, S.A. de C.V. (September 7, 2004)
    a. And any amendements thereafter relating to the above
2. Convenio que celebran por una parte Compania Minera Las Torres, S.A. de C.V. and Compania Minera Del Cubo, S.A. de C.V., con la comparecencia de Gammon Gold Inc. (September 4, 2009)
3. Amendment to agreement between Metales Interamericanos S.A. de C.V. and Rafael Villagomez Hernandez (his estate), Rafael Villagomez Mapes, Miguel Villagomez Mapes, Maria Esther Villagomez Mapes, Elena Maria Villagomez Espinosa and Elena Espinosa Liceaga, and Gammon Gold Inc., on May 24 2008
    a. This includes "Convenio Modificatorio y de sustitucion de deudor que celebrant por una parte Metales Interamericanos, S.A. de C.V., reprsentada por Luis Chavez Martinez a quien en lo sucesivo se le denominara como "El Cedente"..." (Jan 21, 2011)
4. Personnel secondment services agreements between Gammon Lake de Mexico, S.A. de C.V. and Administracion Corporativa Para La Mineria, S.A. de C.V.; Includes 4 documents:
    a. ACM
    b. Compania Technica
    c. StrataHR Supervision
    d. StrataHR Supervision (Expats)
5. Agreement between Cominvi, S.A. de C.V. and Compania Minera Del Cubo, S.A. de C.V. (August 11, 2011); Contract no. Cubo 2031
    a. This includes Change Order No. 1 (November 15, 2011)
6. Maquila service contract entered into by Compania Minera Las Torres, S.A. de C.V., and by Compania Minera Del Cubo, S.A. de C.V. (January 18, 2010) – for smelting and refining
7. CFE (electricity) – documentation provided (consistent with Chris Richter's email to Godfrey Walton on April 11, 2012):
    a. Letter from CFE to Compania Minera del Cubo S.A. de C.V. dated April 11, 2012; and
    b. "Aviso Recibo" from CFE concerning Compania Minera del Cubo S.V. de C.V. dated April 1, 2012
8. Agreement between Servicios Drilling S.A. de C.V. and Compania Minera Del Cubo, S.A. de C.V. (October 24th, 2011)

RM

GW

SCHEDULE "F"
EQUIPMENT – OWNED AND LEASED

1) Fixed asset register as of Feb 29, 2012.

Financial Statements & Lead - IFRS

Account Number	Account Name	Current Period 1/1/2012 - 2/29/2012	Prior Period 1/1/2011 - 12/31/2011	$ Change	% Change
	Property, Plant and Equipment				
	Cost of Capital Assets				
15110	Asset - Computers	5,955,547	5,955,547	0	0
15115	Asset - Communication System	6,546,683	6,546,683	0	0
15210	Asset - Furniture & Fixtures	961,974	961,974	0	0
15220	Asset - Leasehold Improvements	0	0	0	0
15230	Asset - Medical Equipment	0	0	0	0
15310	Asset - Vehicles	12,689,230	12,249,479	439,751	4
15350	Asset - Heavy Equipment	12,827,318	12,827,318	0	0
15410	Asset - Machinery & Equipment	167,388,782	160,497,596	6,891,186	4
15510	Asset - Processing Plants	42,517,881	41,831,521	686,360	2
15511	Asset - Power Plant	0	0	0	0
15512	Asset - Crusher	0	0	0	0
15513	Asset - Mill	11,831,494	11,707,206	124,288	1
15514	Asset - Shaft	4,397,994	4,397,994	0	0
15515	Asset - Water Dam	0	0	0	0
15516	Asset - Leach Pad	0	0	0	0
15517	Asset - Merrill Crowe	0	0	0	0
15518	Asset - Refinery	0	0	0	0
15519	Asset - Filtration Plant	0	0	0	0
15520	Asset - Electrical Infrastructure	468,770	468,770	0	0
15521	Asset - Airstrip	0	0	0	0
15610	Asset - Mine Buildings	60,418,129	60,009,736	408,393	1
15710	Asset - Fuel Depot	0	0	0	0
15810	Asset - Leased Equipment	0	0	0	0
15830	Asset - Major Spare Parts	3,918,617	3,774,554	144,063	4
15910	Asset - Land	518,062	518,062	0	0
15951	CIP - Labour (Internal)	9,420,468	12,556,480	-3,136,013	-25
12993	Projects Clearing (Do Not Use)	-182,136	-201,376	19,240	-10
15952	CIP - Travel Expenses	0	0	0	0
15953	CIP - General Site Costs	0	0	0	0
15954	CIP - Equipment Charges	1,463,746	440,383	1,023,363	232
15960	CIP - Contractor Fees	-0	-0	0	0
15970	CIP - Construction Materials	0	0	0	0
15990	CIP - Consumables	0	0	0	0
	Total Cost of Capital Assets	**341,142,558**	**334,541,928**	**6,600,630**	**2**
	Accumulated Depreciation				
16110	Acc/Dep - Computers	-5,718,885	-5,709,079	-9,806	0
16115	Acc/Dep - Communication System	-6,204,944	-6,201,501	-3,443	0
16210	Acc/Dep - Furniture	-800,648	-798,487	-2,162	0
16220	Acc/Dep - Leasehold Improvements	0	0	0	0
16230	Acc/Dep - Medical Equipment	0	0	0	0
16310	Acc/Dep - Vehicles	-5,669,691	-5,541,487	-128,204	2
16350	Acc/Dep - Heavy Equipment	-843,564	-625,984	-217,581	35
16410	Acc/Dep - Machinery & Equp	-93,183,257	-90,376,854	-2,806,403	3
16510	Acc/Dep - Processing Plants	-34,120,096	-33,807,797	-312,298	1
16511	Acc/Dep - Power Plant	0	0	0	0
16512	Acc/Dep - Crusher	0	0	0	0
16513	Acc/Dep - Mill	-4,331,687	-3,953,102	-378,585	10
16514	Acc/Dep - Shaft	-778,052	-470,426	-307,627	65
16515	Acc/Dep - Water Dam	0	0	0	0
16516	Acc/Dep - Leach Pad	0	0	0	0
16517	Acc/Dep - Merrill Crowe	0	0	0	0
16518	Acc/Dep - Refinery	0	0	0	0
16519	Acc/Dep - Filtration Plant	0	0	0	0
16520	Acc/Dep - Electrical Infrastructure	-39,064	-23,438	-15,626	67
16521	Acc/Dep - Airstrip	0	-804,064	804,064	-100
16610	Acc/Dep - Mine Buildings	-32,716,697	-32,479,273	-237,425	1
16710	Acc/Dep - Fuel Depot	0	0	0	0
16810	Acc/Dep - Leased Equipment	0	0	0	0
16830	Acc/Dep - Major Spare Parts	-81,685	-401,163	319,478	-80
	Total Accumulated Depreciation	**-184,488,272**	**-181,192,654**	**-3,295,618**	**2**

Financial Statements & Lead - IFRS

Account Number	Account Name	Current Period 1/1/2012 - 2/29/2012	Prior Period 1/1/2011 - 12/31/2011	$ Change	% Change
	Impairment				
17110	Acc Imp - Computers	-99,376	-99,376	0	0
17115	Acc Imp - Communications System	-314,187	-314,187	0	0
17210	Acc Imp - Furniture & Fixtures	-101,495	-101,495	0	0
17220	Acc Imp - Leasehold Improvements	0	0	0	0
17230	Acc Imp - Medical Equipment	0	0	0	0
17310	Acc Imp - Vehicles	-1,972,586	-1,972,586	0	0
17350	Acc Imp - Heavy Equipment	-584,129	-584,129	0	0
17410	Acc Imp - Machinery & Equipment	0	0	0	0
17510	Acc Imp - Processing Plants	-4,794,024	-4,794,024	0	0
17511	Acc Imp - Power Plant	0	0	0	0
17512	Acc Imp - Crusher	0	0	0	0
17513	Acc Imp - Mill	-4,236,225	-4,236,225	0	0
17514	Acc Imp - Shaft	-1,742,145	-1,742,145	0	0
17515	Acc Imp - Water Dam	0	0	0	0
17516	Acc Imp - Leach Pad	0	0	0	0
17517	Acc Imp - Merrill Crowe	0	0	0	0
17518	Acc Imp - Refinery	0	0	0	0
17519	Acc Imp - Filtration Plant	0	0	0	0
17520	Acc Imp - Electrical Infrastructure	0	0	0	0
17521	Acc Imp - Airstrip	0	30,686,790	-30,686,790	-100
17610	Acc Imp - Mine Buildings	-16,788,664	-16,788,664	0	0
17710	Acc Imp - Fuel Depot	0	0	0	0
17810	Acc Imp - Leased Equipment	0	0	0	0
17910	Acc Imp - Land	0	0	0	0
	Total Impairment	**-30,632,831**	**53,959**	**-30,686,790**	**-56,870**
	Net Book Value of Capital Assets				
	Computers	137,287	147,093	-9,806	-7
	Communication System	27,551	30,995	-3,443	-11
	Furniture & Fixtures	59,831	61,992	-2,162	-3
	Leasehold Improvements	0	0	0	0
	Medical Equipment	0	0	0	0
	Vehicles	5,046,953	4,735,406	311,547	7
	Heavy Equipment	11,399,625	11,617,205	-217,581	-2
	Machinery & Equipment	74,205,525	70,120,743	4,084,782	6
	Processing Plant	3,603,761	3,229,699	374,062	12
	Power Plant	0	0	0	0
	Crusher	0	0	0	0
	Mill	3,263,582	3,517,879	-254,298	-7
	Shaft	1,877,796	2,185,423	-307,627	-14
	Water Dam	0	0	0	0
	Leach Pad	0	0	0	0
	Merrill Crowe	0	0	0	0
	Refinery	0	0	0	0
	Filtration Plant	0	0	0	0
	Electrical Infrastructure	429,706	445,332	-15,626	-4
	Airstrip	0	29,882,726	-29,882,726	-100
	Mine Buildings	10,912,768	10,741,799	170,968	2
	Fuel Depot	0	0	0	0
	Leased Equipment	0	0	0	0
	Major Spare Parts	3,836,931	3,373,391	463,540	14
	Land	518,062	518,062	0	0
	Construction in Progress	10,702,078	12,795,488	-2,093,410	-16
	Total Net Book Value	**126,021,455**	**153,403,233**	**-27,381,778**	**-18**

R712
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Financial Statements & Lead - IFRS

Account Number	Account Name	Current Period 1/1/2012 - 2/29/2012	Prior Period 1/1/2011 - 12/31/2011	$ Change	% Change
	Intangible Assets				
	Cost of Intangible Assets				
15111	Asset - Software	338,392	151,564	186,828	123
15522	Asset - CFE	0	0	0	0
15850	Asset - Mobilization	0	0	0	0
	Total Cost of Intangible Assets	**338,392**	**151,564**	**186,828**	**123**
	Accumulated Depreciation				
16111	Acc/Dep - Software	-106,920	-50,521	-56,399	112
16522	Acc/Dep - CFE	0	0	0	0
16850	Acc/Dep - Mobilization	0	0	0	0
	Total Accumulated Depreciation	**-106,920**	**-50,521**	**-56,399**	**112**
	Impairment				
17111	Acc Imp - Software	0	0	0	0
17522	Acc Imp - CFE	0	0	0	0
	Total Impairment	**0**	**0**	**0**	**0**
	Net Book Value				
	Software	231,472	101,043	130,429	129
	CFE	0	0	0	0
	Mobilization	0	0	0	0
	Total Net Book Value	**231,472**	**101,043**	**130,429**	**129**

Value model ....: Computers
Closing date prior year........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Computers	FA0000046	Laptop Precision M6300 DELL	21,189									-21,189				
Computers	FA0000047	Laptop Precision M6300 DELL	21,189									-21,189				
Computers	FA0000048	Laptop Latitude D63 DELL	11,822									-11,822				
Computers	FA0000101	Computadora HP - Maninte.														
Computers	FA0000102	Computadora HP - Mina	13,308									-13,308				
Computers	FA0000103	Computadora HP - Planeación	6,654									-6,654				
Computers	FA0000111	Computadora HP DX2400	6,654									-6,654				
Computers	FA0000131	Laptop Notebook HP Compaq	22,371									-22,371				
Computers	FA0000334	Pool - May 1985	5,497									-5,497				
Computers	FA0000335	Pool - December 1987	15,639									-15,639			-0	-0
Computers	FA0000336	Pool - February 1988	921									-921			-0	-0
Computers	FA0000337	Pool - September 1988	6,542									-6,542				
Computers	FA0000338	Pool - August 1988	11,335									-11,335				
Computers	FA0000339	Pool - April 1988	5,655									-5,655				
Computers	FA0000340	Pool - February 1989	30,090									-30,090				
Computers	FA0000341	Pool - April 1989	2,260									-2,260				
Computers	FA0000342	Pool - September 1989	5,907									-5,907				
Computers	FA0000343	Pool - November 1991	2,200									-2,200				
Computers	FA0000344	Pool - June 1993	3,957									-3,957				
Computers	FA0000345	Pool - July 1993	4,081									-4,081				
Computers	FA0000346	Pool - August 1993														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			6,083									-6,083				
Computers	FA0000347	Pool - November 1993	2,286									-2,286				
Computers	FA0000348	Pool - December 1993	14,353									-14,353				
Computers	FA0000349	Pool - March 1994	12,350									-12,350				
Computers	FA0000350	Pool - May 1994	1,790									-1,790				
Computers	FA0000351	Pool - July 1994	11,112									-11,112				
Computers	FA0000352	Pool - August 1994	5,500									-5,500				
Computers	FA0000353	Pool - September 1994	8,373									-8,373				
Computers	FA0000354	Pool - December 1994	9,899									-9,899				
Computers	FA0000355	Pool - February 1995	4,140									-4,140				
Computers	FA0000356	Pool - September 1995	16,455									-16,455				
Computers	FA0000357	Pool - November 1995	15,888									-15,888				
Computers	FA0000358	Pool - March 1996	21,825									-21,825				
Computers	FA0000359	Pool - April 1996	1,480									-1,480				
Computers	FA0000360	Pool - June 1996	5,015									-5,015				
Computers	FA0000361	Pool - November 1996	32,535									-32,535				
Computers	FA0000362	Pool - February 1997	3,750									-3,750				
Computers	FA0000363	Pool - April 1997	15,000									-15,000				
Computers	FA0000364	Pool - May 1997	46,563									-46,563				
Computers	FA0000365	Pool - June 1997	19,934									-19,934				
Computers	FA0000366	Pool - August 1997	44,600									-44,600				
Computers	FA0000367	Pool - February 1998	30,456									-30,456				
Computers	FA0000368	Pool - March 1998														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			69,553									-69,553				
Computers	FA0000369	Pool - June 1998	25,220									-25,220				
Computers	FA0000370	Pool - July 1998	1,050									-1,050				
Computers	FA0000371	Pool - September 1998	24,552									-24,552				
Computers	FA0000372	Pool - October 1998	4,213									-4,213				
Computers	FA0000373	Pool - November 1998	7,230									-7,230				
Computers	FA0000374	Pool - December 1998	6,349									-6,349				
Computers	FA0000375	Pool - January 1999	26,514									-26,514				
Computers	FA0000376	Pool - March 1999	42,831									-42,831				
Computers	FA0000377	Pool - April 1999	16,500									-16,500				
Computers	FA0000378	Pool - July 1999	8,000									-8,000				
Computers	FA0000379	Pool - August 1999	33,600									-33,600				
Computers	FA0000380	Pool - November 1999	16,800									-16,800				
Computers	FA0000381	Pool - December 1999	42,096									-42,096				
Computers	FA0000382	Pool - March 2000	85,646									-85,646				
Computers	FA0000383	Pool - May 2000	25,160									-25,160				
Computers	FA0000384	Pool - June 2000	51,652									-51,652				
Computers	FA0000385	Pool - August 2000	85,052									-85,052				
Computers	FA0000386	Pool - September 2001	118,942									-118,942				
Computers	FA0000387	Pool - October 2001	8,124									-8,124				
Computers	FA0000388	Pool - February 2002	11,825									-11,825				
Computers	FA0000389	Pool - May 2002	15,983									-15,983				
Computers	FA0000390	Pool - July 2002														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			15,696									-15,696				
Computers	FA0000391	Pool - November 2003	17,608									-17,608				
Computers	FA0000392	Pool - May 2004	31,500									-31,500				
Computers	FA0000393	Pool - September 2004	14,782									-14,782				
Computers	FA0000394	Pool - October 2004	18,232									-18,232				
Computers	FA0000395	Pool - January 2005	6,280									-6,280				
Computers	FA0000396	Pool - February 2005	5,879									-5,879				
Computers	FA0000397	Pool - March 2005	39,363									-39,363				
Computers	FA0000398	Pool - April 2005	120,593									-120,593				
Computers	FA0000399	Pool - May 2005	4,349									-4,349				
Computers	FA0000400	Pool - June 2005														
Computers	FA0000401	Pool - July 2005	60,490									-60,490				
Computers	FA0000402	Pool - August 2005	24,548									-24,548			0	0
Computers	FA0000403	Pool - September 2005	17,039									-17,039				
Computers	FA0000404	Pool - October 2005	408,751									-408,751				
Computers	FA0000405	Pool - November 2005	37,610									-37,610				
Computers	FA0000406	Pool - December 2005	501,463									-501,463				
Computers	FA0000407	Pool - January 2006	41,609									-41,609				
Computers	FA0000408	Pool - February 2006	171,717									-171,717				
Computers	FA0000409	Pool - March 2006	823,592									-823,591			0	0
Computers	FA0000410	Pool - April 2006	185,620									-185,620			0	0
Computers	FA0000411	Pool - May 2006	267,463									-267,462			1	1
Computers	FA0000412	Pool - June 2006														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profil/Loss	Net book value end of this year	Net book value end of prior year
			20,347									-20,346			1	1
Computers	FA0000413	Pool - July 2006	13,518									-13,518			1	1
Computers	FA0000414	Pool - August 2006	234,617									-234,617			0	0
Computers	FA0000415	Pool - September 2006	152,886									-152,885			0	0
Computers	FA0000416	Pool - October 2006	136,924									-136,923			0	0
Computers	FA0000417	Pool - November 2006	89,739									-89,739				
Computers	FA0000418	Pool - December 2006	16,654									-16,654				
Computers	FA0000419	Pool - January 2007	18,045									-18,045				
Computers	FA0000420	Pool - February 2007	265									-265				
Computers	FA0000421	Pool - March 2007	47,261									-47,261				
Computers	FA0000422	Pool - April 2007														
Computers	FA0000423	Pool - May 2007	727,430									-727,430				
Computers	FA0000424	Pool - June 2007														
Computers	FA0000425	Pool - July 2007														
Computers	FA0000426	Pool - August 2007	30,291									-30,291				
Computers	FA0000427	Pool - November 2007	64,073									-64,073				
Computers	FA0000971	Pool - May 1998	19,750									-19,750				
Computers	FA0001041	Lap Top Latitude Intel Core 2	5,851									-5,851				
Computers	FA0001051	Dell Optiplex 360 (224-0471)	3,107									-3,107				
Computers	FA0001091	Dell Laptop; Latitude E 6500	2,934									-2,934				
Computers	FA0001101	Computadora Opti 360	2,690									-2,690				
Computers	FA0001112	2CE0022DBH Exploration Compute	5,962									-5,962				
Computers	FA0001211	Storage Server														

Fixed asset statement

Fixed asset group | Fixed asset number | Name

Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
145,520									-36,380			109,140	109,140
Computers FA0001212 Computer Backup Capacity Upgra													
50,599									-12,650			37,949	37,949
Grand Total 5,856,172									-5,709,079			147,093	147,093
5,856,172									-5,709,079			147,093	147,093

Value model..: Communicat
Closing date prior year.........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Communicat	FA0000032	Avaya IP Office 406 V2+IP	189,004									-189,004				
Communicat	FA0000151	E1 System (Comunications)	203,259									-203,259				
Communicat	FA0000321	Pool - September 2005	576,345									-576,344			1	1
Communicat	FA0000322	Pool - November 2005	908,343									-908,343			0	0
Communicat	FA0000323	Pool - December 2005	69,174									-69,174			0	0
Communicat	FA0000324	Pool - February 2006	41,332									-41,331			1	1
Communicat	FA0000325	Pool - April 2006	30,106									-30,106			0	0
Communicat	FA0000326	Pool - June 2006	791,055									-791,054			0	0
Communicat	FA0000327	Pool - August 2006	650,740									-650,739			1	1
Communicat	FA0000328	Pool - October 2006	938,839									-938,839			0	0
Communicat	FA0000329	Pool - November 2006	495,123									-495,123				
Communicat	FA0000330	Pool - December 2006	258,188									-258,188				
Communicat	FA0000331	Pool - January 2007	775,103									-775,103				
Communicat	FA0000332	Pool - July 2007	44,155									-44,155				
Communicat	FA0000333	Pool - September 2007	192,861									-192,861				
Communicat	FA0001113	BAR-YF-204783	68,869									-37,878			30,991	30,991
Grand Total			6,232,496									-6,201,501			30,995	30,995
			6,232,496									-6,201,501			30,995	30,995

Value model ....: Furn&Fix
Closing date prior year......................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Furn&Fix	FA0000428	Pool - December 1975	255									-255				
Furn&Fix	FA0000429	Pool - December 1980	948									-948				
Furn&Fix	FA0000430	Pool - December 1983	3,758									-3,758				
Furn&Fix	FA0000431	Pool - December 1977	228									-228				
Furn&Fix	FA0000432	Pool - December 1978	256									-256				
Furn&Fix	FA0000433	Pool - December 1979	155									-155				
Furn&Fix	FA0000434	Pool - December 1981	192									-192				
Furn&Fix	FA0000435	Pool - December 1982	102									-102				
Furn&Fix	FA0000436	Pool - December 1984	3,667									-3,667				
Furn&Fix	FA0000437	Pool - December 1985	1,699									-1,699				
Furn&Fix	FA0000438	Pool - December 1986	1,995									-1,995				
Furn&Fix	FA0000439	Pool - December 1987	27,050									-27,050				
Furn&Fix	FA0000440	Pool - March 1988	112									-112				
Furn&Fix	FA0000441	Pool - August 1988	18,861									-18,861				
Furn&Fix	FA0000442	Pool - February 1990	3,997									-3,997				
Furn&Fix	FA0000443	Pool - February 1990														
Furn&Fix	FA0000444	Pool - October 1989	5,877									-5,877				
Furn&Fix	FA0000445	Pool - November 1989	3,290									-3,290				
Furn&Fix	FA0000446	Pool - March 1990	11,648									-11,648				
Furn&Fix	FA0000447	Pool - April 1990	16,875									-16,875				
Furn&Fix	FA0000448	Pool - May 1990														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			10,187									-10,187				
Furn&Fix	FA0000449	Pool - June 1990	16,655									-16,655				
Furn&Fix	FA0000450	Pool - July 1990	7,483									-7,483				
Furn&Fix	FA0000451	Pool - August 1990	978									-978				
Furn&Fix	FA0000452	Pool - September 1990	3,285									-3,285				
Furn&Fix	FA0000453	Pool - December 1990	2,491									-2,491				
Furn&Fix	FA0000454	Pool - February 1991	5,356									-5,356				
Furn&Fix	FA0000455	Pool - March 1991	1,995									-1,995				
Furn&Fix	FA0000456	Pool - May 1991	10,050									-10,050				
Furn&Fix	FA0000457	Pool - June 1991	7,168									-7,168				
Furn&Fix	FA0000458	Pool - November 1991	2,039									-2,039				
Furn&Fix	FA0000459	Pool - January 1992	1,705									-1,705				
Furn&Fix	FA0000460	Pool - February 1992	2,528									-2,528				
Furn&Fix	FA0000461	Pool - May 1992	2,840									-2,840				
Furn&Fix	FA0000462	Pool - December 1993	1,890									-1,890				
Furn&Fix	FA0000463	Pool - February 1994	5,004									-5,004				
Furn&Fix	FA0000464	Pool - September 1994	6,000									-6,000				
Furn&Fix	FA0000465	Pool - October 1994	37,814									-37,814				
Furn&Fix	FA0000466	Pool - January 1995	1,700									-1,700				
Furn&Fix	FA0000467	Pool - June 1995	35,578									-35,578				
Furn&Fix	FA0000468	Pool - December 1996	199,000									-199,000				
Furn&Fix	FA0000469	Pool - November 1997	5,770									-5,770				
Furn&Fix	FA0000470	Pool - March 1998														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			3,700									-3,700				
Furn&Fix	FA0000471	Pool - July 1998	13,490									-13,490				
Furn&Fix	FA0000472	Pool - November 1998	11,539									-11,539				
Furn&Fix	FA0000473	Pool - February 1999	1,379									-1,379				
Furn&Fix	FA0000474	Pool - June 1999	2,749									-2,749				
Furn&Fix	FA0000475	Pool - July 1999	5,652									-5,652				
Furn&Fix	FA0000476	Pool - November 1999	6,500									-6,500				
Furn&Fix	FA0000477	Pool - December 1999	9,719									-9,719				
Furn&Fix	FA0000478	Pool - May 2000	4,600									-4,600				
Furn&Fix	FA0000479	Pool - July 2000	3,009									-3,009				
Furn&Fix	FA0000480	Pool - September 2001	47,067									-47,067				
Furn&Fix	FA0000481	Pool - January 2003	22,533									-22,533				
Furn&Fix	FA0000482	Pool - February 2003	58,266									-58,266				
Furn&Fix	FA0000483	Pool - November 2003	1,319									-1,319				
Furn&Fix	FA0000484	Pool - December 2005	10,992									-10,992				
Furn&Fix	FA0000485	Pool - January 2006	41,617									-41,617				
Furn&Fix	FA0000486	Pool - February 2006	18,290									-18,290				
Furn&Fix	FA0000487	Pool - March 2006	19,080									-10,486			8,594	8,594
Furn&Fix	FA0000488	Pool - June 2006	58,618									-30,749			27,869	27,869
Furn&Fix	FA0000489	Pool - August 2006	51,878									-26,350			25,528	25,528
Grand Total			860,479									-798,487			61,992	61,992
			860,479									-798,487			61,992	61,992

Value model.......................................: Vehicles
Closing date prior year.......................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name													
		Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Vehicles	FA0000071	Jeep Liberty Sport 4x2													
		162,505									-162,505				
Vehicles	FA0000072	Ford Ranger 2008 (Negro 1)													
		89,797									-89,797				
Vehicles	FA0000073	Ford Ranger 2008 (Ostion 2)													
		89,797									-89,797				
Vehicles	FA0000081	Ford Ranger 2008 (Roja 3)													
		89,387									-89,387				
Vehicles	FA0000082	Jeep Liberty Sport													
		154,759									-3,224			151,534	151,534
Vehicles	FA0000171	Jeep Grand Cherokee Vig.													
		95,604									-95,604				
Vehicles	FA0000181	Nissan 2009 4WD Diesel # 2													
		101,188									-101,188				
Vehicles	FA0000182	Nissan 2009 4WD Diesel # 1													
		101,188									-101,188				
Vehicles	FA0000201	Nissan 2009 4WD Diesel # 3													
		88,900									-88,900				
Vehicles	FA0000211	Durango 4x4 1998													
		3,180									-3,180				
Vehicles	FA0000261	Mitsubishi L-200 4X4 Doble Cab													
		284,741									-5,932			278,809	278,809
Vehicles	FA0000271	PICKUP DODGE RAM 1500 CUSTO													
		1		-1							-1	1	-0		0
Vehicles	FA0000272	DODGE RAM													
		1									-1			0	0
Vehicles	FA0000273	CHEVROLET SILVERADO REGULA													
		1									-1			0	0
Vehicles	FA0000274	DURANGO CHILLI PEPPER,													
		2,917									-2,917				
Vehicles	FA0000887	Chevrolet Chasis Cabina 2007													
		118,949									-118,949				
Vehicles	FA0000888	Mitsubishi L200 4WD Blanca													
			289,726											289,726	
Vehicles	FA0000889	Mitsubishi L200 4WD Blanca													
			289,726											289,726	
Vehicles	FA0000890	Disponible Usar													
Vehicles	FA0000891	Disponible Usar													
Vehicles	FA0000892	Disponible Usar													

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Vehicles	FA0000893	Disponible Usar														
Vehicles	FA0000894	Disponible Usar														
Vehicles	FA0000895	Pool - December 1983	936									-936				
Vehicles	FA0000896	Pool - December 1984	1,457									-1,457				
Vehicles	FA0000897	Pool - December 1985	3,258									-3,258				
Vehicles	FA0000898	Pool - December 1986	4,714									-4,714				
Vehicles	FA0000899	Disponible Usar														
Vehicles	FA0000900	Pool - January 1988	12,261									-12,261				
Vehicles	FA0000901	Pool - May 1988	26,957									-26,957				
Vehicles	FA0000902	Pool - June 1989	29,391									-29,391				
Vehicles	FA0000903	Pool - December 1989	29,130									-29,130				
Vehicles	FA0000904	Pool - January 1990	8,957									-8,957				
Vehicles	FA0000905	Pool - May 1990	4,452									-4,452				
Vehicles	FA0000906	Pool - August 1990	39,130									-39,130				
Vehicles	FA0000907	Pool - June 1991	28,000									-28,000				
Vehicles	FA0000908	Pool - April 1992	43,636									-43,636				
Vehicles	FA0000909	Pool - June 1992														
Vehicles	FA0000910	Pool - August 1993	12,211									-12,211				
Vehicles	FA0000911	Pool - January 1994	120,000									-120,000				
Vehicles	FA0000912	Camion Kodiak 1995 Blanco	119,545									-119,545				
Vehicles	FA0000913	Chevrolet 400 SS Blanco	72,727									-72,727				
Vehicles	FA0000914	Chevrolet 400 SS Boss Rojo														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			107,217									-107,217		-0		
Vehicles	FA0000915	Pool - September 1996	34,783									-34,783				
Vehicles	FA0000916	Diponible Usar														
Vehicles	FA0000917	Pool - August 1998	156,264									-156,264				
Vehicles	FA0000918	Pool - October 1998	50,807									-50,807				
Vehicles	FA0000919	Pool - June 1999	39,224									-39,223		-0		
Vehicles	FA0000920	Pick Up Nissan 1999 Blanco	58,168									-58,168				
Vehicles	FA0000921	Jeep Wrangler 1999 Rojo	146,957									-146,957				
Vehicles	FA0000922	Pool - September 1999	40,000									-40,000				
Vehicles	FA0000923	Pool - July 2000	0											-0		
Vehicles	FA0000924	Pool - April 2004	67,391									-67,391				
Vehicles	FA0000925	Pool - May 2004	134,783									-134,783				
Vehicles	FA0000926	Pick Up Nissan Doble Cabina 20	121,652									-121,652				
Vehicles	FA0000927	Pool - July 2004	115,690									-120,000		4,310		
Vehicles	FA0000928	VW Pointer City Plata	66,087									-66,087		-0		
Vehicles	FA0000929	Diponible Usar														
Vehicles	FA0000930	Pool - February 2005	357									-357		-0		
Vehicles	FA0000931	Diponible Usar														
Vehicles	FA0000932	Pool - April 2005	64,900									-64,900				
Vehicles	FA0000933	Pool - May 2005	327,080									-327,080				
Vehicles	FA0000934	Pool - June 2005	64,900									-64,900		-0		
Vehicles	FA0000935	Pool - July 2005	201,074									-201,074				
Vehicles	FA0000936	Diponible Usar														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Vehicles	FA0000937	Pool - September 2005	108,737									-108,737		-0		
Vehicles	FA0000938	Pool - October 2005	65,544									-65,543		-0		
Vehicles	FA0000939	Pool - November 2005	259,600									-259,600				
Vehicles	FA0000940	Pool - December 2005	64,900									-64,900				
Vehicles	FA0000941	Chevrolet Silverado C-15	67,194									-67,194				
Vehicles	FA0000942	Chevrolet Corsa 2006 Gris	100,000									-100,000				
Vehicles	FA0000943	Pool - March 2006	59,913									-59,913				
Vehicles	FA0000944	Pool - April 2006	35,100									-35,100				
Vehicles	FA0000945	Pool - May 2006	0											-0		
Vehicles	FA0000946	Disponible Usar														
Vehicles	FA0000947	Disponible Usar														
Vehicles	FA0000948	Disponible Usar														
Vehicles	FA0000949	Disponible Usar														
Vehicles	FA0000950	Chevrolet Silverado 2005 Azul	125,908									-125,908				
Vehicles	FA0000951	Pool - November 2006	0											-0		
Vehicles	FA0000952	Pool - December 2006	117,461									-117,461				
Vehicles	FA0000953	Pool - January 2007	61,717									-61,717				
Vehicles	FA0000954	Disponible Usar														
Vehicles	FA0000955	Disponible Usar														
Vehicles	FA0000956	Disponible Usar														
Vehicles	FA0000957	Pool - May 2007	0											-0		
Vehicles	FA0000958	Pool - June 2007														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			0											-0		
Vehicles	FA0000959	Pool - July 2007	14,312									-14,312				
Vehicles	FA0000960	Disponible Usar														
Vehicles	FA0000961	Pool - September 2007	2,598									-2,598		-0		
Vehicles	FA0000962	Pool - October 2007	88,133									-88,133				
Vehicles	FA0000963	Pool - November 2007	96,143									-96,143				
Vehicles	FA0000964	Disponible Usar														
Vehicles	FA0001011	Nissan 2009 4WD Diesel # 5	69,516									-69,516				
Vehicles	FA0001062	Nissan Frontier 4x4 D. Cab/Gas	69,450									-69,450				
Vehicles	FA0001071	Nissan 4WD 2009 Diesel-Seg1	43,983									-43,983				
Vehicles	FA0001072	Nissan 4WD 2009 Diesel-Seg2	43,983									-43,983				
Vehicles	FA0001081	Nissan 4WD 2009 Diesel-Rep1	43,448									-43,448				
Vehicles	FA0001082	Nissan 4WD 2009 Diesel-Rep2	43,448									-43,448				
Vehicles	FA0001083	Nissan 4WD 2009 Diesel-Rep3	43,448									-43,448				
Vehicles	FA0001084	Nissan 4WD 2009 Diesel-Rep4	208,548									-95,585			112,964	112,964
Vehicles	FA0001085	Nissan 4WD 2009 Diesel-Rep5	208,548									-95,585			112,964	112,964
Vehicles	FA0001086	Nissan 4WD 2009 Diesel-Rep6	208,548									-95,585			112,964	112,964
Vehicles	FA0001121	Nissan Frontier 4x4 D Cab Gas	333,359									-145,845			187,515	187,515
Vehicles	FA0001131	Disponible Usar														
Vehicles	FA0001161	Ambulancia Transit	525,365									-175,475			349,890	349,890
Vehicles	FA0001171	Nissan Pick Up 4X4	223,276									-74,575			148,701	148,701
Vehicles	FA0001221	Ram 2500 ST R Cab 4.7L 4x4	279,352									-46,559			232,794	232,794
Vehicles	FA0001222	Frontier SV V6 4x4														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			353,448									-58,908			294,540	294,540
Vehicles	FA0001223	Mitsubishi L200 Doble Cab 4x4	272,797									-39,783			233,014	233,014
Vehicles	FA0001224	Mitsubishi L200 Doble Cab 4x4	272,797									-39,783			233,014	233,014
Vehicles	FA0001225	Mitsubishi L200 Doble Cab 4x4	272,797									-39,783			233,014	233,014
Vehicles	FA0001226	Mitsubishi L200 Doble Cab 4x4	272,797									-39,783			233,014	233,014
Vehicles	FA0001231	Jeep Liberty Sport 4X4	287,069									-23,922		-263,147		
Vehicles	FA0001232	Ram 4000 Chasis Cab	385,345									-56,196			329,149	329,149
Vehicles	FA0001233	Nissan Pick UP Diesel 4X4	225,569									-32,895			192,674	192,674
Vehicles	FA0001234	Nissan Pick UP Diesel 4X4	225,569									-32,895			192,674	192,674
Vehicles	FA0001235	Nissan Pick UP Diesel 4X4	225,569									-32,895			192,674	192,674
Vehicles	FA0001251	Pick-Up Nissan 4X4 Dble Cabina	237,566									-29,696			207,870	207,870
Vehicles	FA0001252	Pick-Up Nissan 4X4 Dble Cabina	237,566									-29,696			207,870	207,870
Vehicles	FA0001253	Pick-Up Nissan 4X4 Dble Cabina	237,566									-29,696			207,870	207,870
Vehicles	FA0001254	Pick-Up Nissan 4X4 Dble Cabina	237,566									-29,696			207,870	207,870
Vehicles	FA0001261	Pick-Up Nissan 4X4 Dble Cabina	256,531									-26,722			229,809	229,809
Vehicles	FA0001301	Chevrolet 400 SS Boss Rojo	81,739									-81,739				
Vehicles	FA0001302	Nissan Estacas 1999 Blanco	93,739									-93,739				
Vehicles	FA0001303	VW Pointer City Plata	66,087									-66,087				
Vehicles	FA0001304	VW Pointer City 2005	70,000									-70,000				
Vehicles	FA0001305	Jeep Liberty 2005 Blanco	160,000									-160,000				
Vehicles	FA0001306	Chevrolet Cheyenne 2001 Verde	139,700		-139,700							-139,700	139,700			
Vehicles	FA0001307	Jeep Liberty 2005 Blanco	202,609									-202,609				
Vehicles	FA0001308	Chevrolet Tornado 2005 Rojo														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			104,348									-104,348				
Vehicles	FA0001309	Jeep Liberty 2006 Plata	213,445									-213,445				
Vehicles	FA0001310	Chevrolet Suburban 2004 Blanco	287,391									-287,391				
Vehicles	FA0001311	Chevrolet Colorado 2007 Azul	227,826									-227,826				
Vehicles	FA0001312	Chasis Nissan 2007 Blanco	109,930									-109,930				
Vehicles	FA0001313	Nissan Pick up 4 Ptas 2007	130,723									-130,723				
Vehicles	FA0001314	Jeep Liberty 2005 Blanco	134,783									-134,783				
Vehicles	FA0001315	Ram 2500 ST 4x4 2007	190,348									-190,348				
Vehicles	FA0001316	Chevrolet Equinox 2007 Gris	235,167									-235,167				
Vehicles	FA0001317	Jeep Liberty 2002 Azul	179,700									-179,700				
Grand Total			13,976,628	579,452	-139,701							-8,834,602	139,701	-258,838	5,462,640	4,883,188
			13,976,628	579,452	-139,701							-8,834,602	139,701	-258,838	5,462,640	4,883,188

Value model ....: HeavyEquip
Closing date prior year..........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
HeavyEquip	FA0000011	Rebuild Scoop # 07	547,247									-190,168			357,079	357,079
HeavyEquip	FA0000021	Rebuild Jumbo Secoma Mercury	212,411									-176,657			35,754	35,754
HeavyEquip	FA0001278	Stopemate Long Hole Drill	3,341,072									-119,324			3,221,748	3,221,748
HeavyEquip	FA0001293	Stopemate Long Hole Drill	3,648,373									-98,605			3,549,769	3,549,769
HeavyEquip	FA0001413	Stopemate Long-Hole Drill	4,494,086									-41,230			4,452,856	4,452,856
Grand Total			12,243,189									-625,984			11,617,205	11,617,205
			12,243,189									-625,984			11,617,205	11,617,205

Value model ....: Mach&Equip
Closing date prior year........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Mach&Equip	FA0000041	Scoop LT-650 4 ytd	4,074,281									-1,068,739			3,005,542	3,005,542
Mach&Equip	FA0000042	Camion Elmac Truck 472 T 10	2,044,420									-693,455			1,350,965	1,350,965
Mach&Equip	FA0000043	Scoop LT-270 1.5 ytd	2,334,973									-772,385			1,562,588	1,562,588
Mach&Equip	FA0000044	Scoop LT-270 2.0 ytd	2,305,492									-623,001			1,682,491	1,682,491
Mach&Equip	FA0000045	Scoop LT-650 4 ytd	3,971,951									-1,138,443			2,833,508	2,833,508
Mach&Equip	FA0000061	Estación Total - Leica TCR407	108,176									-31,057			77,119	77,119
Mach&Equip	FA0000091	Scoop LT-270 2.0 ytd	2,334,404									-611,949			1,722,455	1,722,455
Mach&Equip	FA0000092	Scoop LT-270 2.0 ytd	2,273,872									-596,049			1,677,824	1,677,824
Mach&Equip	FA0000093	Scoop LT-270 3.5 ytd	3,990,048									-1,046,644			2,943,404	2,943,404
Mach&Equip	FA0000112	Camion Elmac Truck 472 T 10	2,044,420									-693,455			1,350,965	1,350,965
Mach&Equip	FA0000121	Marcy 6", Pulverizer/Laborator	56,609									-14,825			41,783	41,783
Mach&Equip	FA0000141	Perforadora Completa Jackleg	914,649									-239,541			675,108	675,108
Mach&Equip	FA0000161	Perforadora Completa Jackleg	177,921									-46,596			131,324	131,324
Mach&Equip	FA0000191	Ventilador Centrifugo 600 CMF	729,575									-184,944			544,631	544,631
Mach&Equip	FA0000281	Disponible usar														
Mach&Equip	FA0000490	Pool - December 1978	12,066									-12,066				
Mach&Equip	FA0000491	Pool - December 1979	2,019									-2,019				
Mach&Equip	FA0000492	Pool - December 1980	3,668									-3,668				
Mach&Equip	FA0000501	Pool - June 1981	1,558									-1,558				
Mach&Equip	FA0000502	Pool - December 1981	2,047									-2,047				
Mach&Equip	FA0000503	Pool - December 1982														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			7,324									-7,324				
Mach&Equip	FA0000504	Pool - December 1983	25,776									-25,776				
Mach&Equip	FA0000505	Pool - December 1984	63,062									-63,062				
Mach&Equip	FA0000506	Pool - December 1985	69,929									-69,928				
Mach&Equip	FA0000507	Pool - December 1986	111,678									-111,678				
Mach&Equip	FA0000508	Pool - December 1987	630,326									-630,326				
Mach&Equip	FA0000509	Pool - March 1988	142,029									-142,029				
Mach&Equip	FA0000510	Pool - June 1988	160,973									-160,973				
Mach&Equip	FA0000511	Pool - September 1988	24,675									-24,675				
Mach&Equip	FA0000512	Pool - October 1988	159,236									-159,236				
Mach&Equip	FA0000513	Pool - January 1989	298,193									-298,193				
Mach&Equip	FA0000514	Pool - June 1989	300,614									-300,614				
Mach&Equip	FA0000515	Pool - August 1989	2,677									-2,677				
Mach&Equip	FA0000516	Pool - September 1989	10,750									-10,750				
Mach&Equip	FA0000517	Pool - October 1989	14,250									-14,250				
Mach&Equip	FA0000518	Pool - Janaury 1990	177,351									-177,351				
Mach&Equip	FA0000519	Pool - February 1990	37,759									-37,759				
Mach&Equip	FA0000520	Pool - March 1990	53,331									-53,331				
Mach&Equip	FA0000521	Pool - April 1990	107,372									-107,372				
Mach&Equip	FA0000522	Pool - May 1990	194,532									-194,532				
Mach&Equip	FA0000523	Pool - June 1990	61,476									-61,476				
Mach&Equip	FA0000524	Pool - July 1990	236,133									-236,133				
Mach&Equip	FA0000525	Pool - August 1990														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			305,488									-305,488				
Mach&Equip	FA0000526	Pool - October 1990	80,194									-80,194				
Mach&Equip	FA0000527	Pool - November 1990	84,606									-84,606				
Mach&Equip	FA0000528	Pool - December 1990	20,777									-20,777				
Mach&Equip	FA0000529	Pool - January 1991	57,963									-57,963				
Mach&Equip	FA0000530	Pool - February 1991	105,012									-105,012				
Mach&Equip	FA0000531	Pool - April 1991	11,540									-11,540				
Mach&Equip	FA0000532	Pool - June 1991	14,224									-14,224				
Mach&Equip	FA0000533	Pool - July 1991	577,026									-577,026				
Mach&Equip	FA0000534	Pool - August 1991	3,873,314									-3,873,314				
Mach&Equip	FA0000535	Pool - September 1991	18,996									-18,996				
Mach&Equip	FA0000536	Pool - October 1991	82,918									-82,918				
Mach&Equip	FA0000537	Pool - November 1991	242,173									-242,173				
Mach&Equip	FA0000538	Pool - March 1992	14,246									-14,246				
Mach&Equip	FA0000539	Pool - April 1992	71,216									-71,216				
Mach&Equip	FA0000540	Pool - May 1992	20,493									-20,493				
Mach&Equip	FA0000541	Pool - June 1992	11,799									-11,799				
Mach&Equip	FA0000542	Pool - July 1992	2,670									-2,670				
Mach&Equip	FA0000543	Pool - October 1992	280,622									-280,622				
Mach&Equip	FA0000544	Pool - September 1993	337,366									-337,366				
Mach&Equip	FA0000545	Pool - November 1993	21,640									-21,640				
Mach&Equip	FA0000546	Pool - January 1994	11,299									-11,299				
Mach&Equip	FA0000547	Pool - March 1994														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			9,055									-9,055				
Mach&Equip	FA0000548	Pool - July 1994	8,217									-8,217				
Mach&Equip	FA0000549	Pool - October 1994	7,000									-7,000				
Mach&Equip	FA0000550	Pool - February 1995	192,316									-192,316				
Mach&Equip	FA0000551	Pool - May 1995	320,126									-320,126				
Mach&Equip	FA0000552	Pool - June 1995	43,943									-43,943				
Mach&Equip	FA0000553	Pool - July 1995	25,666									-25,666				
Mach&Equip	FA0000554	Pool - August 1995	9,301									-9,301				
Mach&Equip	FA0000555	Pool - September 1995	11,770									-11,770				
Mach&Equip	FA0000556	Pool - October 1995	30,689									-30,689				
Mach&Equip	FA0000557	Pool - November 1995	30,063									-30,063				
Mach&Equip	FA0000558	Pool - December 1995	308,377									-308,377				
Mach&Equip	FA0000559	Pool - January 1996	238,478									-238,478				
Mach&Equip	FA0000560	Pool - June 1996	835,471									-835,471				
Mach&Equip	FA0000561	Pool - August 1996	84,499									-84,499				
Mach&Equip	FA0000571	Pool - December 1996	1,828,546									-1,828,546				
Mach&Equip	FA0000572	Pool - February 1997	56,039									-56,039				
Mach&Equip	FA0000573	Pool - March 1997	33,458									-33,458				
Mach&Equip	FA0000574	Pool - May 1997	1,419,684									-1,419,684				
Mach&Equip	FA0000575	Pool - July 1997	509,447									-509,447				
Mach&Equip	FA0000576	Pool - September 1997	524,594									-524,594				
Mach&Equip	FA0000577	Pool - October 1997	1,861,830									-1,861,830				
Mach&Equip	FA0000578	Pool - December 1997														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			319,755									-319,755				
Mach&Equip	FA0000579	Pool - February1998	54,603									-54,603				
Mach&Equip	FA0000580	Pool - March 1998	136,276									-136,276				
Mach&Equip	FA0000581	Pool - April 1998	91,616									-91,616				
Mach&Equip	FA0000582	Pool - May 1998	50,667									-50,667				
Mach&Equip	FA0000583	Pool - July 1998	69,915									-69,915				
Mach&Equip	FA0000584	Pool - August 1998	756,261									-756,261				
Mach&Equip	FA0000585	Pool - September 1998	147,500									-147,500				
Mach&Equip	FA0000586	Pool - October 1998	266,481									-266,481				
Mach&Equip	FA0000587	Pool - November 1998	124,835									-124,835				
Mach&Equip	FA0000588	Pool - December 1998	47,568									-47,568				
Mach&Equip	FA0000589	Pool - January 1999	25,968									-25,968				
Mach&Equip	FA0000590	Pool - February 1999	106,170									-106,170				
Mach&Equip	FA0000591	Pool - March 1999	33,734									-33,734				
Mach&Equip	FA0000592	Pool - April 1999	1,352,555									-1,352,555				
Mach&Equip	FA0000593	Pool - May 1999	327,723									-327,723				
Mach&Equip	FA0000594	Pool - June 1999	2,332,867									-2,332,867				
Mach&Equip	FA0000595	Pool - July 1999	403,279									-403,279				
Mach&Equip	FA0000596	Pool - August 1999	1,616,780									-1,616,780				
Mach&Equip	FA0000597	Pool - September 1999	281,120									-281,120				
Mach&Equip	FA0000598	Pool - October 1999	2,396,006									-2,396,006				
Mach&Equip	FA0000599	Pool - November 1999	5,468,297									-5,468,297				
Mach&Equip	FA0000600	Pool - December 1999														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			67,108									-67,108				
Mach&Equip	FA0000601	Pool - April 2000	530,105									-530,105				
Mach&Equip	FA0000602	Pool - May 2000	447,694									-447,694				
Mach&Equip	FA0000603	Pool - June 2000	482,049									-482,049				
Mach&Equip	FA0000604	Pool - August 2000	761,564									-761,564				
Mach&Equip	FA0000605	Pool - September 2000	28,846									-28,846				
Mach&Equip	FA0000606	Pool - October 2000	604,984									-604,984				
Mach&Equip	FA0000607	Pool - November 2000	1,550,234									-1,550,234				
Mach&Equip	FA0000608	6-Perforadoras RN-S83FX	145,635									-145,635				
Mach&Equip	FA0000609	Pool - June 2001	12,770									-12,770		-0		
Mach&Equip	FA0000610	Unidad de Carga Lamp Mineras	41,974									-41,974				
Mach&Equip	FA0000611	10 Perforadora RN-S83FX	137,457									-137,457				
Mach&Equip	FA0000612	Pool - September 2001	37,442									-37,132		-310		
Mach&Equip	FA0000613	Pool - December 2001	17,050									-16,193		-857		
Mach&Equip	FA0000614	Camion Elmac D10-4B Rebuild	602,784									-552,411			50,373	50,373
Mach&Equip	FA0000615	Scoop Tram Wagner 1 Yd	450,503									-413,487			37,016	37,016
Mach&Equip	FA0000616	12 Perforadoras Jackleg	410,368									-276,750			133,618	133,618
Mach&Equip	FA0000617	Pool - July 2004														
Mach&Equip	FA0000618	Pool - August 2004	5,798									-4,164		-1,634		
Mach&Equip	FA0000619	Pool - September 2004														
Mach&Equip	FA0000620	Pool - November 2004														
Mach&Equip	FA0000621	Compresor	856,683									-581,486			275,198	275,198
Mach&Equip	FA0000622	Cargador Mining Tech Mod. LT-2														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			1,762,632									-1,185,975			576,657	576,657
Mach&Equip	FA0000623	Pool - February 2005	163,314									-107,784			55,530	55,530
Mach&Equip	FA0000624	Pool - March 2005	321,420									-191,867		-129,554		
Mach&Equip	FA0000625	Pool - April 2005	272,944									-160,715		-112,229		
Mach&Equip	FA0000626	Pool - May 2005	157,507									-91,437		-66,069		
Mach&Equip	FA0000627	Pool - June 2005	31,000									-17,726		-13,274		
Mach&Equip	FA0000628	Pool - July 2005	85,510									-48,161		-37,349		
Mach&Equip	FA0000629	Pool - August 2005	6,287									-3,310		-2,977		
Mach&Equip	FA0000630	Pool - September 2005														
Mach&Equip	FA0000631	Pool - October 2005	147,477									-79,250		-68,226		
Mach&Equip	FA0000632	Pool - November 2005	77,296									-40,913			36,383	36,383
Mach&Equip	FA0000633	Motor	344,470									-218,076		-126,394		
Mach&Equip	FA0000634	Pool - January 2006	17,866									-9,156		-8,710		
Mach&Equip	FA0000635	Pool - February 2006	882,907									-445,432		-437,476		
Mach&Equip	FA0000636	Compresor Centrifugo 350HP	2,192,834									-1,087,323			1,105,512	1,105,512
Mach&Equip	FA0000637	Pool - April 2006	374,945									-182,896		-192,049		
Mach&Equip	FA0000638	Pool - May 2006	194,954									-93,410		-101,544		
Mach&Equip	FA0000639	Pool - June 2006	311,350									-165,729		-145,621		
Mach&Equip	FA0000640	Pool - July 2006	110,154									-58,726		-51,428		
Mach&Equip	FA0000641	Pool - August 2006	176,316									-93,290		-83,026		
Mach&Equip	FA0000642	Pool - September 2006	116,192									-60,177		-56,014		
Mach&Equip	FA0000643	Pool - October 2006	99,905									-43,703			56,202	56,202
Mach&Equip	FA0000644	Pool - November 2006														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			193,591									-94,339		-99,252		
Mach&Equip	FA0000645	Pool - December 2006	32,963									-13,871		-19,092		
Mach&Equip	FA0000646	Pool - January 2007	65,336									-26,852		-38,485		
Mach&Equip	FA0000647	Pool - February 2007	320,479									-132,604		-187,874		
Mach&Equip	FA0000648	SCOOP 39 1 1/4 Y3	229,114									-90,514		-138,600		
Mach&Equip	FA0000649	Pool - April 2007	20,125									-7,771		-12,354		
Mach&Equip	FA0000650	Pool - May 2007	11,610									-4,390		-7,220		
Mach&Equip	FA0000651	Pool - June 2007	137,996									-51,073		-86,923		
Mach&Equip	FA0000652	Pool - July 2007	123,451									-44,627		-78,824		
Mach&Equip	FA0000653	Pool - August 2007	15,629									-5,520		-10,109		
Mach&Equip	FA0000654	Shelves for mining lamps	50,942									-17,584			33,358	33,358
Mach&Equip	FA0000655	Comp Ingersoll Rand XF-350	1,240,491									-485,290			755,201	755,201
Mach&Equip	FA0000656	Pool - November 2007	251,332									-82,433		-168,899		
Mach&Equip	FA0000657	Reconstruccion Scoop Tram #27	509,464									-171,422			338,042	338,042
Mach&Equip	FA0000981	Pool - September 1990	3,544									-3,544				
Mach&Equip	FA0001031	Tractor John Deere Modelo 3005	217,800									-33,282			184,518	184,518
Mach&Equip	FA0001141	Tractor John Deere	280,687									-48,759			231,928	231,928
Mach&Equip	FA0001151	Tractor John Deere	279,044									-25,635			253,409	253,409
Mach&Equip	FA0001152	Tractor John Deere	277,199									-42,821			234,378	234,378
Mach&Equip	FA0001153	Tractor John Deere	277,286									-25,473			251,813	251,813
Mach&Equip	FA0001154	Tractor John Deere	277,338									-42,842		-234,496		
Mach&Equip	FA0001155	Tractor John Deere	277,373									-25,481			251,892	251,892
Mach&Equip	FA0001156	Tractor John Deere														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			275,845									-25,341			250,504	250,504
Mach&Equip	FA0001157	Tractor John Deere	275,894									-25,346			250,549	250,549
Mach&Equip	FA0001158	Tractor John Deere	272,947									-42,164		-230,783		
Mach&Equip	FA0001159	Tractor John Deere	273,026									-25,082			247,944	247,944
Mach&Equip	FA0001160	Tractor John Deere	273,091									-42,186			230,904	230,904
Mach&Equip	FA0001191	Scooptram MTI LT650	3,212,757									-1,561,726			1,651,030	1,651,030
Mach&Equip	FA0001192	Scooptram MTI LT270	1,801,078									-958,620			842,458	842,458
Mach&Equip	FA0001193	Scooptram MTI LT270	1,824,972									-964,235			860,737	860,737
Mach&Equip	FA0001194	LT650 - Axles	560,473									-560,473				
Mach&Equip	FA0001195	LT650 - Axles	563,027									-563,027				
Mach&Equip	FA0001196	LT650 - Axles	574,913									-574,913				
Mach&Equip	FA0001197	LT650 - Axles	445,290									-445,290				
Mach&Equip	FA0001198	LT270 - Axles	382,195									-382,195				
Mach&Equip	FA0001199	LT270 - Axles	382,256									-382,256				
Mach&Equip	FA0001200	LT270 - Axles	372,253									-372,253				
Mach&Equip	FA0001201	LT270 - Axles	377,429									-377,429				
Mach&Equip	FA0001202	LT270 - Axles	273,952									-273,952			0	0
Mach&Equip	FA0001203	LT270 - Axles	273,952									-273,952				
Mach&Equip	FA0001271	Compresor #1 Peregrina	1,109,488									-90,006			1,019,483	1,019,483
Mach&Equip	FA0001272	Compresor #2 Peregrina	1,109,488									-90,006			1,019,483	1,019,483
Mach&Equip	FA0001273	Alimak Rebuilt	378,552									-78,865			299,687	299,687
Mach&Equip	FA0001274	Boss II Chrair Metal Detector	99,148									-3,541			95,607	95,607
Mach&Equip	FA0001276	Tractor John Deere 4x4														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			246,031									-16,402			229,629	229,629
Mach&Equip	FA0001277	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001279	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001280	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001281	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001282	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001283	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001284	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001285	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001286	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001287	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001288	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001289	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001290	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001291	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001292	Tractor John Deere 4x4	246,031									-16,402			229,629	229,629
Mach&Equip	FA0001296	Remote Control for Scoop	206,486									-12,905			193,581	193,581
Mach&Equip	FA0001297	Remote Control for Scoop	449,057									-28,066			420,991	420,991
Mach&Equip	FA0001298	Remote Control for Scoop	449,057									-28,066			420,991	420,991
Mach&Equip	FA0001300	Pneumatic Bit Grinder	329,600									-16,480			313,120	313,120
Mach&Equip	FA0001318	Reconstrucion Camion Elmac #1	256,314									-100,340			155,974	155,974
Mach&Equip	FA0001319	Control Remoto Scoop	320,453									-140,182			180,272	180,272
Mach&Equip	FA0001320	Control Remoto Scoop #315														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			320,453									-140,182			180,272	180,272
Mach&Equip	FA0001321	Cargador Frontal Atlas Copco	1,693,480									-1,679,466			14,014	14,014
Mach&Equip	FA0001322	Cargador Frontal Atlas Copco	1,693,480									-1,679,466			14,014	14,014
Mach&Equip	FA0001323	Rebuilt Elmac truck	892,921									-885,532			7,389	7,389
Mach&Equip	FA0001324	Compresor Atlas Copco GA200	718,541									-463,381			255,160	255,160
Mach&Equip	FA0001325	Compresor Atlas Copco GA200	718,541									-463,381			255,160	255,160
Mach&Equip	FA0001326	Motor Deutz FAL912W	127,080									-84,559			42,521	42,521
Mach&Equip	FA0001327	Eje Reparado Para Camion Elmac	86,182									-61,895			24,286	24,286
Mach&Equip	FA0001328	Cagador Frontal Wagner HST-1A	607,498									-435,103			172,395	172,395
Mach&Equip	FA0001329	Cagador Frontal Wagner HST-1A	607,498									-435,103			172,395	172,395
Mach&Equip	FA0001330	Reparacion Equipo MTI	90,220									-64,795		-25,424		
Mach&Equip	FA0001331	Reparacion Equipo MTI	146,323									-105,088		-41,234		
Mach&Equip	FA0001332	Reparacion de Cucharon Scoop T	13,159									-9,450		-3,708		
Mach&Equip	FA0001333	Motor Deutz Rebuild Mod. FAL91	55,900									-40,147		-15,753		
Mach&Equip	FA0001334	RN-S83FX Perforadora Completa	68,227									-49,000			19,227	19,227
Mach&Equip	FA0001335	Reconstruccion de Scoop MTI L	403,229									-261,596			141,634	141,634
Mach&Equip	FA0001336	Cargador Miningtech Mod. LT-21	1,707,068									-1,193,878			513,191	513,191
Mach&Equip	FA0001337	Cargador Miningtech Mod. LT-21	1,707,068									-1,193,878			513,191	513,191
Mach&Equip	FA0001338	Cargador Mod. LT-210	1,666,891									-1,131,425			535,466	535,466
Mach&Equip	FA0001339	Cargador Mod. LT-210	1,666,891									-1,131,425			535,466	535,466
Mach&Equip	FA0001340	Cargador Mining Tech Mod. LT-2	1,762,632									-1,185,975			576,657	576,657
Mach&Equip	FA0001341	Motor Deutz	166,944									-69,077			97,868	97,868
Mach&Equip	FA0001342	Tractor Agricola New Holland														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			197,000									-130,016		-66,984		
Mach&Equip	FA0001343	Tractor Agricola New Holland	215,000									-141,895		-73,105		
Mach&Equip	FA0001344	Tractor Agricola New Holland	215,000									-141,895		-73,105		
Mach&Equip	FA0001345	Tractor Agricola New Holland	215,000									-141,895			73,105	73,105
Mach&Equip	FA0001346	Tractor Agricola New Holland	215,000									-128,406			86,594	86,594
Mach&Equip	FA0001347	Tractor Agricola New Holland	197,000									-117,655			79,345	79,345
Mach&Equip	FA0001348	Tractor Agricola New Holland	197,000									-117,655			79,345	79,345
Mach&Equip	FA0001349	Tractor Agricola New Holland	197,000									-117,655			79,345	79,345
Mach&Equip	FA0001350	Reparacion Gral Scoop Tram MTI	649,992									-366,093			283,899	283,899
Mach&Equip	FA0001351	Tamrock Jumbo MJM20B	1,352,272									-711,881			640,390	640,390
Mach&Equip	FA0001352	Underground Truck	880,598									-463,576			417,022	417,022
Mach&Equip	FA0001353	Underground Truck	880,598									-463,576			417,022	417,022
Mach&Equip	FA0001354	Scoop Tram 3.5 Yd	846,007									-445,366			400,640	400,640
Mach&Equip	FA0001355	Scoop Tram 3.5 Yd	873,822									-460,009			413,813	413,813
Mach&Equip	FA0001356	Overhaul Raise Drill (Robins)	2,053,688									-1,087,012			966,675	966,675
Mach&Equip	FA0001357	Elmac Underground Truck	1,138,851									-720,980			417,872	417,872
Mach&Equip	FA0001358	Cargodor Frontal Bajo Perfil	1,007,286									-482,632			524,654	524,654
Mach&Equip	FA0001359	5 ARN-583FX Perforadoras	180,309									-96,024			84,285	84,285
Mach&Equip	FA0001360	Elmac Truck D10-4B	850,646									-453,012			397,634	397,634
Mach&Equip	FA0001361	Rehabilitacion de Elmac D104C	681,960									-282,174			399,786	399,786
Mach&Equip	FA0001362	John Clark 1.25 yds 1996	681,412									-363,280		-318,132		
Mach&Equip	FA0001363	Jumbo Vein Runer II	3,504,389									-1,855,086			1,649,304	1,649,304
Mach&Equip	FA0001364	Taquimetro														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			155,892									-80,739			75,154	75,154
Mach&Equip	FA0001365	Scoop MTI LT-650	3,624,118									-1,876,978			1,747,140	1,747,140
Mach&Equip	FA0001366	StopeMate Drill	2,201,776									-963,163			1,238,612	1,238,612
Mach&Equip	FA0001367	Scop MTI 1.25 yds 1996	570,035									-249,361			320,674	320,674
Mach&Equip	FA0001368	10 ARN-583FX Perforadoras	347,760									-169,558			178,202	178,202
Mach&Equip	FA0001369	Motor Deutz Camion Eimac D10	203,118									-83,477			119,641	119,641
Mach&Equip	FA0001370	4 ARN-583FX Perforadoras	140,576									-58,166			82,410	82,410
Mach&Equip	FA0001371	Reconstruccion Total Scoop Tra	272,484									-91,684		-180,800		
Mach&Equip	FA0001372	55 Lamparas Mineras	164,475									-55,342			109,133	109,133
Mach&Equip	FA0001373	Scoop Tram MTI LT 410 3Yds	3,343,094									-139,296			3,203,799	3,203,799
Mach&Equip	FA0001374	Scoop Tram MTI LT 350 2.5Yds	3,322,343									-138,431			3,183,912	3,183,912
Mach&Equip	FA0001375	Scoop Tram MTI 410	3,322,343									-138,431			3,183,912	3,183,912
Mach&Equip	FA0001376	Reconstruccion Scoop #24	586,496									-242,674		-343,822		
Mach&Equip	FA0001377	Tractor Agricola New Holland	197,000									-117,655			79,345	79,345
Mach&Equip	FA0001378	10 Perforadora RN-S83FX	335,805									-160,898			174,907	174,907
Mach&Equip	FA0001379	JUMBO/STOPMATE DRILL MODULI	2,339,766									-924,987			1,414,779	1,414,779
Mach&Equip	FA0001380	Air Extractor F-90 36" 3Hp 1	21,639									-21,639				
Mach&Equip	FA0001381	Perforadoras RN-S83FX	428,174									-282,585			145,589	145,589
Mach&Equip	FA0001382	Estacion Total Topography Eq	81,693									-48,103			33,590	33,590
Mach&Equip	FA0001383	Gato Hidraulico de 20 tons	37,536									-21,464			16,072	16,072
Mach&Equip	FA0001384	ENGRASADORA ANTIOXIDANTE (S	135,459									-72,833			62,626	62,626
Mach&Equip	FA0001385	Electrical Fan Axial 8" 50 hp	218,809									-84,557			134,252	134,252
Mach&Equip	FA0001386	Electrical Fan Axial 8" 50 hp														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			59,498									-22,498			37,000	37,000
Mach&Equip	FA0001387	Estacion Total	30,629									-11,991			18,639	18,639
Mach&Equip	FA0001388	10 Miners Lamps-Charges-Shel	50,976									-16,734			34,242	34,242
Mach&Equip	FA0001389	Camion Elmac D10 Rebuild	1,123,983									-368,652			755,331	755,331
Mach&Equip	FA0001390	Pool - March 2006	93,015									-46,122		-46,893		
Mach&Equip	FA0001391	Motor	168,170									-97,878			70,292	70,292
Mach&Equip	FA0001392	Eje Delantero	122,933									-71,549			51,384	51,384
Mach&Equip	FA0001393	Eje Tracero	127,132									-73,993			53,139	53,139
Mach&Equip	FA0001394	Kubota utility car	163,840									-57,868			105,972	105,972
Mach&Equip	FA0001395	Taquimetro Electronico Leica	153,367									-81,148			72,219	72,219
Mach&Equip	FA0001396	Jumbo Secoma Mercury 14	1,319,712									-509,613			810,099	810,099
Mach&Equip	FA0001397	Motor Deutz	105,942									-63,241		-42,701		
Mach&Equip	FA0001398	Motor Deutz	105,942									-63,241		-42,701		
Mach&Equip	FA0001399	Motor Deutz	137,665									-95,531		-42,134		
Mach&Equip	FA0001400	Mine Net Communication System	292,470									-123,072			169,398	169,398
Mach&Equip	FA0001401	Motor Deutz	118,817									-45,882		-72,935		
Mach&Equip	FA0001402	Rep Scoop Tram MTI 210 #30	337,580									-179,692			157,888	157,888
Mach&Equip	FA0001403	Motor Deutz Scoop Tram ST-31	62,477									-33,057			29,420	29,420
Mach&Equip	FA0001404	Cargador 205 U-2950 M-1412	324,159									-157,967		-166,192		
Mach&Equip	FA0001405	Oxigen Booster Pump	181,535									-88,464			93,070	93,070
Mach&Equip	FA0001406	Barrenadora BCI	628,667									-337,833			290,833	290,833
Mach&Equip	FA0001407	Comp Ingersoll Rand XF-350	1,240,492									-485,295			755,197	755,197
Mach&Equip	FA0001408	Maquina Perforadora Long-Tom														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			553,510									-292,868		-260,641		
Mach&Equip	FA0001409	Secondary Fans - Pase I		4,460,239											4,460,239	
Mach&Equip	FA0001411	Refurbishment Trcuk 2		294,653											294,653	
Mach&Equip	FA0001412	Refurbishment Trcuk 8		417,384											417,384	
Mach&Equip	FA0001416	DISTRIBUCION CUENTAS CONTAB	174,163									-62,960			111,203	111,203
Mach&Equip	FA0001417	DISTRIBUCION CUENTAS CONTAB	112,938									-47,525			65,413	65,413
Mach&Equip	FA0001418	DISTRIBUCION CUENTAS CONTAB	131,998									-64,324			67,674	67,674
Mach&Equip	FA0001419	DISTRIBUCION CUENTAS CONTAB	101,659									-48,709			52,950	52,950
Mach&Equip	FA0001420	DISTRIBUCION CUENTAS CONTAB	198,152									-96,657			101,494	101,494
Mach&Equip	FA0001421	RECLASIFICACIONES	262,563									-128,077			134,486	134,486
Mach&Equip	FA0001422	FAC 19175 MINERO DIESEL	112,016									-65,958			46,059	46,059
Mach&Equip	FA0001423	SPARE PARTS FOR EQUIPMENT	62,815									-37,497			25,319	25,319
Mach&Equip	FA0001424	SPARE PARTS FOR EQUIPMENT	73,548									-43,903			29,645	29,645
Mach&Equip	FA0001425	Safety Equipment Anzul	126,363									-28,081			98,282	98,282
Mach&Equip	FA0001426	Motor Deutz	271,276									-11,303			259,973	259,973
Mach&Equip	FA0001427	Transmision Funk	184,039									-23,005			161,034	161,034
Mach&Equip	FA0001428	Safety Equipment Anzul	126,363									-28,081			98,282	98,282
Mach&Equip	FA0001429	Safety Equipment Anzul	126,363									-28,081			98,282	98,282
Mach&Equip	FA0001430	Safety Equipment Anzul	126,363									-28,081			98,282	98,282
Mach&Equip	FA0001431	Motor Deutz	162,971									-27,162			135,809	135,809
Mach&Equip	FA0001432	Motor Deutz	273,728									-11,405			262,322	262,322
Mach&Equip	FA0001433	Radiador	143,025									-5,959			137,065	137,065
Mach&Equip	FA0001434	Detector de Metales Thermo Fis														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			96,462									-1,340			95,122	95,122
Mach&Equip	FA0001435	Jack Drills	1,056,150									-234,700			821,450	821,450
Mach&Equip	FA0001436	MK5FS4NOCE FEED ASM MKV4	166,730									-23,157			143,573	143,573
Mach&Equip	FA0001439	Safety Equipment Anzui		126,363							-11,358	-11,358			115,005	
Mach&Equip	FA0001440	Safety Equipment Anzui		126,363							-11,358	-11,358			115,005	
Mach&Equip	FA0001441	Motor Deutz		170,419							-14,202	-14,202			156,217	
Mach&Equip	FA0001442	Motor Deutz		206,706							-34,451	-34,451			172,255	
Mach&Equip	FA0001443	Centinela150 Amperes		124,636											124,636	
Mach&Equip	FA0001444	Rep erforadora Montabert HC-5		372,384							-62,064	-62,064			310,320	
Mach&Equip	FA0001445	Convertidor Scoop		120,692											120,692	
Mach&Equip	FA0001447	Transmision Funk		227,215							-9,467	-9,467			217,747	
Mach&Equip	FA0001448	Minero Diesel Motor Deutz		244,132											244,132	
Grand Total			170,310,974	6,891,186							-142,901	-95,569,217		-4,763,915	76,869,028	70,120,743
			170,310,974	6,891,186							-142,901	-95,569,217		-4,763,915	76,869,028	70,120,743

Value model.....................................: ProcPlant
Closing date prior year.........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
ProcPlant	FA0000031	Falcon Model SB2500 Concentra	2,342,387									-634,333			1,708,054	1,708,054
ProcPlant	FA0000769	Pool - December 1978	4,524									-4,524				
ProcPlant	FA0000770	Pool - December 1979	2,811									-2,811				
ProcPlant	FA0000771	Pool - December 1980	2,403									-2,403				
ProcPlant	FA0000772	Pool - December 1981	723									-723				
ProcPlant	FA0000773	Pool - December 1982	52									-52				
ProcPlant	FA0000774	Pool - December 1983	17,804									-17,804				
ProcPlant	FA0000775	Pool - December 1984	2,078									-2,078				
ProcPlant	FA0000776	Pool - December 1985	19,921									-19,921				
ProcPlant	FA0000777	Pool - December 1986	10,406									-10,406				
ProcPlant	FA0000778	Pool - December 1987	54,930									-54,930				
ProcPlant	FA0000779	Pool - March 1988	16,951									-16,951				
ProcPlant	FA0000780	Pool - August 1988	23,807									-23,807				
ProcPlant	FA0000781	Pool - January 1989	900,000									-900,000				
ProcPlant	FA0000782	Pool - May 1989	902,450									-902,450				
ProcPlant	FA0000783	Pool - July 1989	1,316									-1,316				
ProcPlant	FA0000784	Pool - September 1989	1,044,200									-1,044,200				
ProcPlant	FA0000785	Pool - December 1989	10,102									-10,102				
ProcPlant	FA0000786	Pool - January 1990	101,539									-101,539				
ProcPlant	FA0000787	Pool - February 1990	15,594									-15,594				
ProcPlant	FA0000788	Pool - March 1990														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			1,920									-1,920				
ProcPlant	FA0000789	Pool - May 1990	215,700									-215,700				
ProcPlant	FA0000790	Pool - June 1990	12,750									-12,750				
ProcPlant	FA0000791	Pool - July 1990	31,606									-31,606				
ProcPlant	FA0000792	Pool - August 1990	69,338									-69,338				
ProcPlant	FA0000793	Pool - September 1990	95,592									-95,592				
ProcPlant	FA0000794	Pool - October 1990	45,432									-45,432				
ProcPlant	FA0000795	Pool - February 1991	273,427									-273,427				
ProcPlant	FA0000796	Pool - March 1991	120,724									-120,724				
ProcPlant	FA0000797	Pool - April 1991	109,455									-109,455				
ProcPlant	FA0000798	Pool - May 1991	10,881									-10,881				
ProcPlant	FA0000799	Pool - June 1991	8,404									-8,404				
ProcPlant	FA0000800	Pool - July 1991	9,787									-9,787				
ProcPlant	FA0000801	Pool - August 1991	106,222									-106,222				
ProcPlant	FA0000802	Pool - December 1991	15,510									-15,510				
ProcPlant	FA0000803	Pool - January 1992	9,450									-9,450				
ProcPlant	FA0000804	Pool - February 1992	37,764									-37,764				
ProcPlant	FA0000805	Pool - April 1992	126,527									-126,527				
ProcPlant	FA0000806	Pool - May 1992	17,306									-17,306				
ProcPlant	FA0000807	Pool - June 1992	7,546									-7,546				
ProcPlant	FA0000808	Pool - October 1992	55,508									-55,508				
ProcPlant	FA0000809	Pool - March 1993	101,795									-101,795				
ProcPlant	FA0000810	Pool - September 1993														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			6,315									-6,315				
ProcPlant	FA0000811	Pool - October 1993	189,938									-189,938				
ProcPlant	FA0000812	Pool - January 1994	12,675									-12,675				
ProcPlant	FA0000813	Pool - November 1994	12,541									-12,541				
ProcPlant	FA0000814	Pool - January 1995	124,661									-124,661				
ProcPlant	FA0000815	Pool - May 1995	6,188,605									-6,188,605				
ProcPlant	FA0000816	Pool - June 1995	247,896									-247,896				
ProcPlant	FA0000817	Pool - July 1995	25,390									-25,390				
ProcPlant	FA0000818	Pool - August 1995	118,680									-118,680				
ProcPlant	FA0000819	Pool - November 1995	471,254									-471,254				
ProcPlant	FA0000820	Pool - April 1996	296,474									-296,474				
ProcPlant	FA0000821	Pool - May 1996	1,162,927									-1,162,927				
ProcPlant	FA0000822	Pool - May 1996														
ProcPlant	FA0000823	Pool - August 1996	217,550									-217,550				
ProcPlant	FA0000824	Pool - September 1996	111,238									-111,238				
ProcPlant	FA0000825	Pool - October 1996	55,758									-55,758				
ProcPlant	FA0000826	Pool - December 1996	137,864									-137,864				
ProcPlant	FA0000827	Pool - July 1997	6,880									-6,880				
ProcPlant	FA0000828	Pool - November 1997	589,832									-589,832				
ProcPlant	FA0000829	Pool - December 1997	1,216,348									-1,216,348				
ProcPlant	FA0000830	Pool - March 1998	118,667									-118,667				
ProcPlant	FA0000831	Pool - April 1998	104,095									-104,095				
ProcPlant	FA0000832	Pool - June 1998														

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			45,763									-45,763				
ProcPlant	FA0000833	Pool - August 1998	196,522									-196,522				
ProcPlant	FA0000834	Pool - September 1998	383,900									-383,900				
ProcPlant	FA0000835	Pool - November 1998	492,490									-492,490				
ProcPlant	FA0000836	Pool - December 1998	238,136									-238,136				
ProcPlant	FA0000837	Pool - February 1999	65,900									-65,900				
ProcPlant	FA0000838	Pool - March 1999	49,621									-49,620			1	1
ProcPlant	FA0000839	Pool - April 1999	246,635									-246,635				
ProcPlant	FA0000840	Pool - July 1999	54,899									-54,899				
ProcPlant	FA0000841	Pool - September 1999	109,209									-109,209				
ProcPlant	FA0000842	Pool - November 1999	538,758									-538,758				
ProcPlant	FA0000843	Pool - December 1999	472,300									-472,148			153	153
ProcPlant	FA0000844	Pool - Janaury 2000	5,521									-5,519			2	2
ProcPlant	FA0000845	Pool - May 2000	95,198									-94,992			206	206
ProcPlant	FA0000846	Pool - September 2000	343,754									-342,439			1,315	1,315
ProcPlant	FA0000847	Pool - November 2000	76,743									-76,382			361	361
ProcPlant	FA0000848	Pool - Janaury 2001	396,258									-394,029			2,229	2,229
ProcPlant	FA0000849	Pool - March 2001	84,713									-84,158			555	555
ProcPlant	FA0000850	Pool - June 2001	69,801									-69,241			560	560
ProcPlant	FA0000851	Pool - August 2001	347,046									-343,898			3,148	3,148
ProcPlant	FA0000852	Pool - September 2001	9,024,174									-8,937,572			86,603	86,603
ProcPlant	FA0000853	Pool - November 2002	482,662									-473,887			8,774	8,774
ProcPlant	FA0000854	Pool - April 2003														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			50,973									-49,859			1,114	1,114
ProcPlant	FA0000855	Pool - December 2003	39,466									-38,334			1,133	1,133
ProcPlant	FA0000856	Pool - April 2004	34,668									-33,538			1,130	1,130
ProcPlant	FA0000857	Pool - October 2004	15,746									-15,127			619	619
ProcPlant	FA0000858	Pool - November 2004	15,539									-14,910			629	629
ProcPlant	FA0000859	Pool - December 2004	22,405									-17,234			5,170	5,170
ProcPlant	FA0000860	Pool - January 2005	34,822									-33,322			1,500	1,500
ProcPlant	FA0000861	Pool - February 2005	26,719									-25,536			1,183	1,183
ProcPlant	FA0000862	Pool - March 2005														
ProcPlant	FA0000863	Pool - April 2005	141,716									-135,049			6,667	6,667
ProcPlant	FA0000864	Pool - May 2005	185,846									-176,832			9,014	9,014
ProcPlant	FA0000865	Pool - June 2005	95,281									-90,521			4,760	4,760
ProcPlant	FA0000866	Pool - July 2005	204,007									-193,499			10,508	10,508
ProcPlant	FA0000867	Pool - August 2005														
ProcPlant	FA0000868	Pool - September 2005														
ProcPlant	FA0000869	Pool - October 2005														
ProcPlant	FA0000870	Pool - November 2005	41,390									-40,232			1,158	1,158
ProcPlant	FA0000871	Pool - December 2005	254,158									-238,932			15,226	15,226
ProcPlant	FA0000872	Pool - January 2006	104,024									-97,597			6,427	6,427
ProcPlant	FA0000873	Pool - February 2006	11,342									-10,621			721	721
ProcPlant	FA0000874	Pool - March 2006	88,730									-82,920			5,810	5,810
ProcPlant	FA0000875	Pool - April 2006	126,018									-117,514			8,504	8,504
ProcPlant	FA0000876	Pool - June 2006														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			145,286									-134,869			10,417	10,417
ProcPlant	FA0000877	Pool - July 2006														
ProcPlant	FA0000878	Pool - August 2006	95,672									-88,379			7,293	7,293
ProcPlant	FA0000879	Pool - September 2006	38,028									-35,038			2,990	2,990
ProcPlant	FA0000880	Pool - October 2006														
ProcPlant	FA0000881	Pool - November 2006	1,962,245									-781,832			1,180,413	1,180,413
ProcPlant	FA0000882	Pool - December 2006	67,510									-66,596			915	915
ProcPlant	FA0000883	Pool - February 2007	107,387									-105,552			1,836	1,836
ProcPlant	FA0000884	Pool - May 2007	8,969									-8,051			918	918
ProcPlant	FA0000885	Pool - August 2007	154,768									-137,191			17,577	17,577
ProcPlant	FA0000886	Pool - October 2007	139,533									-122,515			17,018	17,018
ProcPlant	FA0000991	Pool - December 1993	461,318									-461,318				
ProcPlant	FA0000992	Pool - May 2006	171,697									-74,608			97,089	97,089
ProcPlant	FA0001181	Disponible Usar														
ProcPlant	FA0001438	Equipment Falcon		686,360							-152,524	-152,524			533,835	
Grand Total			37,037,497	686,360							-152,524	-33,960,322			3,763,535	3,229,699
			37,037,497	686,360							-152,524	-33,960,322			3,763,535	3,229,699

Value model.......................................: Mill
Closing date prior year........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Mill	FA0000311	Cubo - Las Torres Mill Rehab	5,595,252									-3,906,184			1,689,068	1,689,068
Mill	FA0001299	Cedros III Lift	1,664,163									-44,977			1,619,186	1,619,186
Mill	FA0001414	Cedros III Lift Bordo	211,566									-1,941			209,625	209,625
Mill	FA0001446	Filtro Prensa		124,288											124,288	
Grand Total			7,470,981	124,288								-3,953,102			3,642,167	3,517,879
			7,470,981	124,288								-3,953,102			3,642,167	3,517,879

Value model..: Shaft
Closing date prior year..........................: 12/31/2011
Closing date this year ....: 2/29/2012

Companla Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Shaft	FA0000301	Rebuild of San Eusebio Shaft	434,358									-345,638			88,721	88,721
Shaft	FA0001262	Bomba Tsurumi 50HP 460V 60H	266,591									-22,216			244,375	244,375
Shaft	FA0001263	Bomba Tsurumi 50HP 460V 60H	266,591									-22,216			244,375	244,375
Shaft	FA0001264	Bomba Tsurumi 50HP 460V 60H	266,591									-22,216			244,375	244,375
Shaft	FA0001294	Shaft Cables	841,640									-45,088			796,552	796,552
Shaft	FA0001410	Shaft Capping	351,078									-3,511			347,567	347,567
Shaft	FA0001415	Cable Couterweight Sta Lucia	229,000									-9,542			219,458	219,458
Grand Total			2,655,849									-470,426			2,185,423	2,185,423
			2,655,849									-470,426			2,185,423	2,185,423

Value model: Electrical
Closing date prior year: 12/31/2011
Closing date this year: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group | Fixed asset number | Name

Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Electrical FA0001295 Ground and Lighting System													
468,770									-23,438			445,332	445,332
Grand Total 468,770									-23,438			445,332	445,332
468,770									-23,438			445,332	445,332

Value model.......................................: MineBldgs
Closing date prior year.........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjusiment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
MineBldgs	FA0000312	Cubo - Casa de Nucleos Buildin	670,420									-100,951			569,470	569,470
MineBldgs	FA0000313	Cubo - Cyanide Warehouse Rehab	25,897									-17,604			8,293	8,293
MineBldgs	FA0000659	Pool - December 1974	37									-37				
MineBldgs	FA0000660	Pool - December 1978	346									-346				
MineBldgs	FA0000661	Pool - January 1985	62,589									-62,589				
MineBldgs	FA0000662	Pool - December 1987	147,306									-147,306				
MineBldgs	FA0000663	Pool - December 1988	133,465									-133,465				
MineBldgs	FA0000664	Pool - August 1988	58,804									-58,804				
MineBldgs	FA0000665	Pool - September 1988	55,784									-55,784				
MineBldgs	FA0000666	Pool - October 1988	6,380									-6,380				
MineBldgs	FA0000667	Pool - October 1989	9,762									-9,762				
MineBldgs	FA0000668	Pool - November 1989	40,547									-40,547				
MineBldgs	FA0000669	Pool - December 1989	35,695									-35,683			12	12
MineBldgs	FA0000670	Pool - January 1990	64,032									-64,011			22	22
MineBldgs	FA0000671	Pool - February 1990	46,567									-46,544			24	24
MineBldgs	FA0000672	Pool - March 1990	44,874									-44,842			31	31
MineBldgs	FA0000673	Pool - April 1990	143,721									-143,594			127	127
MineBldgs	FA0000674	Pool - May 1990	170,436									-170,253			183	183
MineBldgs	FA0000675	Pool - June 1990	217,477									-217,202			275	275
MineBldgs	FA0000676	Pool - July 1990	80,414									-80,297			117	117
MineBldgs	FA0000677	Pool - August 1990														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			186,772									-186,463			309	309
MineBldgs	FA0000678	Pool - September 1990	163,229									-162,926			303	303
MineBldgs	FA0000679	Pool - November 1990	14,974									-14,940			34	34
MineBldgs	FA0000680	Pool - December 1990	2,354									-2,349			6	6
MineBldgs	FA0000681	Pool - January 1991	14,109									-14,071			38	38
MineBldgs	FA0000682	Pool - August 1991	2,548,038									-2,537,390			10,648	10,648
MineBldgs	FA0000683	Pool - September 1991	18,409									-18,328			81	81
MineBldgs	FA0000684	Pool - October 1991	1,013									-1,008			5	5
MineBldgs	FA0000685	Pool - March 1992	249,348									-247,907			1,441	1,441
MineBldgs	FA0000686	Pool - October 1992	2,461,936									-2,443,527			18,409	18,409
MineBldgs	FA0000687	Pool - December 1992	967,101									-959,380			7,721	7,721
MineBldgs	FA0000688	Pool - June 1994	27,881									-27,520			361	361
MineBldgs	FA0000689	Pool - July 1994	3,523									-3,476			47	47
MineBldgs	FA0000690	Pool - September 1994	1,411,095									-1,392,657			18,438	18,438
MineBldgs	FA0000691	Pool - May 1995	2,369,951									-2,330,985			38,967	38,967
MineBldgs	FA0000692	Pool - August 1995	25,087									-24,649			438	438
MineBldgs	FA0000693	Pool - October 1995	73,721									-72,383			1,338	1,338
MineBldgs	FA0000694	Pool - May 1996	324,084									-317,375			6,709	6,709
MineBldgs	FA0000695	Pool - March 1998	84,016									-81,487			2,529	2,529
MineBldgs	FA0000696	Pool - April 1998	52,318									-50,718			1,600	1,600
MineBldgs	FA0000697	Pool - May 1998	3,151									-3,053			98	98
MineBldgs	FA0000698	Pool - June 1998	15,503									-15,013			490	490
MineBldgs	FA0000699	Pool - July 1998														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			57,952									-56,093			1,859	1,859
MineBldgs	FA0000700	Pool - August 1998	269,191									-260,419			8,772	8,772
MineBldgs	FA0000701	Pool - September 1998	58,690									-56,747			1,943	1,943
MineBldgs	FA0000702	Pool - October 1998	89,528									-86,517			3,011	3,011
MineBldgs	FA0000703	Pool - November 1998	54,122									-52,273			1,849	1,849
MineBldgs	FA0000704	Pool - December 1998	264,981									-255,788			9,193	9,193
MineBldgs	FA0000705	Pool - January 1999	221,041									-213,253			7,788	7,788
MineBldgs	FA0000706	Pool - February 1999	120,139									-115,839			4,299	4,299
MineBldgs	FA0000707	Pool - March 1999	798,674									-769,649			29,025	29,025
MineBldgs	FA0000708	Pool - April 1999	233,003									-224,404			8,599	8,599
MineBldgs	FA0000709	Pool - May 1999	253,762									-244,251			9,510	9,510
MineBldgs	FA0000710	Pool - June 1999	775,123									-745,625			29,499	29,499
MineBldgs	FA0000711	Pool - July 1999	282,755									-271,829			10,927	10,927
MineBldgs	FA0000712	Pool - August 1999	246,648									-236,970			9,678	9,678
MineBldgs	FA0000713	Pool - September 1999	127,374									-122,300			5,075	5,075
MineBldgs	FA0000714	Pool - October 1999	50,997									-48,934			2,063	2,063
MineBldgs	FA0000715	Pool - November 1999	29,672									-28,453			1,219	1,219
MineBldgs	FA0000716	Pool - December 1999	191,256									-183,282			7,975	7,975
MineBldgs	FA0000717	Pool - Janaury 2001	61,537									-58,416			3,120	3,120
MineBldgs	FA0000718	Pool - February 2001	14,920									-14,152			768	768
MineBldgs	FA0000719	Pool - March 2001	4,202									-3,982			220	220
MineBldgs	FA0000720	Pool - April 2001	1,219									-1,154			65	65
MineBldgs	FA0000721	Pool - May 2001														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
			4,816									-4,557			259	259
MineBldgs	FA0000722	Pool - June 2001	60,246									-56,953			3,293	3,293
MineBldgs	FA0000723	Pool - July 2001	51,104									-48,269			2,835	2,835
MineBldgs	FA0000724	Pool - August 2001	90,608									-85,505			5,103	5,103
MineBldgs	FA0000725	Pool - September 2001	1,142									-1,077			65	65
MineBldgs	FA0000726	Pool - October 2001														
MineBldgs	FA0000727	Pool - November 2001	14,703									-13,837			866	866
MineBldgs	FA0000728	Pool - December 2001	22,328,765									-12,850,716			9,478,048	9,478,048
MineBldgs	FA0000729	Pool - January 2002	5,441									-5,111			330	330
MineBldgs	FA0000730	Pool - February 2002	23,006									-21,587			1,419	1,419
MineBldgs	FA0000731	Pool - March 2002	3,340									-3,131			209	209
MineBldgs	FA0000732	Pool - April 2002	53,751									-50,335			3,416	3,416
MineBldgs	FA0000733	Pool - May 2002	44,078									-41,233			2,844	2,844
MineBldgs	FA0000734	Pool - June 2002	25,153									-23,505			1,648	1,648
MineBldgs	FA0000735	Pool - July 2002	2,770									-2,586			184	184
MineBldgs	FA0000736	Pool - September 2002	610									-568			42	42
MineBldgs	FA0000737	Pool - November 2002	1,415,220									-1,315,123			100,097	100,097
MineBldgs	FA0000738	Pool - February 2005	572									-510			62	62
MineBldgs	FA0000739	Pool - July 2005	530,184									-466,815			63,368	63,368
MineBldgs	FA0000740	Pool - August 2005	31,497									-27,663			3,834	3,834
MineBldgs	FA0000741	Pool - September 2005	58,215									-51,000			7,214	7,214
MineBldgs	FA0000742	Pool - October 2005	21,032									-18,377			2,655	2,655
MineBldgs	FA0000743	Pool - November 2005														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Current ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
MineBldgs	FA0000744	Pool - December 2005	34,200									-29,720			4,481	4,481
MineBldgs	FA0000745	Pool - January 2006	12,007									-10,404			1,603	1,603
MineBldgs	FA0000746	Pool - February 2006	56,149									-48,520			7,629	7,629
MineBldgs	FA0000747	Pool - March 2006	26,979									-23,248			3,730	3,730
MineBldgs	FA0000748	Pool - April 2006	50,141									-43,084			7,057	7,057
MineBldgs	FA0000749	Pool - May 2006	125,928									-107,886			18,042	18,042
MineBldgs	FA0000750	Pool - June 2006	94,431									-80,656			13,774	13,774
MineBldgs	FA0000751	Pool - July 2006	21,740									-18,511			3,229	3,229
MineBldgs	FA0000752	Pool - August 2006	10,402									-8,828			1,574	1,574
MineBldgs	FA0000753	Pool - September 2006	16,000									-13,534			2,465	2,465
MineBldgs	FA0000754	Pool - October 2006	5,061									-4,266			794	794
MineBldgs	FA0000755	Pool - November 2006														
MineBldgs	FA0000756	Pool - December 2006														
MineBldgs	FA0000757	Pool - Janaury 2007	28,666									-23,808			4,858	4,858
MineBldgs	FA0000758	Pool - February 2007														
MineBldgs	FA0000759	Pool - March 2007														
MineBldgs	FA0000760	Pool - April 2007														
MineBldgs	FA0000761	Pool - May 2007														
MineBldgs	FA0000762	Pool - June 2007														
MineBldgs	FA0000763	Pool - July 2007														
MineBldgs	FA0000764	Pool - August 2007														
MineBldgs	FA0000765	Pool - September 2007														

Fixed asset statement

Fixed asset group	Fixed asset number	Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
MineBldgs	FA0000766	Pool - October 2007	718,111									-571,755			146,357	146,357
MineBldgs	FA0000767	Pool - November 2007	4,682									-3,707			975	975
MineBldgs	FA0000768	Pool - December 2007	11,369									-8,948			2,421	2,421
MineBldgs	FA0001437	Santa Cecilia Sec Perimeter		408,393											408,393	
Grand Total			43,221,072	408,393								-32,479,273			11,150,193	10,741,799
			43,221,072	408,393								-32,479,273			11,150,193	10,741,799

Value model.......................................: Land
Closing date prior year.......................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group | Fixed asset number | Name

Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Land FA0001241 Terreno Presa de Jales													
518,062												518,062	518,062
Grand Total 518,062												518,062	518,062
518,062												518,062	518,062

Value model...: Software
Closing date prior year........................: 12/31/2011
Closing date this year ....: 2/29/2012

Compania Minera del Cubo SA de C

Fixed asset statement

Fixed asset group | Fixed asset number | Name

Fixed asset group / Fixed asset number / Name	Acquisition costs prior years	Acquisition this year	Disposed Acquisition	Disposals at acquisition cost this year	Reclassification this year	Depreciation adjustment this year (appreciation this year)	Write-Up-Current ear	Write-Down Curr ent ear	Depreciation and value adjustment this year	Accumulated depreciation and value adjustment	Disposed Depreciation	Profit/Loss	Net book value end of this year	Net book value end of prior year
Software FA0001275 Autocad & Promine Software	151,564									-50,521			101,043	101,043
Software FA0001449 MS Windows Server Calc-Exchang		186,828											186,828	
Grand Total	151,564	186,828								-50,521			287,871	101,043
	151,564	186,828								-50,521			287,871	101,043

SCHEDULE "G"
NECESSARY PERMITS

1) Mata Dam: 4GUA107061/12IBGR96
2) Waste Water Discharge: 4GUA101256/12EMGE94
3) Explosives: General permit 548-Guanajuato; MCU-540702-RE4
4) Environmental License: LAU-11-59/0102-08 and LAU-11-70/01504-09
5) Water Authorization: 4GUA101256/12EMGE94
6) Hazardous Waste: GRP111500002
7) Environmental Impact Authorization to build the dam: "Presa de Jales La Chirimitera", año 2000
8) Environmental Impact Authorization to build the processing plant: "Planta de Beneficio Ingeniero Ricardo Chico Villaseñor" año 2000
9) Certificate of registration with the Foreign Investment Registry: MCU-540702-RE4; Registro Patronal Del IMSS: B4610801101
10) Registration with National Institute of Social Security (IMSS): MCU-540702-RE4; Registro Patronal Del IMSS: B4610801101

SCHEDULE "H"
INSURANCE POLICIES

1) AuRico self-insures Cubo.

SCHEDULE "I"
ASSUMPTION AND RELEASE AGREEMENT

Assumption and Release Agreement

MEMORANDUM OF AGREEMENT made as of the <*> day of <*>, 2011.

BETWEEN:

AURICO GOLD INC., a company amalgamated under the laws of the Province of Ontario, having a place of business at 110 Yonge Street, Suite 1601, Toronto, Ontario M5C 1T4

(the "**Vendor**")

AND:

ENDEAVOUR SILVER CORP., a company incorporated under the laws of the Province of British Columbia, having a place of business at 301 - 700 West Pender Street, Vancouver, BC V6C 1G8

(the "**Purchaser**")

WHEREAS the Vendor and Purchaser entered into a share purchase agreement dated <*> (the "**Share Purchase Agreement**");

AND WHEREAS pursuant to the terms of the Share Purchase Agreement, Purchaser has agreed to assume and to be responsible for the Assumed Obligations;

AND WHEREAS pursuant to the terms of the Share Purchase Agreement, Purchaser has (i) agreed to discharge, perform and fulfill the obligations of the Vendor under the Las Torres Lease and (ii) has agreed to cause the Subsidiaries to discharge, perform and fulfill their respective obligations under the Las Torres Lease;

NOW THEREFORE THIS ASSUMPTION AND RELEASE AGREEMENT WITNESSES that in consideration of the respective covenants and agreements contained herein, the covenants, agreements and payments provided for in the Share Purchase Agreement and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms

All capitalized terms used in this Assumption and Release Agreement (including without limitation in the recitals hereto) but not otherwise defined in this Assumption and Release

Agreement shall have the respective meanings assigned thereto in the Share Purchase Agreement.

2. Purchaser's Assumption of Liabilities

Purchaser hereby agrees to (i) assume all liability for and in a due, proper and timely manner to discharge, perform and fulfil in all respects the Assumed Obligations and (ii) cause the Subsidiaries to discharge, perform and fulfill their respective obligations under the Las Torres Lease.

3. Release by Purchaser

Purchaser and each of its Affiliates (which term shall be deemed to include the Subsidiaries) hereby remise, release and forever discharge Vendor and its Affiliates and their respective past, present and future officers, directors, employees, partners, servants, agents, successors and assigns (collectively, the "Releasees" and, individually, a "Releasee") of and from any and all actions, causes of action, suits, debts, liabilities, duties, dues, accounts, bonds, covenants, contracts, liens, complaints, grievances, damages, losses, claims and demands whatsoever, whether at law or in equity or pursuant to statute or otherwise, which Purchaser or any of the Subsidiaries now has, ever had, or hereafter can, shall or may have against a Releasee by reason of or in any way arising out of or in any connection with the Las Torres Lease (collectively, "Claims") whether or not any such matter, act, occurrence, transaction, event or thing was known or capable of being known on the date hereof and whether or not any such Claim was known or capable of being known or discovered on the date hereof, other than those claims that may be made by Purchaser pursuant to the terms of the Share Purchase Agreement. Without limiting the generality of the foregoing, it is understood and agreed that this release is intended to cover, and does cover, not only all known Claims, but also all Claims not now known or anticipated but which may later develop or be discovered, including all of the effects and consequences thereof.

Neither Purchaser nor any of its Affiliates or any Subsidiary shall make any claim, or commence, or encourage or assist others in making any claim, or maintain any action, cause of action, complaint, demand or proceeding in any way connected with or related to the Claims released pursuant to the foregoing against any person or corporation that might claim, in any manner or forum, contribution or indemnity from any of the Releasees by virtue of the said claim, action, cause of action, complaint, demand or proceeding.

4. **Indemnification by Purchaser**

Purchaser agrees to indemnify and save harmless Vendor and its Affiliates, and each officer, director, employee and agent of Vendor or its Affiliates, from and against any loss which may be suffered or incurred by any of them as a result of, in respect of, or in connection with any claim or demand made or action taken by any other party as a result of or in connection with the failure of Purchaser to satisfy (or cause to be satisfied) on a timely basis its obligations under this Assumption and Release Agreement..

5. **Rights Held in Trust**

R.?.2 hw

With respect to rights contemplated under this Assumption and Release Agreement as arising in favour of any of the Releasees, Affiliates of the Releasees or in favour of the officers, directors, employees and agents of the Releasees or any of their respective Affiliates, as the case may be, Vendor is hereby acting as trustee for such persons and Vendor shall hold and enforce such rights on behalf of such persons.

6. **Tax**

The parties agree that if any HST is exigible in connection with any payment made by a party pursuant to the indemnification provisions of this Assumption and Release Agreement, the amount of such payment shall be increased by the amount of such HST.

7. **Further Assurances**

Each of the Parties hereto covenants and agrees that, from time to time subsequent to the Closing Date, it will execute and deliver all such documents and other assurances and do all such other acts and things as the requesting party, acting reasonably, may from time to time request be executed or done in order to give effect fully to any provision of this Assumption and Release Agreement or any obligations intended to be created hereby.

8. **Headings, etc.**

The division of this Assumption and Release Agreement into parts and the provision of headings are for convenience of reference only and do not affect or limit the construction or interpretation hereof.

9. **No Derogation**

This Assumption and Release Agreement shall in no way limit or derogate from and is without prejudice to the covenants, agreements, representations, warranties, indemnities, and obligations of the parties hereto contained in the Share Purchase Agreement, all of which shall continue in full force and effect in accordance with the terms thereof.

10. **Governing Law**

This Assumption and Release Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

11. **Successors and Assigns**

This Assumption and Release Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties.

12. **Counterparts**

This Assumption and Release Agreement may be executed in counterparts by original or facsimile signature, each of which shall constitute an original and each of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Assumption and Release Agreement on the <*> day of <*>, 2012.

AURICO GOLD INC

By: ______________________________

Name: c/s

Title:

ENDEAVOUR SILVER CORP.,

By: ______________________________

Name: c/s

Title:

COMPANIA MINERA LAS TORRES

By: ______________________________

Name: c/s

Title:

COMPANIA MINERA DEL CUBO, S.A. DE C.V

By: ______________________________

Name: c/s

Title:

SCHEDULE "J"

VENDOR AND PURCHASER LEGAL OPINIONS

VENDOR'S LEGAL OPINIONS

Vendor

1. The Vendor is a corporation continued under the OBCA and has not been dissolved under the OBCA.

2. The Vendor has all requisite corporate capacity and power to execute and deliver the Purchase Agreement and to perform its obligations thereunder and to transfer the Mexgold Shares and the Minority Shares to the Purchaser.

3. All necessary corporate action has been taken by the Vendor to authorize:

   (a) the execution and delivery of, and the performance by the Vendor of its obligations under, the Purchase Agreement; and

   (b) the sale and transfer of the Mexgold Shares and Minority Shares to the Purchaser in accordance with the Purchase Agreement

4. The Purchase Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms.

5. The authorization, execution and delivery of the Purchase Agreement by the Vendor and the performance of the Vendor's obligations thereunder, including the sale of the Mexgold Shares and Minority Shares to the Purchaser pursuant to the terms of the Purchase Agreement, do not violate, result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under (i) the articles or bylaws of the Vendor, (ii) any applicable published statute or regulation of general application having the force of law in the Province of Ontario, or (iii) to our knowledge, any judgment, order or ruling of any court, agency, tribunal or arbitrator to which the Vendor is subject.

6. There is no consent, approval, authorization, filing, registration, order or qualification of or with any governmental or regulatory authority or stock exchange having jurisdiction over the Vendor which under the laws of the Province of Ontario or the laws of Canada applicable therein is required for the execution, delivery and performance by the Vendor of the Purchase Agreement, except such as have been obtained, subject to any required filings in connection therewith.

Mexgold

1. Mexgold is a corporation incorporated under OBCA and has not been dissolved under the OBCA.

2. Mexgold has all requisite corporate capacity and power to carry on its business as now conducted by it and to own its property and assets.

3. The authorized capital of Mexgold consists of an unlimited number of common shares without par value, of which a total of ◆ Mexgold Shares are issued and outstanding.

4. Immediately prior to the transfer of the <*> Mexgold Shares under the Purchase Agreement, <*> Mexgold Shares were registered on Mexgold's central securities register in the name of the Vendor.

5. All necessary corporate action has been taken by Mexgold to approve the transfer of the <*> Mexgold Shares to the Purchaser.

<u>CM del Cubo, AGCH and Metales (each, a "Subsidiary")</u>

CM del Cubo

1. The Subsidiary has been duly incorporated, is validly existing and organized as a Sociedad Anonima under the laws of Mexico, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted.

2. The Subsidiary validly exists as a commercial and mining company, has legally valid Articles of Incorporation, and is in good standing under the laws of Mexico.

3. The variable portion of the capital of the Subsidiary is unlimited. The subscribed and paid capital of the Subsidiary consists of 49'950,000.00 shares of capital stock, of which 499,500 shares have been issued and remain outstanding. All of the currently issued and outstanding shares of capital stock have been duly authorized and validly issued and have been fully paid, are non-assessable, and were not issued in violation of any pre-emptive or similar rights.

4. ◆ shares of capital stock of the Subsidiary have been validly issued to, and are held by, Mexgold Resources Inc., and ◆ shares of the capital stock of the Subsidiary have been duly transferred to, and are held by, the Purchaser free and clear of all liens, claims and encumbrances. The Purchaser is the beneficial owner of all of the issued and outstanding shares of the Subsidiary.

5. There are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Subsidiary or any of its properties or to which the Subsidiary is or may be a party or to which any property of the Subsidiary is or may be the subject which, if determined adversely to the Subsidiary, could as a matter of law individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Subsidiary; and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

6. The Subsidiary is current in fulfilment of its tax and foreign investment filings.

7. The current Board of Directors of the Subsidiary is composed as follows:

   Rene Marion - Chairman
   Russell Tremayne - Alternate Chairman
   Scott Perry - member
   Luis Chavez - member
   Eduardo Ponce - member
   Pablo Mendez - Secretary (non-member)

AGCH

1. The Subsidiary has been duly incorporated, is validly existing and organized as a Sociedad Anonima under the laws of Mexico, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted.

2. The Subsidiary validly exists as a commercial and mining company, has legally valid Articles of Incorporation, and is in good standing under the laws of Mexico.

3. The variable portion of the capital of the Subsidiary is unlimited. The subscribed and paid capital of the Subsidiary consists of 50,000.00 shares of capital stock, of which 50,000 shares have been issued and remain outstanding. All of the currently issued and outstanding shares of capital stock have been duly authorized and validly issued and have been fully paid, are non-assessable, and were not issued in violation of any pre-emptive or similar rights.

4. ◆ shares of capital stock of the Subsidiary have been validly issued to, and are held by, Mexgold Resources Inc. and ◆ shares of the capital stock of the Subsidiary have been duly transferred to, and are held by, the Purchaser free and clear of all liens, claims and encumbrances. The Purchaser is the beneficial owner of all of the issued and outstanding shares of the Subsidiary.

5. There are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Subsidiary or any of its properties or to which the Subsidiary is or may be a party or to which any property of the Subsidiary is or may be the subject which, if determined adversely to the Subsidiary, could as a matter of law individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Subsidiary; and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

6. The Subsidiary is current in fulfilment of its tax and foreign investment filings.

7. The current Board of Directors of the Subsidiary is composed as follows:

   Rene Marion - Chairman
   Russell Tremayne - Alternate Chairman
   Scott Perry - member
   Luis Chavez - member
   Fernando Montoya - member
   Pablo Mendez - Secretary (non-member)

Metales

1. The Subsidiary has been duly incorporated, is validly existing and organized as a Sociedad Anonima under the laws of Mexico, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted.

2. The Subsidiary validly exists as a commercial and mining company, has legally valid Articles of Incorporation, and is in good standing under the laws of Mexico.

3. The variable portion of the capital of the Subsidiary is unlimited. The subscribed and paid capital of the Subsidiary consists of 50,000.00 shares of capital stock, of which 50 shares have been

issued and remain outstanding. All of the currently issued and outstanding shares of capital stock have been duly authorized and validly issued and have been fully paid, are non-assessable, and were not issued in violation of any pre-emptive or similar rights.

4. ◆ shares of capital stock of the Subsidiary have been validly issued to, and are held by, Mexgold Resources Inc. free and clear of all liens, claims and encumbrances and ◆ shares of the capital stock of the Subsidiary have been duly transferred to, and are held by, the Purchaser free and clear of all liens, claims and encumbrances. The Purchaser is the beneficial owner of all of the issued and outstanding shares of the Subsidiary.

5. There are no legal or governmental investigations, actions, suits or proceedings pending or threatened against or affecting the Subsidiary or any of its properties or to which the Subsidiary is or may be a party or to which any property of the Subsidiary is or may be the subject which, if determined adversely to the Subsidiary, could as a matter of law individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Subsidiary; and no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

6. The Subsidiary is current in fulfilment of its tax and foreign investment filings.

7. The current Board of Directors of the Subsidiary is composed as follows:

   Rene Marion - Chairman
   Russell Tremayne - Alternate Chairman
   Scott Perry - member
   Luis Chavez - member
   Eduardo Ponce - member
   Pablo Mendez - Secretary (non-member)

PURCHASER'S LEGAL OPINIONS

1. The Purchaser is a company incorporated under the laws of the Province of British Columbia, is a valid and existing company and is, with respect to the filing of annual reports, in good standing under the BCBCA.

2. The Purchaser has all requisite corporate capacity and power to execute and deliver the Purchase Agreement and to perform its obligations thereunder and to issue the Payment Shares to the Vendor.

3. All necessary corporate action has been taken by the Purchaser to authorize:

   (a) the execution and delivery of, and the performance by the Purchaser of its obligations under, the Purchase Agreement **[and the Assumption Agreement – if executed]**; and

   (b) the issuance and sale of the Payment Shares to the Vendor in accordance with the Purchase Agreement.

4. The Purchase Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

5. The Purchaser is authorized to issue an unlimited number of common shares. As of the close of business on <*>, <*> common shares were issued and outstanding.

6. The Payment Shares to be issued to the Vendor upon Closing will on their issue be validly issued and outstanding as fully paid and non-assessable shares in the capital of the Purchaser.

7. The Payment Shares have been conditionally approved for listing on the TSX subject to the filing of the required documents and payment of the required fees, including those stipulated in the TSX Letter.

8. The distribution of the Payment Shares to the Vendor on the date hereof will be exempt from the prospectus and registration requirements of the Applicable Securities Laws and no other documents will be required to be filed, proceedings taken or approvals, permits, consents, orders or authorizations obtained by the Purchaser under the Applicable Securities Laws to permit the distribution of such securities to the Vendor on the date hereof.

9. The first trade of each of the Payment Shares, other than a trade which is otherwise exempt from the prospectus requirements under the Applicable Securities Laws, will be a distribution requiring compliance with the prospectus requirements of the Applicable Securities Laws, unless at the time of such trade:

    (a) the Purchaser is and has been a "reporting issuer" in a jurisdiction of Canada for the four months immediately preceding the trade;

    (b) the trade is not a "control distribution" as such term is defined in National Instrument 45-102;

    (c) no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade;

    (d) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

    (e) if the selling security holder is an "insider" or "officer" of the Purchaser, the selling security holder has no reasonable grounds to believe that the Purchaser is in default of applicable securities legislation (as defined in National Instrument 14-101).

10. The authorization, execution and delivery of the Purchase Agreement by the Purchaser and the performance of the Purchaser's obligations thereunder, including the issuance and sale of the Payment Shares to the Vendor pursuant to the terms of the Purchase Agreement, do not violate, result in a breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under (i) the notice of articles or articles of the Purchaser, (ii) any applicable published statute or regulation of general application having the force of law in the Province of British Columbia, or (iii) to our knowledge, any judgment, order or ruling of any court, agency, tribunal or arbitrator to which the Purchaser is subject.

11. The Purchaser has all requisite corporate capacity and power to carry on its business as now conducted by it and to own its property and assets.

12. There is no consent, approval, authorization, filing, registration, order or qualification of or with any governmental or regulatory authority or stock exchange having jurisdiction over the Purchaser which under the laws of the Province of British Columbia or the laws of Canada applicable therein is required for the execution, delivery and performance by the Purchaser of the Purchase Agreement, except such as have been obtained, subject to any required filings in connection therewith.

13. The Purchaser is a "reporting issuer" under the Applicable Securities Laws and is not included in a list of defaulting reporting issuers maintained by the BCSC.

"Applicable Securities Laws" shall mean the *Securities Act* (British Columbia), as amended and the rules and regulations thereto, as amended, and the orders, published policy statements and instruments of the British Columbia Securities Commission, including the National Policy Statements, National Instruments and Multilateral Instruments adopted and applied by the BCSC as at the date hereof.